                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Motorola, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                     PROXY STATEMENT
                                                         MANAGEMENT'S DISCUSSION
                                                         AND ANALYSIS
ABCD
                                                         1995 CONSOLIDATED
                                                     FINANCIAL STATEMENTS
                                                     AND NOTES

--------------------------------------------------------------------------------

PRINCIPAL EXECUTIVE OFFICES:    PLACE OF MEETING:
1303 East Algonquin Road        1297 East Algonquin Road
Schaumburg, Illinois 60196      Schaumburg, Illinois 60196

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Notice is hereby given that the annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola"), a Delaware corporation, will be held in the Auditorium at the Company's Galvin Center, 1297 East Algonquin Road, Schaumburg, Illinois on Tuesday, May 7, 1996 at 5:00 P.M., local time, for the following purposes:

    1.
     To elect directors for the ensuing year;

    2.
     To consider and vote upon the Motorola Share Option Plan of 1996; and

    3.
     To transact such other business as may properly come before the meeting.

Only stockholders of the Company of record at the close of business on March 15, 1996 will be entitled to vote at the meeting.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF MOTOROLA STOCK.

Stockholders are requested to vote their proxies by telephone as described in the enclosed instruction card or, date, sign and mail their proxies in the form enclosed even though they now plan to attend the meeting. If stockholders are present at the meeting, their proxies may be withdrawn whether voted by telephone or by mail, and they may vote personally on all matters brought before the meeting.

                                        By order of the Board of Directors

                                        Richard H. Weise
                                        SECRETARY

March 21, 1996

                                   IMPORTANT

WE HOPE YOU WILL ATTEND THE STOCKHOLDERS' MEETING. IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, EACH STOCKHOLDER IS REQUESTED TO VOTE HIS OR HER PROXY EITHER BY TELEPHONE OR BY SENDING THE PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ATTENTION TO THIS REQUEST WILL REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES.

                                                                 PROXY STATEMENT
                                                                               1

                                PROXY STATEMENT

    The annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola") will be held on May 7, 1996 for the purposes set forth in the accompanying Notice. The only matters which the Board of Directors of the Company intends to present are the election of directors and the adoption of the Motorola Share Option Plan of 1996. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to stockholders on or about March 21, 1996.

    Only stockholders of record at the close of business on March 15, 1996 will be entitled to notice of and to vote at the meeting or any adjournments thereof. On that date, there were 591,924,035 issued and outstanding shares of the Company's common stock, $3 par value per share ("Common Stock"), the only class of voting securities of the Company. For each matter, including the election of directors, which may come before the meeting, each share is entitled to one vote.

    The enclosed proxy is solicited by the Board of Directors of the Company. If the proxy in such form is properly returned by dating, executing and mailing, or the proxy is voted properly by using the telephone voting procedures, and choices are specified, the shares represented thereby will be voted at the meeting in accordance with those instructions. If no choices are specified, the proxy will be voted--

    FOR - Election of directors nominated by the Board of Directors and

    FOR - Adoption of the Motorola Share Option Plan of 1996.

    The proxy, if given, may be revoked by the stockholder giving it at any time before it is voted, and such right is not limited by or subject to compliance with any specified formal procedure. A proxy may be revoked by written notice of revocation or by a later proxy, in either case delivered using the telephone voting procedures or by mail to the Secretary of the Company. Attendance at the 1996 Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.
    If a stockholder is a participant in the Motorola Profit Sharing and Investment Plan (the "Profit Sharing Plan") or the Motorola Employee Stock Ownership Plan (the "ESOP"), the proxy card also will serve as a voting instruction for the trustees of those plans where all accounts are registered in the same name. Shares of the ESOP cannot be voted unless they are voted by telephone using the telephone voting procedures or unless the card is dated, executed and returned by mail, and choices are specified. If shares of Common Stock in the Profit Sharing Plan are not voted either by telephone or by returning the proxy card representing such shares, those shares will be voted by the trustees in the same proportion as the shares voted by telephone or for which signed cards are returned by other participants.

    The Company's Summary Annual Report for the fiscal year ended December 31, 1995 was first mailed to stockholders on or about March 21, 1996. The Summary Annual Report is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof.

ELECTION OF DIRECTORS

    The terms of office of all present directors of the Company will expire on the day of the annual meeting upon the election of their successors. The number of directors of the Company to be elected at the annual meeting is sixteen. The directors elected at the annual meeting will serve until their respective successors are elected and qualified or until earlier death or resignation.

NOMINEES

    Each of the nominees named below is currently a director of the Company and each was elected at the annual meeting of stockholders held on May 2, 1995, except for Mr. Negroponte who is standing for election for the first time.

    David R. Clare, John T. Hickey and Gardiner L. Tucker are not standing for re-election to the Board of Directors pursuant to the Company's policy on age and tenure of directors. The Board of Directors has voted to reduce the size of the Board to sixteen from eighteen immediately following the annual meeting.

    At the time of the annual meeting, if any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, adopts a resolution reducing the number of directors.

    Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

                                  WILLIAM J. WEISZ
                                  PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD,
   [PHOTO1]                       MOTOROLA, INC.
                                  DIRECTOR SINCE 1968
                                  AGE AT 12/31/95--68

    Mr. Weisz joined the Company in 1948; became vice president in 1961; general manager of the communications division in 1965; executive vice president and assistant chief operating officer in 1969; president in 1970; chief operating officer in 1972; vice chairman of

PROXY STATEMENT
2
the board in 1980; chief executive officer in 1986; and officer of the board in 1988. Mr. Weisz retired as an officer of the Company in 1989, but remained active with the Company as a consultant, and a teacher at Motorola University and, in 1993, was elected chairman of the board. He is a member of the Board of Directors of Harris Bankcorp, Inc. and its wholly-owned subsidiary, Harris Trust and Savings Bank. Mr. Weisz is a Fellow of the Institute of Electrical and Electronics Engineers and the Radio Club of America and is past chairman of the Electronic Industries Association Board of Governors. He is a member of the Massachusetts Institute of Technology Corporation (Board of Trustees). He has served on a number of government advisory committees. Mr. Weisz received a B.S.E.E. degree from the Massachusetts Institute of Technology and did graduate work at Northwestern University and the University of Chicago. He has an honorary Doctor of Business Administration degree from St. Ambrose College and has been given the MIT Corporate Leadership Award and the Electronic Industries Association Medal of Honor.

                                  H. LAURANCE FULLER
                                  PRINCIPAL OCCUPATION:
   [PHOTO2]                       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                                  OFFICER, AMOCO CORPORATION
                                  DIRECTOR SINCE 1994; MEMBER
                                  OF THE NOMINATING AND AUDIT COMMITTEES
                                  AGE AT 12/31/95--57

    Mr. Fuller is Chairman of the Board and Chief Executive Officer of Amoco Corporation, an energy company. Mr. Fuller was elected President of Amoco Corporation in 1983, and its Chairman of the Board and Chief Executive Officer in 1991. He has been a member of Amoco Corporation's Executive Committee and a member of the Board of Directors of Amoco since 1981. Mr. Fuller joined Amoco in 1961, was named President of Amoco Oil Company in 1978, and was elected Executive Vice President of Amoco Corporation in 1981. He is also a director of The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., Abbott Laboratories, Security Capital Group, the American Petroleum Institute, Catalyst, and Rehabilitation Institute of Chicago. He is a trustee of Northwestern University and the Chicago Orchestral Association. Mr. Fuller graduated from Cornell University in 1961 with a B.S. degree in chemical engineering, and earned a J.D. degree from DePaul University Law School in 1965.

                                  CHRISTOPHER B. GALVIN
                                  PRINCIPAL OCCUPATION:
   [PHOTO3]                       PRESIDENT AND CHIEF OPERATING OFFICER,
                                  MOTOROLA, INC.
                                  DIRECTOR SINCE 1988; MEMBER
                                  OF THE EXECUTIVE AND FINANCE COMMITTEES
                                  AGE AT 12/31/95--45

    Mr. Galvin began working for the Company part-time in 1967 and full-time in 1973. Between 1973 and 1988 he served in sales, sales management, marketing, product management, service management and general management positions in the Company's Two-Way Radio, Tegal subsidiary (semiconductor capital equipment products) and Paging businesses. In 1988, he became Chief Corporate Staff Officer and was elected to the Motorola Board of Directors. In 1990, he was appointed to the Office of the Chief Executive as Senior Executive Vice President and Assistant Chief Operating Officer. He has served as President and Chief Operating Officer since 1993. Mr. Galvin received a bachelor's degree from Northwestern University and a master's degree with distinction from the Kellogg Graduate School of Management at Northwestern. He is a trustee of Rand Corporation, Northwestern University, and the American Enterprise Institute. Mr. Galvin is a son of Robert W. Galvin.

                                  ROBERT W. GALVIN
                                  PRINCIPAL OCCUPATION: CHAIRMAN OF THE
   [PHOTO4]                       EXECUTIVE COMMITTEE, MOTOROLA, INC.
                                  DIRECTOR SINCE 1945
                                  AGE AT 12/31/95--73

    Mr. Galvin started his career at the Company in 1940. He held the senior officership position in the Company from 1959 until 1990, when he became Chairman of the Executive Committee. He continues to serve as a full time officer of the Company. He attended the University of Notre Dame and the University of Chicago, and is currently a member of the Board of Trustees of Illinois Institute of Technology. Mr. Galvin has been awarded a number of honorary degrees as well as industrial, professional and national awards and recognition.

                                                                 PROXY STATEMENT
                                                                               3

                                  ANNE P. JONES
                                  PRINCIPAL OCCUPATION: CONSULTANT
   [PHOTO5] DIRECTOR SINCE 1984; CHAIRMAN OF THE AUDIT COMMITTEE AND MEMBER OF THE NOMINATING COMMITTEE
                                  AGE AT 12/31/95--60

    Ms. Jones is currently working as a consultant. She was a partner in the Washington, D.C. office of the Sutherland, Asbill & Brennan law firm from 1983 until 1994. Prior thereto, she was a Commissioner of the Federal Communications Commission, General Counsel of the Federal Home Loan Bank Board, and was on the staff of the Securities and Exchange Commission from 1968 to 1977. She was Director of the Division of Investment Management of the Securities and Exchange Commission in 1976 and 1977. Ms. Jones is a director of the IDS Mutual Fund Group and C-COR Electronics, Inc. She holds B.S. and L.L.B. degrees from Boston College and its Law School, respectively.

                                  DONALD R. JONES
                                  PRINCIPAL OCCUPATION: RETIRED; FORMERLY
   [PHOTO6]                       EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                                  OFFICER, MOTOROLA, INC.
                                  DIRECTOR SINCE 1987; MEMBER OF THE FINANCE
                                  COMMITTEE
                                  AGE AT 12/31/95--65

    Mr. Jones joined the Company in 1951; became director of finance and planning of the communications division in 1968; treasurer of the Company in 1971; vice president and assistant chief financial officer in 1974; senior vice president and assistant chief financial officer in 1984; and executive vice president and chief financial officer in 1985. He retired in 1991. He is a trustee of the Kemper Mutual Funds, Chicago, Illinois. Mr. Jones received a B.S.E.E. degree from the University of Illinois and did graduate work in Business Administration at Northwestern University.

                                  JUDY C. LEWENT
                                  PRINCIPAL OCCUPATION: SENIOR VICE PRESIDENT
   [PHOTO7]                       AND CHIEF FINANCIAL OFFICER, MERCK & CO., INC.
                                  DIRECTOR SINCE 1995; MEMBER OF THE FINANCE AND AUDIT COMMITTEES
                                  AGE AT 12/31/95--46

    Ms. Lewent has been Senior Vice President and Chief Financial Officer, Merck & Co., Inc., a pharmaceuticals company, since 1992 and was formerly its Vice President -- Finance and Chief Financial Officer (1990-1992) and Vice President and Treasurer (1987-1990). She is also a director of Astra Merck, Inc.; the DuPont Merck Pharmaceutical Company; Johnson & Johnson Merck Consumer Pharmaceuticals Company; The Quaker Oats Company; and Rockefeller & Co., Inc. Ms. Lewent received a B.S. degree from Goucher College and a M.S. degree from MIT Sloan School of Management.

                                  WALTER E. MASSEY
                                  PRINCIPAL OCCUPATION: PRESIDENT OF MOREHOUSE
   [PHOTO8]                       COLLEGE
                                  DIRECTOR SINCE 1993; MEMBER OF THE NOMINATING AND TECHNOLOGY COMMITTEES
                                  AGE AT 12/31/95--57

    After being staff physicist and post-doctoral fellow at Argonne National Laboratory, assistant professor at the University of Illinois, associate professor and professor of physics at Brown University, Dr. Massey then joined Argonne National Laboratory as its director and was named to the additional position of Vice President for Research at the University of Chicago in 1982. In 1984, he became Vice President for Research and for Argonne National Laboratory, the University of Chicago. In 1991, he was appointed, by President Bush, the Director of the National Science Foundation. In April, 1993 he became Provost and Senior Vice President, Academic Affairs, University of California System, and since August, 1995 he has been President of Morehouse College. Dr. Massey received a Ph.D. degree in physics and a Master of Arts degree from Washington University. He also holds a Bachelor of Science degree in Physics and Mathematics from Morehouse College. He also is a past President of the American Physical Society. He is a director of Amoco Corporation and BankAmerica Corporation and its subsidiary, Bank of America, N.T.S.A. Dr. Massey previously served as a director of the Company from May, 1984 until May, 1991 when he accepted his appointment to the National Science Foundation.

PROXY STATEMENT
4

                                  JOHN F. MITCHELL
                                  PRINCIPAL OCCUPATION: VICE CHAIRMAN OF THE
   [PHOTO9]                       BOARD, MOTOROLA, INC.
                                  DIRECTOR SINCE 1974; MEMBER OF THE EXECUTIVE, TECHNOLOGY AND MANAGEMENT DEVELOPMENT COMMITTEES
                                  AGE AT 12/31/95--67

    Mr. Mitchell joined the Company in 1953; became vice president of the Company in 1968; general manager of the communications division in 1972; executive vice president and assistant chief operating officer in 1975; president in 1980; chief operating officer in 1986; and vice chairman and officer of the board in 1988. He retired as an officer of the Company in 1995, but continues as a consultant. He is former chairman of the Electronic Industries Association and a former member of its Board of Governors. He is a former director of the National Association of Manufacturers; a member of the President's National Security Telecommunications Advisory Committee; a Fellow of the Radio Club of America; and is on the Advisory Board of Trustees of the Foundation for Student Communications, Princeton University. Mr. Mitchell received a B.S. degree from the Illinois Institute of Technology. He was awarded an honorary doctorate from the Illinois Institute of Technology and from Iowa Wesleyan College.

                                  THOMAS J. MURRIN
                                  PRINCIPAL OCCUPATION: DEAN OF DUQUESNE
  [PHOTO10]                       UNIVERSITY'S SCHOOL OF BUSINESS ADMINISTRATION
                                  DIRECTOR SINCE 1991; CHAIRMAN OF THE
                                  NOMINATING COMMITTEE AND MEMBER OF THE
                                  COMPENSATION COMMITTEE
                                  AGE AT 12/31/95--66

    Mr. Murrin is Dean of Duquesne University's School of Business Administration. He previously was Deputy Secretary of the U. S. Department of Commerce and served as a U.S. delegate to the NATO Industrial Advisory Group and as a member of the Defense Policy Advisory Committee on Trade. From 1983 to 1987, he was President of the Energy and Advanced Technology Group of Westinghouse Electric Corporation, which he joined in 1951. Mr. Murrin also served as chairman of the Commission on the Federal Appointment Process, the Federal Quality Institute, the Board of Overseers of the Commerce Department's Malcolm Baldrige National Quality Award and the Defense Department's Defense Manufacturing Board. He has also served as Distinguished Service Professor in Technology and Management at Carnegie Mellon University, as Chairman of the Board of Trustees of Duquesne University and as a member of the Board of Trustees of Fordham University. He is a director of Duquesne Light Company and its holding company, DQE, Inc.

                                  NICHOLAS NEGROPONTE
                                  PRINCIPAL OCCUPATION:
  [PHOTO11]                       DIRECTOR OF MEDIA LABORATORY OF MASSACHUSETTS
                                  INSTITUTE OF TECHNOLOGY
                                  NOMINEE
                                  AGE AT 12/31/95--52

    Nicholas Negroponte is a founder and director of the Massachusetts Institute of Technology's Media Laboratory, an interdisciplinary, multi-million dollar research center focusing exclusively on the study and experimentation of future forms of human and machine communication.

    Mr. Negroponte studied at MIT, where as a graduate student he specialized in the then new field of computer aided design. In 1967 he founded MIT's pioneering Architecture Machine Group, a combination lab and think tank responsible for many radically new approaches to the human-computer interface. He joined the MIT faculty in 1966 and became a full professor in 1980. In 1992 Mr. Negroponte co-founded Wired magazine of which he is the senior columnist. Mr. Negroponte received a B.A. and M.A. in Architecture from Massachusetts Institute of Technology.

                                  JOHN E. PEPPER, JR.
                                  PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD
  [PHOTO12]                       AND CHIEF EXECUTIVE OF PROCTER & GAMBLE CO.
                                  DIRECTOR SINCE 1994; MEMBER OF THE
                                  COMPENSATION AND MANAGEMENT DEVELOPMENT
                                  COMMITTEES
                                  AGE AT 12/31/95--57

    John E. Pepper, Jr., is Chairman of the Board of Directors and Chief Executive of Procter & Gamble Co., a consumer products company. Mr. Pepper joined Procter & Gamble in 1963, became General Manager of Procter & Gamble Italia in 1974, and was named Division Manager - International in 1977. In 1978, he returned to the U.S. as Vice President-Packaged Soap and Detergent Division. He was elected Executive Vice President of Procter & Gamble Co. and was named to its Board of Directors in 1984, was named President in 1986 and was named Chairman of the Board and Chief Executive in July, 1995. Mr. Pepper is also a director of the Xerox Corporation. He is Co-Chairman of the Governor's Education Council of the State of Ohio, a Fellow of the Yale Corporation, and was Chairman of the 1994 Cincinnati United Way Campaign. He is Co-Chairman of the Cincinnati Youth Collaborative, and a trustee of the Christ Church Endowment Fund and Xavier University. Mr. Pepper graduated from Yale University in 1960 and holds honorary doctorate degrees from Mount St. Joseph College and St. Petersburg University (Russia).

                                                                 PROXY STATEMENT
                                                                               5

                                  SAMUEL C. SCOTT III
                                  PRINCIPAL OCCUPATION: CORPORATE VICE PRESIDENT
  [PHOTO13]                       OF CPC INTERNATIONAL, INC.
                                  DIRECTOR SINCE 1993; MEMBER OF THE
                                  COMPENSATION AND FINANCE COMMITTEES
                                  AGE AT 12/31/95--51

    Mr. Scott is currently a Corporate Vice President of CPC International, Inc., a consumer foods company, and President of CPC's corn refining business. Mr. Scott joined Corn Products in 1973 and has held a variety of increasingly responsible positions with the company since that time. He received a Bachelor of Science degree in mechanical engineering and a Master of Business Administration degree from Fairleigh Dickinson University. Mr. Scott is on the Board of Directors of Arancia-CPC, Inroads/Chicago, MERC (Minority Economic Resources Corporation), and the Corn Refiners Association.

                                  GARY L. TOOKER
                                  PRINCIPAL OCCUPATION: VICE CHAIRMAN OF THE
  [PHOTO14]                       BOARD AND CHIEF EXECUTIVE OFFICER, MOTOROLA,
                                  INC.
                                  DIRECTOR SINCE 1986; MEMBER OF THE EXECUTIVE
                                  AND MANAGEMENT DEVELOPMENT COMMITTEES
                                  AGE AT 12/31/95--56

    Mr. Tooker started with the Company in 1962, holding ascending marketing and operations assignments within the semiconductor business. He became vice president and general manager of the international semiconductor division in 1980; vice president and general manager of the semiconductor products sector in 1981; executive vice president and general manager of the semiconductor products sector in 1984; senior executive vice president and chief corporate staff officer in 1986; chief operating officer in 1988; president in 1990; and vice chairman of the board and chief executive officer in 1993. Mr. Tooker has served as chairman of the Semiconductor Industry Association Board of Directors, the American Electronics Association and the Scottsdale, Arizona Boys Club Board of Directors. He is a member of the Board of Directors of Eaton Corporation, Catalyst, The Council on Competitiveness, the Junior Achievement of Chicago, Arizona State University Alumni Association and the Arizona State University Foundation. He is a director and deputy international president of the Pacific Basin Economic Council and chairman of its U.S. Member Committee. He is a member of the Business Roundtable, the Business Council, and the Institute of Electrical and Electronics Engineers. In 1983, he received the Distinguished Alumnus Award from Arizona State University. He is a graduate of Arizona State University where he received a bachelor's degree in Electrical Engineering and did post-graduate studies in Business Administration.

                                  B. KENNETH WEST
                                  PRINCIPAL OCCUPATION: SENIOR CONSULTANT FOR
  [PHOTO15]                       CORPORATE GOVERNANCE TO TEACHERS INSURANCE AND
                                  ANNUITY ASSOCIATION, COLLEGE RETIREMENT
                                  EQUITIES FUND
                                  DIRECTOR SINCE 1976; CHAIRMAN OF THE
                                  MANAGEMENT DEVELOPMENT COMMITTEE AND MEMBER OF
                                  THE EXECUTIVE AND FINANCE COMMITTEES
                                  AGE AT 12/31/95--62

    Mr. West is currently serving as Senior Consultant for corporate governance to Teachers Insurance and Annuity Association, College Retirement Equities Fund, a major pension fund company. He retired as Chairman of the Board of Harris Trust and Savings Bank and its holding company, Harris Bankcorp, Inc. in 1995. He had been employed at Harris since 1957, and was elected President of Harris in 1980 and Chairman and Chief Executive Officer in 1984. In September 1993 he retired as chief executive officer and as an employee, retaining his position as Chairman of the Board. He is also a director of The Pepper Companies, Inc. Mr. West is a 1955 Phi Beta Kappa graduate of the University of Illinois and after joining Harris Bank in 1957 completed night classes to receive an M.B.A. with honors in 1960 from the University of Chicago. He is a member of and past chairman of the board of trustees of the University of Chicago and in 1988 was awarded the University's honorary Doctor of Laws degree. He is a past President of the University of Illinois Foundation and is a past Chairman of the Civic Committee of the Commercial Club of Chicago of which he is also a past President.

                                  DR. JOHN A. WHITE
                                  PRINCIPAL OCCUPATION: DEAN OF ENGINEERING,
  [PHOTO16]                       GEORGIA INSTITUTE OF TECHNOLOGY
                                  DIRECTOR SINCE 1995: MEMBER OF THE AUDIT AND
                                  TECHNOLOGY COMMITTEES
                                  AGE AT 12/31/95--56

    Dr. White has served since July 1, 1991, as Dean of Engineering at Georgia Institute of Technology, having been a member of the faculty since 1975. During the period from July 1988 to September 1991, he served as Assistant Director of the National Science Foundation in Washington, D.C. He is a director of Eastman Chemical Company, CAPS Logistics, Inc., Russell Corporation and Georgia Institute of Technology Research Corporation, a member of the National Science Board, past president of the National Consortium for Graduate Degrees for Minorities in Engineering and Science, Inc., and a director of the Southeast Consortium for Minorities in Engineering, Inc. Dr. White received a B.S.I.E. from the University of Arkansas, a M.S.I.E. from Virginia Polytechnic Institute and State University and a Ph.D from The Ohio State University.

PROXY STATEMENT
6

INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP served as the Company's independent public accountants for the fiscal year ended December 31, 1995 and are serving in such capacity for the current fiscal year. The appointment of independent public accountants is made annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the audit committee, which reviews both the audit scope and estimated audit fees. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

    During 1995, the Board of Directors of the Company met in person four times. Three of the meetings were of two days duration.

    All incumbent directors attended 75% or more of the combined total of meetings and actions of the Board of Directors and the committees on which they served during 1995 except for Mr. Fuller.

COMMITTEES OF THE BOARD OF
DIRECTORS OF THE COMPANY

    The Board of Directors has standing audit, compensation, nominating, executive, finance, technology and management development committees.

    The present members of the audit committee are Ms. A. Jones, CHAIRMAN, and Messrs Fuller, Hickey, Tucker, White and Ms. Lewent. This committee held two meetings during 1995. The audit committee reviews the accounting standards and principles followed by the Company; recommends to the Board the appointment of independent auditors; reviews and approves the scope of the examination of the independent public accountants and their reports and evaluations; receives internal audit reports directly from the Company's internal auditors; and monitors progress in the correction of any important deficiencies raised by either auditors. In addition, the audit committee receives reports from the Company's health, safety and environmental audit function and Business Ethics Compliance Committee; monitors adherence to established corporate policies, codes and practices; and arranges for any special investigations or audits that may be deemed necessary. The audit committee also receives periodic reports from the Management Legal Committee; reviews the Company's policy, practice, staffing and posture regarding legal matters; and reviews the Company's relationship with all external and internal attorneys.

    The present members of the compensation committee are Messrs. Clare, CHAIRMAN, Murrin, Pepper and Scott, none of whom is an employee of the Company ("non-employee directors"). This committee met eight times during 1995. The compensation committee reviews total compensation for all elected officers; fixes the salaries of those elected officers who are senior officers of the Company reporting directly to the Chief Executive Office currently, Gary L. Tooker and Christopher B. Galvin (the "Management Board"), other than the Vice Chairman of the Board and Chief Executive Officer, the President, and the Chairman of the Executive Committee, which, along with the compensation of the Chairman of the Board, are reviewed and fixed by the full Board; fixes the salaries of those officers, if any, who report directly to the Vice Chairman of the Board and Chief Executive Officer or to the President, but are not members of the Management Board; administers all compensation plans or programs which require Board responsibilities; monitors all Motorola compensation and benefit plans; annually reviews Board member oversight; and reviews the performance of the Chairman of the Board and the members of the Chief Executive Office.

    The present members of the nominating committee are Messrs. Murrin, CHAIRMAN, Fuller, Massey and Ms. A. Jones. This committee held five meetings in 1995. The nominating committee provides written criteria to be used as a guideline in selecting and reviewing candidates for the Board; develops and maintains a list of potential candidates for the Board; recommends candidates for directorships; and prepares a "management slate" for the annual meeting; consults with the Chairman of the Board on proposed assignments as Committee Chairmen and members; periodically studies and reviews with other Board members and the Chief Executive Office, the overall effectiveness of the organization and functioning of the Board and the conduct of its business; and annually reviews the corporate governance guidelines. The nominating committee also will recommend a procedure to the Board for reviewing the independence and performance of all members of the Board and will implement the procedure adopted by the Board.

    The nominating committee will consider individuals recommended by stockholders of the Company as potential future nominees. The names of such individuals together with a full statement of their qualifications to serve as directors of the Company should be submitted to the nominating committee in care of the Secretary of the Company at 1303 East Algonquin Road, Schaumburg, Illinois 60196.

    Messrs. R. Galvin, CHAIRMAN, Clare, C. Galvin, Hickey, Mitchell, Tooker, Tucker, and West are the present members of the executive committee which reviews the Company's strategic planning process; the allocation of resources; and exercises the authority of the Board on specific matters assigned by the Board from time to time. This committee held three meetings in 1995.

    Messrs. Hickey, CHAIRMAN, C. Galvin, D. Jones, Scott, West and Ms. Lewent are the present members of the finance committee, which discusses and makes recommendations with respect to the overall financial posture of the Company. This committee held three meetings in 1995.

    Messrs. Tucker, CHAIRMAN, Massey, Mitchell and White are the present members of the technology committee, which identifies and assesses significant technological issues and needs affecting the Company. This committee held two meetings in 1995.

    Mr. West, CHAIRMAN, and Messrs. Mitchell, Pepper and Tooker are the present members of the management development committee, which is responsible for regularly

                                                                 PROXY STATEMENT
                                                                               7

reviewing the process and results of the Company's organization and management development program. This committee held two meetings in 1995.

DIRECTOR COMPENSATION

    The standard arrangement during 1995 for compensating non-employee directors of the Company was the payment of an annual retainer of $40,000 to each director. Each non-employee director who is chairman of a committee receives an additional $4,000 per annum. The Company does not intend to increase this retainer over the next three years because of its decision to annually grant non-employee directors options to acquire 1,000 shares of Common Stock under the Motorola Share Option Plan of 1996. In addition, each non-employee director receives $1,500 per day for directors' meetings attended, $1,000 per day for attendance at committee meetings which are not held in conjunction with, and on the same day as, directors' meetings; $500 per day for committee meetings attended which are held in conjunction with, and on the same day as, director or committee meetings and $1,500 per day and a pro-rata portion thereof for partial days, for assigned work for the benefit of the Company or any subsidiary which are requested by the Board or its Chairman, any committee of the Board or a member of the Chief Executive Office. Non-employee directors may elect to defer receipt of all or any portion of their compensation until the year after that in which they cease being a director, become disabled or reach a designated age. Such deferred amounts are credited with interest at a rate based on the discount rate for ninety-day Treasury bills. Payments generally may be made in a lump sum or in annual installments over a period not exceeding ten years. The entire undistributed deferred amount (plus interest) will be distributed in a lump sum upon a participating director's death. The Company also reimburses its directors and spouses who accompany directors, in certain instances, for travel, lodging and related expenses they incur in attending Board and committee meetings.

    In February, 1996, the Board of Directors voted to terminate the retirement plan for non-employee directors who become directors after February 6, 1996, and to freeze the plan for current non-employee directors. As a result, new non-employee directors will not be entitled to benefits under this plan and current non-employee directors will accrue no additional benefits for services after May 31, 1996. Prior to these actions, each non-employee director would have been paid, upon retirement on or after age 65, an annual benefit equal to 10 percent of the annual retainer in effect on the date of his or her retirement for each year of service with a maximum benefit equal to 80 percent of such retainer. Benefits would continue for the life of the retired director and the director's spouse. After May 31, 1996, no additional benefits will accrue for any non-employee director and each such director who has accrued vested benefits will be entitled to receive payment of such benefits in accordance with the applicable payment terms of the plan, including payments to his or her spouse in the event of death. Directors who are full time employees of the Company do not accrue benefits under this plan.
    Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such directors and their spouses during the year ended December 31, 1995 was approximately $4,100.

    In May, 1995, the stockholders approved the adoption of the Non-Employee Directors' Stock Plan. Under this plan, non-employee directors may elect to receive all or a part of the cash compensation they receive for services as a director in the form of shares of Common Stock. Shares of Common Stock were first available to purchase in 1996.

    Mr. Robert W. Galvin, a director and executive officer, owns an airplane which he used on business travel for the Company for approximately 85.6% of its miles flown in 1995. The Company employs pilots and mechanics for airplanes which it owns. They also devote a portion of their time to Mr. Galvin's airplane, including those times when it is not being used on Company business. The Company pays the salaries and the cost of fringe benefits of these employees. Mr. Galvin pays all of the other expenses of his airplane, except that the cost of fuel, oil and relatively minor incidental crew and flight expenses incurred solely in connection with Company business flights, are paid by the Company. Mr. Galvin does not charge the Company when other Company personnel accompany him on his airplane on business trips. In 1995, and historically, the percentage of the total expenses of the airplane which has been paid by the Company has been less than the percentage of usage of the airplane for Company business.

    Certain non-employee directors were paid additional compensation for services to the Company. Mr. John F. Mitchell performed services primarily as a senior consultant to the Company on the IRIDIUM-Registered Trademark- project. During 1995 he received $256,800, plus expenses. Mr. Donald R. Jones served as Chairman of the Advisory and Retirement Committees of the Company and received $8,000 per quarter for a total during 1995 of $32,000, plus expenses. Mr. John
T. Hickey, received $16,000 during 1995 for service to the Ad Hoc Committee on corporate governance of the Board of Directors. During 1995, Mr. William J. Weisz received $25,000 a month for a total of $300,000, plus expenses for services as Chairman of the Board of Directors and a bonus of $150,000.

APPROVAL BY STOCKHOLDERS

    In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Shares may be voted for or withheld from each nominee. Shares that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED

PROXY STATEMENT
8

OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

PROXY STATEMENT
------------------------------------------------
------
 8

SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

    The following table sets forth information as of January 31, 1996 (except as indicated below) regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, by the persons named in the Summary Compensation Table on page 9, and by all current directors, nominees and current executive officers of the Company as a group.

                                                                          SHARES UNDER    TOTAL SHARES
                                                               SHARES     EXERCISABLE     BENEFICIALLY
NAME                                                          OWNED(1)     OPTIONS(2)       OWNED(3)
--------------------------------------------------------------------------------------------------------
Gary L. Tooker                                                   182,326      384,000        567,851(4)
Christopher B. Galvin (5)                                      3,225,238      250,000      3,489,945(6)
Edward F. Staiano                                                 33,000      272,000        305,267
James A. Norling                                                  40,632      304,000        345,738
Thomas D. George                                                  63,494       76,000        140,075
William J. Weisz                                                 378,654           --        410,714(7)
David R. Clare                                                    40,232           --         40,232
H. Laurance Fuller                                                 6,000           --          6,000
Robert W. Galvin (5)                                          15,114,052           --     15,147,914(8)
John T. Hickey                                                    53,312           --         56,912(9)
Anne P. Jones                                                      4,023           --          4,023
Donald R. Jones                                                   51,202       50,000        152,404(10)
Judy C. Lewent                                                     1,000           --          1,000
Walter E. Massey                                                     746           --            746
John F. Mitchell                                                 214,168      183,750        403,437
Thomas J. Murrin                                                  16,500           --         20,000(11)
Nicholas Negroponte                                                   --           --             --
John E. Pepper, Jr.                                                4,170           --          4,520(12)
Samuel C. Scott III                                                4,792           --          4,792
Gardiner L. Tucker                                                 4,084           --          4,084
B. Kenneth West                                                   10,000           --         10,000
John A. White                                                      3,000           --          3,000
All current directors, nominees and current executive
 officers as a group (31 persons)(13)                         18,278,252    2,363,923     20,830,404(14)
----------------------------------------------------------------------------------------------

 (1) Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the Company's Profit Sharing and ESOP Trusts and the shares listed under "Shares Under Exercisable Options."

 (2) Includes shares under options exercisable on January 31, 1996 and options which become exercisable within 60 days thereafter.

 (3) Includes interests, if any, in shares held in the Company's Profit Sharing and ESOP Trusts, which are subject to some investment restrictions, and the shares listed under "Shares Under Exercisable Options." Unless otherwise indicated, each person has sole voting and investment power over the shares reported. Each director, other than Mr. R. Galvin, owns less than 1% of the Common Stock. Mr. R. Galvin beneficially owns 2.6% of the Common Stock. All current directors and current executive officers as a group own 3.5%.

 (4) Mr. Tooker has shared voting and investment power over 182,326 of these shares. Mr. Tooker disclaims beneficial ownership of 47,520 shares held in certain trusts.

 (5) As of February 2, 1996.

 (6) Mr. C. Galvin has or shares investment and voting power with respect to these shares as follows: sole voting and investment power, 1,816,860 shares; sole voting power, 201 shares; shared voting and investment power, 1,408,574 shares. Included in Mr. C. Galvin's shares are 1,408,574 shares which are shown in this table to be owned by Mr. R. Galvin. Mr. C. Galvin disclaims beneficial ownership of all shares not held directly by him and of 14,310 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."

 (7) Mr. Weisz disclaims beneficial ownership of 32,060 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."

 (8) Mr. R. Galvin has or shares investment and voting power with respect to these shares as follows: sole voting and investment power, 9,736,457 shares; sole voting power only, 215 shares; sole investment power only, 3,971,446 shares; and shared voting and investment power, 1,408,574 shares. Included in Mr. R. Galvin's shares are 1,408,574

                                                                 PROXY STATEMENT
                                ------------------------------------------------
                                                                          ------
                                                                               9

    shares which are shown in this table to be owned by Mr. C. Galvin. Mr. R. Galvin disclaims beneficial ownership of all shares not directly held by him and of 31,222 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."

 (9) Mr. Hickey disclaims beneficial ownership of 3,600 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."

(10) Mr. Jones disclaims beneficial ownership of 51,202 shares held by his wife which are included for him under "Total Shares Beneficially Owned."

(11) Mr. Murrin disclaims beneficial ownership of 3,500 shares held by his wife as trustee which are included for him under "Total Shares Beneficially Owned."

(12) Mr. Pepper disclaims beneficial ownership of 200 shares held by his son and 150 shares held by his daughter which are included for him under "Total Shares Beneficially Owned."

(13) Each director and officer (as defined) of the Company is required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Common Stock. During the period January 1, 1995 through December 31, 1995, to the Company's knowledge, Mr. Christopher Galvin, a director and executive officer, failed through administrative error to timely report one transaction involving 190 shares received by his wife as a gift, which has since been corrected; Mr. Kenneth J. Johnson, the controller, failed to timely report one transaction involving a transfer of funds to the Motorola Stock Fund of the Motorola Savings and Profit Sharing Plan, which has since been corrected; and Mr. Frederick T. Tucker, an executive officer, failed to timely file two reports in connection with his appointment as trustee of two trusts, and two reports involving two transactions by such trusts, which have since been corrected. To the Company's knowledge, all other filing requirements were timely complied with.

(14) All directors, nominees and current executive officers as a group have shared voting and investment power over 1,660,275 of these shares.

                           SUMMARY COMPENSATION TABLE

    Furnished below is a summary concerning the compensation awarded and/or paid to each of the following current executive officers during each of the Company's last three fiscal years:

                                                                                        LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION                      -----------------------------    ALL OTHER
                                         -------------------------   OTHER ANNUAL      SECURITIES        LTIP         COMPENSA-
NAME AND                                   SALARY                      COMPENSA-       UNDERLYING       PAYOUTS         TION
PRINCIPAL POSITION              YEAR       ($)(1)     BONUS ($)(2)  TION ($)(3)(4)   OPTIONS (#)(5)     ($)(6)        ($)(7)(8)
----------------------------------------------------------------------------------------------------------------------------
Gary L. Tooker                     1995     990,000     1,030,000          5,882           80,000               *        16,002
Vice Chairman and                  1994     900,000     1,080,000          4,780           80,000       1,800,000        14,048
Chief Executive Officer            1993     770,000       847,000          3,750           76,000             -0-        10,350
Christopher B. Galvin              1995     770,000       800,000          1,896           60,000               *        10,492
President and Chief                1994     676,667       812,000          1,452           60,000       1,353,332         9,546
Operating Officer                  1993     515,000       566,500          1,062           54,000             -0-         6,047
Edward F. Staiano                  1995     564,231       690,000          4,257           40,000               *        13,715
Executive                          1994     513,000       750,000          3,669           40,000       1,028,460        12,470
Vice President                     1993     479,000       503,800          2,869           36,000             -0-         9,031
James A. Norling                   1995     555,000       610,000          2,945           40,000               *        11,611
Executive                          1994     513,333       640,000          2,506           40,000       1,026,666        10,922
Vice President                     1993     478,333       499,900          1,898           40,000             -0-         7,649
Thomas D. George                   1995     500,000       590,000          2,867           40,000               *        11,782
Executive                          1994     458,333       610,000          2,412           40,000         687,500         3,229
Vice President                     1993     415,000       433,700          1,740           36,000             -0-         2,527
--------------------------------------------------------------------------------------------------------------

 *  Not currently available. See footnote (6).

(1) Including amounts deferred pursuant to salary reduction arrangements under the Profit Sharing Plan.

(2) These amounts were earned in each of these years under the Motorola Executive Incentive Plan ("MEIP") for performance during that year.

(3) These amounts are the Company's reimbursements for the federal income tax liability resulting from the income imputed to that executive officer as a result of coverage by a group life insurance policy for elected officers.

PROXY STATEMENT
------------------------------------------------
------
 10

(4) The aggregate amount of perquisites and other personal benefits, securities or property, given to each named executive officer valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total of annual salary and bonus for that executive officer during each of these years.

(5) The amounts shown for options granted in 1993 reflect a two-for-one split of Common Stock in the form of a 100% stock dividend paid in April, 1994.

(6) No payments were made for 1993 under the Long Range Incentive Program or the Long Range Incentive Plan of 1994. Payments for 1994 under the Long Range Incentive Plan of 1994 were not calculable until after distribution of the Company's proxy statement for 1995 and appear for the first time in the table above. The 1995 payments under this plan are not calculable at this time but are expected to be very substantial.

(7) These figures for 1995 include the following amounts for the premiums paid under the term life portion of the split-dollar life insurance: for Mr. Tooker, $8,043; for Mr. C. Galvin, $2,593; for Mr. Staiano, $5,822; for Mr. Norling, $4,027; and for Mr. George, $3,921.

(8) These figures include the following contributions made by the Company to the Profit Sharing Plan for 1995: for Mr. Tooker, $7,959; for Mr. C. Galvin, $7,899; for Mr. Staiano, $7,893; for Mr. Norling, $7,584; and for Mr. George, $7,861.

                          STOCK OPTION GRANTS IN 1995
                               INDIVIDUAL GRANTS

                                                                                                            POTENTIAL REALIZABLE
                                             NUMBER OF                                                      VALUE (4) AT ASSUMED
                                            SECURITIES                                                     ANNUAL RATES OF STOCK
                                            UNDERLYING                                                     PRICE APPRECIATION FOR
                                          OPTIONS GRANTED  % OF TOTAL OPTIONS   EXERCISE OR                     OPTION TERM
                                           (# OF SHARES)       GRANTED TO       BASE PRICE   EXPIRATION   ------------------------
NAME                                          (1)(2)        EMPLOYEES IN 1995     ($/SH)      DATE (3)     5% ($)(4)   10% ($)(4)
----------------------------------------------------------------------------------------------------------------------------
Gary L. Tooker                                  80,000               1.6%            58.31     12/20/05     2,933,600    7,434,400
Christopher B. Galvin                           60,000               1.2%            58.31     12/20/05     2,200,200    5,575,800
Edward F. Staiano                               40,000               0.8%            58.31     12/20/05     1,466,800    3,717,200
James A. Norling                                40,000               0.8%            58.31     12/20/05     1,466,800    3,717,200
Thomas D. George                                40,000               0.8%            58.31     12/20/05     1,466,800    3,717,200
--------------------------------------------------------------------------------------------------------------

(1) These are options granted under the Share Option Plan of 1991 to acquire shares of Common Stock.

(2) These options were granted at fair market value at the time of the grant, are generally not exercisable until one year after grant and carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously owned shares of Common Stock to satisfy tax withholding requirements. The options granted in 1995 to these individuals represent well less than 0.1% of the shares of Common Stock outstanding.

(3) These options could expire earlier in certain situations.

(4) The potential realizable value of the options, if any, granted in 1995 to each of these executive officers was calculated by multiplying those options by the excess of (a) the assumed market value, at December 20, 2005, of Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option's 10-year term over (b) the base price shown. This calculation does not take into account any taxes or other expenses which might be owed. The assumed market value at a 5% assumed annual appreciation rate over the 10-year term is $94.98 and such value at a 10% assumed annual appreciation rate over that term is $151.24. At $94.98 the total market value of the shares of Common Stock outstanding on March 15, 1996 would be $56,220,944,844, which would be an increase of $22,481,274,849 from the market value of such shares at the close of business on December 29, 1995. At $151.24, the total market value of the shares of Common Stock outstanding on March 15, 1996 would be $89,522,591,053, which would be an increase of $55,782,921,058 from the market value of such shares at the close of business on December 29, 1995. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is, of course, made that the Common Stock will appreciate at these assumed rates or at all.

                                                                 PROXY STATEMENT
                                ------------------------------------------------
                                                                          ------
                                                                              11

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                          SHARES                        UNDERLYING UNEXERCISED       IN-THE-MONEY (2) OPTIONS
                                       ACQUIRED ON                    OPTIONS AT END OF 1995 (#)      AT END OF 1995 ($)(3)
                                      EXERCISE (# OF  VALUE REALIZED  --------------------------  ------------------------------
NAME                                     SHARES)          ($)(1)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
Gary L. Tooker                             120,000        7,046,400      384,000        80,000      9,220,880            -0-
Christopher B. Galvin                      110,000        5,234,000      250,000        60,000      5,514,880            -0-
Edward F. Staiano                           28,000        1,181,140      272,000        40,000      8,066,960            -0-
James A. Norling                            40,000        2,488,000      304,000        40,000      9,186,960            -0-
Thomas D. George                               -0-              -0-       76,000        40,000        452,160            -0-
--------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(2) "In-the-Money" options are options whose base (or exercise) price was less than the market price of Common Stock at December 29, 1995.

(3) Assuming a stock price of $57.00 per share, which was the closing price of a share of Common Stock reported for the New York Stock Exchange--Composite Transactions on December 29, 1995.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                                                                               ESTIMATED
                                                                                                                 FUTURE
                                                                                                                PAYOUTS
                                                                                                                 UNDER
                                                                                                               NON-STOCK
                                                                                                              PRICE-BASED
                                                                       PERFORMANCE OR                            PLANS
                                                                        OTHER PERIOD                           (1)(2)(5)
                                                                           UNTIL                              ------------
                                                   NUMBER OF RIGHTS    MATURATION OR                             TARGET
NAME                                                    (#)(2)             PAYOUT        THRESHOLD ($)(3)        ($)(4)
--------------------------------------------------------------------------------------------------------------------------
Gary L. Tooker                                                 1          4 Years                    1          1,237,500
Christopher B. Galvin                                          1          4 Years                    1            962,500
Edward F. Staiano                                              1          4 Years                    1            656,250
James A. Norling                                               1          4 Years                    1            656,250
Thomas D. George                                               1          4 Years                    1            587,500
--------------------------------------------------------------------------------------------------------------


NAME                                               MAXIMUM ($)
-----------------------------------------------------------------------------
Gary L. Tooker                                       2,475,000
Christopher B. Galvin                                1,925,000
Edward F. Staiano                                    1,312,500
James A. Norling                                     1,312,500
Thomas D. George                                     1,175,000
------------------------------------------------

(1) All the payments shown are potential assumed amounts. There is no assurance that Motorola will achieve results that would lead to payments under the Company's Long Range Incentive Plan of 1994 ("LRIPL") or that any payments will be made under this plan.

(2) Under the LRIPL, at the beginning of each four year cycle, the compensation committee determines the objective measures/metrics for that cycle. The measures/metrics used for this purpose are return on net assets ("RONA"), shareholder return and sales growth over a four year period, each weighted at 25%, compared to a selected competitive group of companies. The fourth measurement is fundable growth weighted at 25%. An award is earned only when Company performance exceeds the minimum specified RONA floor, notwithstanding superior performance versus the comparator group of companies, and can range from 0% to 200% of the lesser of (1) 125% of the executive officer's annualized base salary on January 1 of the first year of the four year cycle, or (2) 100% of the executive officer's annualized base salary on December 31 of the last year of the four year cycle. No payments are made unless the minimum specified RONA floor is exceeded by Motorola.

(3) At the performance threshold--which is that point at which a payment could be made under the LRIPL--each listed current executive officer who participates in the LRIPL could receive $1 under the LRIPL.

(4) At the performance target--which is that point at which 50% of the maximum award under the LRIPL would be payable--the indicated payments would be made under the LRIPL.

(5) These figures were calculated using the annualized base salary in effect on January 1, 1995 for each participating executive officer.

PROXY STATEMENT
------------------------------------------------
------
 12

PENSION AND SUPPLEMENTARY
RETIREMENT PLANS

    The Company maintains a retirement income plan known as the Motorola, Inc. Pension Plan (the "Pension Plan"). The Company's general objective is for the after-tax payments from the Pension Plan and Social Security to provide non-elected officer employees who have 35 years of service under the present Pension Plan formula, with approximately 80% to 100% of their final after-tax salary after their normal retirement. The Company has established a Supplemental Pension Plan ("Supplemental Plan") for participants in the Pension Plan who are not elected officers and who receive compensation in excess of the reduced compensation limit imposed by changes to the Internal Revenue Code (the "Code"). The purpose of the Supplemental Plan is to restore the benefits that otherwise would have been provided by the Pension Plan if the compensation limit of the Code had not been reduced.

    The Company also maintains a supplementary retirement plan in which elected officers, including the named executive officers, participate. If the benefit payable annually (computed on a single life annuity basis) to any named executive officer under the Pension Plan (which is generally based on varying percentages of specified amounts of final average earnings, prorated for service, as described in the Pension Plan) is less than the benefit calculated under the supplementary plan, that officer will receive supplementary payments upon retirement at age 60 or later. The total annual payments to such officer from both plans will, generally, aggregate a percentage of the sum of such officer's rate of salary at retirement plus an amount equal to the highest average of the Motorola Executive Incentive Plan ("MEIP") awards paid to such officer for any five years within the last eight years preceding retirement, as disclosed in the Summary Compensation Table on page 9. Such percentage ranges from 40% to 45%, depending upon such officer's years of service and other factors. However, the total annual pension payable on the basis of a single life annuity to any named executive officer from the Pension Plan and supplementary retirement plan is subject to a maximum of 70% of that officer's base salary prior to retirement. If the officer is vested and retires at or after age 57 but prior to age 60, he or she may elect to receive a deferred unreduced benefit when he or she attains age 60, or an actuarially reduced benefit when that officer retires contingent upon entering into an agreement not to compete with the Company. If a change in control (as defined) of the Company occurs, the right of each non-vested elected officer to receive supplementary payments will become vested on the date of such change in control.

    Based on salary levels at January 1, 1996, and the average of the MEIP awards paid for the highest five years out of the last eight years, for the named executive officers in the Summary Compensation Table, the estimated annual benefit payable upon retirement at normal retirement age from the Pension Plan, as supplemented pursuant to the officers' supplementary retirement plan described above, and a previous retirement income plan is: Mr. Tooker, $693,000; Mr. C. Galvin, $539,000; Mr. Staiano, $409,500; Mr. Norling, $399,000; and Mr.
George, $360,500.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has adopted a policy (the "salary protection policy") which generally provides that most employees of the Company and its subsidiaries would receive a lump sum payment, based on years of service and salary in the event their employment is involuntarily terminated (except for specific reasons) during a two-year period following an unsolicited change in control (as defined) of the Company. This policy, which is subject to specified amendment and termination, also provides for continuation of medical plan benefits. In addition, the Company has entered into Termination Agreements with certain key employees, including the named executive officers, who are not covered by the salary protection policy because of the Termination Agreements. Each Termination Agreement provides for the payment of benefits in the event that (i) the executive officer terminates his or her employment for any reason within one year of a change in control (as defined), (ii) the executive officer terminates his or her employment for "good reason" (as defined) within two years of a change in control, or (iii) the executive officer's employment is terminated for any reason other than termination for "good cause" (as defined), disability, death or normal retirement within two years of a change in control. In the case of (ii) and (iii) above, accumulation by a person or group of a 20 percent stock position would constitute a change in control, although, in the case of (i) above, a 51 percent stock position would be required. No benefits are payable under the Termination Agreements in the case of any change in control which the Company's Chairman of the Board determines to be the result of a transaction which was solely initiated by the Company. The amount of the benefits payable to an executive officer entitled thereto would be equal to, in addition to unpaid salary for accrued vacation days and accrued salary and annual bonus through the termination date, an amount equal to three times the greater of the executive officer's highest annual base salary in effect during the three years immediately preceding the change in control and the annual base salary in effect on the termination date, plus an amount equal to three times the highest annual bonus received during the immediately preceding five fiscal years ending on or before the termination date. Benefits are subject to offset to the extent that such offset would improve the executive officer's after-tax position by eliminating any excise taxes otherwise imposed on the employee under the "parachute payment" provisions of the Internal Revenue Code. The term of each Termination Agreement is subject to automatic one year extensions unless the Company gives 12 months prior notice that it does not wish to extend. In addition, if a change in control occurs during the term, the Termination Agreement continues for an additional two years.

                                                                 PROXY STATEMENT
                                ------------------------------------------------
                                                                          ------
                                                                              13

    THE FOLLOWING GRAPH AND RELATED DISCLOSURE AND THE REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PERFORMANCE GRAPH

    The following graph compares the cumulative total return of Motorola, Inc., the S&P 500 Index and a composite S&P Electronic Subgroups Index composed of the following six S&P indices, weighted by market value at each measurement point: the S&P Communications-Equipment/Manufacturers Index, the S&P Computer Systems Index, the S&P Electrical Equipment Index, the S&P Electronics Defense Index, the S&P Electronics (Instrumentation) Index, and the S&P Electronics (Semiconductors) Index. The S&P Communications-Equipment/ Manufacturers Index currently consists of Andrew Corporation, DSC Communications Corp., Northern Telecom Limited, Scientific-Atlanta, Inc. and Tellabs Inc. The S&P Computer Systems Index currently consists of Amdahl Corporation, Apple Computer, Inc., Compaq Computer Corporation, Control Data Corporation, Cray Research, Inc., Data General Corp., Digital Equipment Corp., Intergraph Corp., International Business Machines Corporation, Tandem Computers, Inc., Unisys Corporation and Wang Laboratories, Inc. "B". The S&P Electrical Equipment Index currently consists of AMP Inc., Emerson Electric Co., General Electric Company, W.W. Grainger, Inc., Honeywell Inc., Raychem Corp., Thomas & Betts Corp. and Westinghouse Electric Corporation. The S&P Electronics Defense Index currently consists of CUC Int'l Inc., EG&G, Inc., and Loral Corporation. The S&P Electronics (Instrumentation) Index currently consists of Hewlett-Packard Co., Perkin-Elmer Corp. and Tektronix, Inc. The S&P Electronics (Semiconductors) Index currently consists of Advanced Micro Devices, Inc., Intel Corporation, Motorola, Inc., National Semiconductor Corp. and Texas Instruments Incorporated. These assume $100 was invested in the stock or the Index on December 31, 1990 and also assume the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            S&P 500 INDEX    MOTOROLA, INC.    S&P ELECTRONIC SUBGROUPS INDEX
1990                    100              100                               100
1991                  130.6              126                             115.3
1992                  140.4            203.3                             119.9
1993                  154.6            360.7                             142.7
1994                  156.6            455.6                             159.9
1995                  215.3            450.9                             218.2

PROXY STATEMENT
------------------------------------------------
------
 14

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OBJECTIVES OF EXECUTIVE
COMPENSATION PROGRAM

    The objective of Motorola's executive compensation program is to attract and retain key executives critical to the long-term success of the Company. It is designed to align compensation with business strategy and success, and with Company values. This means having an integrated executive compensation program that is intended to balance short-term performance with the achievement of long-range strategic goals and that is designed to result in continuously improving total shareholder value. The program rewards executives not only for achieving Company goals, but also in relationship to the Company's performance compared to peer industry company performance.

    The compensation committee (the "Committee") of the Board of Directors met eight times in 1995. It discusses and reviews in detail the compensation for the members of the Chief Executive Office, currently Gary L. Tooker and Christopher
B. Galvin, and the 13 other most-senior executives and in 1995 recommended to the Board of Directors for its approval changes in compensation for those 15 executives. The committee also reviewed and approved compensation changes for all elected officers that were proposed by the Chief Executive Office.

    The Committee reviews total compensation for all elected officers; fixes the salaries of those elected officers who are members of the Management Board (other than the Vice Chairman of the Board and Chief Executive Officer, the President, and the Chairman of the Executive Committee, which, along with the compensation for the Chairman of the Board, is reviewed and fixed by the full Board of Directors); and fixes the salaries of those officers, if any, who directly report to the Vice Chairman of the Board and Chief Executive Officer or to the President, but are not members of the Management Board. The Chief Executive Office has joint authority to fix compensation for all other elected officers. The Committee continues to fix MEIP awards and grants of stock options in the aggregate, and individual awards for all elected officers.

SUMMARY OF COMPENSATION PLANS

    For many years, Motorola has participated in a number of compensation surveys for all job categories, exempt and nonexempt, which it believes can be "benchmarked." One of these surveys is a "consolidated industries" report on the compensation for executive job categories in what are currently 339 companies, of which 19 are in the S&P Electronic Subgroups Index shown on page 13. Another survey is a report on the compensation for executive job categories in what are currently 23 large (sales of $5 billion or more) "high tech" and industrial companies, selected for their being in some of the same general lines of business as the Company or as being viewed as generally important to the overall high tech industry. This "high tech" survey includes 11 of the companies in the S&P Electronic Subgroups Index shown in the graph on page 13. Because Motorola intends to attract and retain substantially above-average executives, the determination of base salaries includes a factor that raises salary range midpoints approximately 10% above the salary levels projected using the "consolidated industries" report, as appropriately adjusted to reflect any higher compensation for positions indicated in the "high tech" survey, on the basis of the Company's size and organization level (determined using regression analysis) for directly comparable and equivalent jobs. Each year, the Chief Executive Office confirms to the Committee that the executive salary range midpoints are projected to be approximately 10% above the salary levels projected using the "consolidated industries" report. Where Company positions are broader or narrower than other comparable positions in other companies, appropriate judgmental adjustments are made to recognize these differences. Where Company positions are not comparable to others studied, the Company positions are assigned salary ranges which provide relative equity in relation to other Motorola positions. Using this method, salary grades for each elected officer position (including the Chief Executive Office, discussed below) in the Company were developed for, and approved by, the Committee.

    It is also the Company's general intention that, where allowed by law and local custom, all its employees should have the opportunity to increase their base compensation by participating in one or more incentive compensation plans, where the payments are based on Company, unit, team, or individual performance.

    In addition to a number of localized incentive programs, such as salespersons' commissions, Motorola has four major incentive compensation programs in operation. All four of these relate in one way or another to Company performance and in most cases, to sector, group, division or team performance.

    1. The first such program is the RONA (Return On Net Assets employed) Incentive Program. This is generally available to eligible employees who are not participating in the Motorola Executive Incentive Plan and is an outgrowth of the Company's Participative Management Process. Participants in the second half of 1995 numbered approximately 130,000. RONA awards are earned and paid semi-annually to participants and depend, first, on the Company and, in most cases, the major business unit for which the participant works, exceeding a minimum RONA percentage (as determined by the Company) during the six-month period and, second, the extent to which such minimum percentage was exceeded. RONA combines profit after tax with more efficient utilization of assets to help achieve sales growth. The RONA percentage is calculated as:

Profit After                Sales                  Profit After
Tax                  X      Net Assets      =      Tax
Sales                                              Net Assets

                                                                 PROXY STATEMENT
                                ------------------------------------------------
                                                                          ------
                                                                              15

    2. The second such program is the Motorola Executive Incentive Plan (MEIP). This is participated in by elected and appointed officers (including the named executive officers) and employees at certain levels of management and by specific professionals who are deemed individual contributors. Participants in 1995 numbered 851. MEIP awards are generally earned and paid annually and are determined and awarded as a percentage of the participant's base salary earnings. For each year, a percentage, not to exceed seven percent, of the Company's consolidated net earnings (as determined under the MEIP, but generally on a pre-tax basis after specified deductions) for that year which remains after deducting an amount equal to five percent of average capital employed (as determined under the MEIP) is added to the reserve available for payment of MEIP awards. Amounts were added to the reserve for 1995. The MEIP award for each participant is based on the achievement of a mixture of financial, strategic non-financial, and individual goals set for each calendar year. The MEIP sets no limits on the amount of awards to individual participants, except that the amounts awarded under the MEIP cannot exceed the amount reserved.

    3. The third such program is the Long Range Incentive Plan of 1994 (LRIPL), which for the cycle that began with 1995 is participated in to varying degrees by 35 of the Company's elected officers (including the named executive officers) and which shareholders approved in 1994. The LRIPL award is determined, in part, by the Company's RONA, sales growth and stockholder return over a four-year period, compared to an average of a similar calculation for a group of selected competitive companies chosen by the Committee (the "comparator group index") and to Company targets. The comparator group index is a group of what is now thirteen companies, generally in one or more of the same lines of business as the Company, and believed by the Committee to be appropriate for measuring comparative performance on the basis of the factors in the LRIPL over a four-year period. An award is earned only when Company performance exceeds a minimum specified RONA floor, notwithstanding superior performance versus the comparator group index and Company targets. Additionally the award is determined, in part, by the Company's fundable growth.

    The LRIPL or a predecessor plan has been in effect in fifteen succeeding four-year cycles, the first of which began in 1982. Under the most recent predecessor plan, the Long Range Incentive Program ("LRIPR"), since its inception payments have been made once, for the cycle ending with 1994, because the Company's overall RONA performance had not previously exceeded the RONA floor set in the LRIPR. This was the case before 1994 even though in the previous four completed four-year cycles the Company's financial performance (as measured by LRIPR) exceeded the comparator group index. Maximum awards were paid for the four-year cycle ending with 1994, except that no awards were paid to participants in one of the Company's businesses because they did not achieve the specified RONA floor for that business. For the four-year cycle ending with 1995, the Company-wide RONA floor set in the LRIPR was exceeded by the Company and very substantial payments are expected.

    4. The last such program is the Share Option Plans. The Share Option Plans are participated in by a wide range of managerial and individual contributors. Recipients of Share Options in 1995 numbered approximately 10,000. There are approximately 11,400 total current Share Option holders. Share Options are typically awarded annually to encourage optionees to own Common Stock, thus aligning their own personal financial worth to the Company's share price growth. They are granted with option prices at the then-market price in quantities as low as 25 shares to mid-range and lower level Company employees, and in substantially higher numbers to senior managers. The final worth of Share Options depends wholly on the increase in the value of the Common Stock, which, over time, reflects the Company's performance, as viewed by the market.

    Beginning with the Share Option grant in December, 1993, the Company established higher minimum stock ownership level guidelines for executive officers, including the Chief Executive Office. Under those guidelines, if a Chief Executive Office member does not own shares of Common Stock representing four times his base salary or if other executive officers do not own shares of Common Stock representing three times their base salaries, then such officer must retain fifty percent of the shares that remain from any exercise of the December, 1993 Share Option grant and any future Share Option grants, including the 1994 and 1995 Share Option grants (after deducting the number of shares of Common Stock that could be surrendered to cover the cost of such exercise and any required tax withholdings, even if he does not actually surrender shares) until the minimum stock ownership level is reached. Additionally, these guidelines set a minimum stock ownership level of 5,000 shares of Common Stock for all other elected officers and 1,000 shares of Common Stock for all appointed vice-presidents. Under these additional guidelines, if an elected officer or appointed vice-president does not own shares of Common Stock representing the minimum stock ownership level, then he or she must retain fifty percent of the shares that remain from any exercise of any Share Option granted after June 30, 1994, or after the date he or she becomes an elected officer or appointed vice-president if later, respectively, and from any future Share Option grants, after deducting the number of shares of Common Stock that could be surrendered to cover the cost of such exercise and any required tax withholdings, even if he or she does not actually surrender shares, until the minimum Common Stock ownership level is reached. On one basis or another, the rewards under each of these four major plans depend on overall Company performance, with some also taking account of sector, group, division, small team or individual performance. There have been years when the employees of entire sectors, groups, or divisions, as well as executive officers (including one or more of the five most highly compensated at that time) have received no payments under the RONA Incentive Program or under the MEIP or LRIPR.

PROXY STATEMENT
------------------------------------------------
------
 16

CHIEF EXECUTIVE OFFICE COMPENSATION

    The compensation for the Chief Executive Office members consists of base salary, annual MEIP award eligibility, LRIPR and LRIPL award eligibility, Share Options, and certain other benefits. In addition to the studies mentioned earlier, a special Chief Executive Officer and Chief Operating Officer compensation study is conducted periodically for the Committee of large (sales of $10 billion or more), industrial companies, currently numbering sixteen, seven of which are in the S&P Electronic Subgroups Index shown in the graph on page 13 fourteen of which are included in the "high tech" industry survey discussed on page 14. This study uses regression analysis techniques, which relate Motorola's size to these other companies' size to approximate the appropriate base salary, other components of compensation and the total compensation levels which should be paid for the Chief Executive Office members, before taking into account the financial and non-financial strategic performance of the Company and the individual performance of the Chief Executive Office members. In determining the Chief Executive Office members' base salaries, the Committee considered the results of these studies and the salary range midpoints that are approximately 10% above salary levels projected on the basis of the Company's size, together with the Company's performance on its own financial and non-financial strategic goals and the individual performance of the Chief Executive Office members. No particular weight was given to any one of these goals in setting base salaries for the Chief Executive Office members. The competitive studies gave the committee a base from which to modify salary and/or incentive compensation based upon performance. Salaries of other executive officers are related to the Chief Executive Office members' compensation and to competitive conditions in the industry. In 1995, the Committee reviewed, and recommended for approval to the Board of Directors, the base salaries for the Chief Executive Office members as well as for the members of the Management Board. The Committee also reviewed and fixed the compensation for all of the Company's elected officers.

CHIEF EXECUTIVE OFFICE BASE SALARY

    The Chief Executive Office members' base salaries for 1995 were primarily determined as a result of the studies and survey data referred to above, and were based on their leadership performance and their performance on other subjective performance factors described below. Based again on their leadership performance and their performance on other subjective performance factors described below, the base salaries of Gary L. Tooker and Chris Galvin were reviewed by the full Board of Directors and, as of January 1, 1996, were increased to $1,080,000 and $840,000 respectively.

CHIEF EXECUTIVE OFFICE ANNUAL MEIP

    For the MEIP award paid in 1996 for 1995 performance, 25% of the MEIP bonus was based on the return on the net assets (RONA) employed by the Company, and 15% was based on earnings per share improvement and on the profitability of various business units. The remaining 60% was based on the achievement of people goals, such as objective minority and women parity goals and subjective goals related to identifying and training future leaders; globalization goals, such as sales growth and initiatives in specific countries and regions; market share levels; customer satisfaction and quality goals in business units; new growth platforms goals; cycle time goals and technology goals. These other goals were also generally achieved. The compensation committee reviewed the Company's performance for 1995 and the Chief Executive Office members' leadership role in attaining the level of achievement of quantifiable (essentially financial/economic) and non-quantifiable (judgmental) goals, determined that an MEIP award was warranted and granted an award of approximately 104% of each individual's 1995 base salary to the Chief Executive Office members. In early 1995 and in line with recent competitive survey information, the Committee established, for Chief Executive Office members, a target annual MEIP award of 70% of base salary, with a maximum of 140%.

CHIEF EXECUTIVE OFFICE SHARE OPTIONS

    Share Options for 80,000 shares of Common Stock at the market price on the grant date were awarded in December, 1995 to Gary L. Tooker as part of the Company's annual option program, and Share Options for 60,000 shares were similarly awarded to Christopher B. Galvin. This level of option awards was made using the Committee's judgment. In making these grants, the Committee referred to the options granted and exercised by these Chief Executive Office members from 1986 to 1995 and their stock ownership as of mid-November, 1995.

CHIEF EXECUTIVE OFFICE LRIPR

    No award was earned under the LRIPR for the four-year period ending with 1993, even though the Company's RONA performance was better than the comparator group index, because the minimum corporate four-year RONA percentage required to be met for payment to be made under the LRIPR was not met. For the four-year period ending with 1994, maximum awards were paid to the Chief Executive Office members. Data are not yet available to compute the comparator group index for 1995. The awards earned under the LRIPR for the four-year period ending with 1995 cannot be calculated until the data necessary to compute the comparator group index are made public by all of the companies reflected in the index. The minimum corporate four-year RONA percentage required to be met for payment under LRIPR was met and awards for the four-year period ending with 1995 are expected to be very substantial.

GENERAL

    Overall, the Committee believes that the Chief Executive Office members are being appropriately compensated in a manner that relates to performance and in the stockholders' long-term interests.

                          Respectfully submitted,
                          David R. Clare, Chairman
                          Thomas J. Murrin
                          John E. Pepper, Jr.
                          Samuel C. Scott III

                                                                 PROXY STATEMENT
                                ------------------------------------------------
                                                                          ------
                                                                              17

PROPOSAL TO ADOPT THE MOTOROLA SHARE OPTION PLAN OF 1996

    The Company's Share Option Plan of 1991 (the "1991 Plan") will expire on May 12, 1996. The Board of Directors adopted the Motorola Share Option Plan of 1996 (the "1996 Plan") at its regular meeting on February 6, 1996, subject to the approval of the Company's stockholders. The purpose of the 1996 Plan is to promote the interests of the Company and its stockholders by providing full and part-time employees of the Company or its Subsidiaries (as defined in the 1996
Plan) and members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") with additional incentive to increase their efforts on the Company's behalf and to remain in the employ or service of the Company or its Subsidiaries and with the opportunity, through stock ownership, to increase their proprietary interest in the Company and their personal interest in its continued success and progress.

    A SUMMARY OF THE PRINCIPAL FEATURES OF THE 1996 PLAN IS PROVIDED BELOW, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE 1996 PLAN WHICH WAS FILED ELECTRONICALLY WITH THIS PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH TEXT IS NOT INCLUDED IN THE PRINTED VERSION OF THIS PROXY STATEMENT.

SHARES AVAILABLE FOR ISSUANCE

    As of February 28, 1996, approximately 26,385,000 shares were subject to outstanding options and 8,777,000 shares were available for the grant of options under the 1991 Plan. If the 1996 Plan is approved and implemented, no further options will be granted under the 1991 Plan, but shares which would have been available for granting under the 1991 Plan will become available for granting under the 1996 Plan. In addition, 29,000,000 shares of Common Stock will also become subject to the 1996 Plan. 29,000,000 shares represents 4.9% of the currently-outstanding shares of Common Stock. Authority to grant Stock Options ("Stock Options") under the 1996 Plan will expire on May 6, 2001, unless the 1996 Plan is sooner terminated by the Board of Directors of the Company (the "Board").

ADMINISTRATION AND ELIGIBILITY

    The 1996 Plan will be administered by the Compensation Committee of the Board (the "Committee") except for the provisions on Non-Employee Stock Options, the overall provisions of which will be administered by the Chief Executive Officer of the Company. With respect to Employee Stock Options, the Committee will approve the aggregate grants and the individual grants for all elected officers. The Chief Executive Officer and Chief Operating Officer each has authority to grant options to employees who are not elected officers up to certain share limits. Any subcommittee of the Committee has authority to grant options to employees, including elected officers who are not executive officers of the Company up to certain share limits. Any reference to the Committee in this section shall include any delegate of the Committee. In making its determinations, the Committee is to consider past, present and expected future contributions of persons employed by the Company or any of its Subsidiaries on a full or part-time basis. Each Non-Employee Director will automatically receive a grant of a Non-Employee Stock Option on June 1 of each Plan Year.

EMPLOYEE STOCK OPTIONS

    GRANTING OF OPTIONS. The Committee is authorized to grant Stock Options to full and part-time employees of the Company and its Subsidiaries ("Optionees"), which may be either incentive stock options ("ISOs") or non-qualified stock options ("NSOs" and collectively with ISOs, "Employee Stock Options"). All ISOs are intended to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to ISOs. The term of an ISO cannot exceed 10 years, and the exercise price of any Employee Stock Option must be equal to or greater than the Fair Market Value of the shares of Common Stock on the date of the grant. For purposes of the 1996 Plan, Fair Market Value generally means the average of the high and low sale prices of shares of Common Stock.

    EXERCISABILITY. Except for Optionees who die while in the employ of the Company or any Subsidiary or in the event of a Change in Control (as defined below), no Employee Stock Option may be exercised prior to the date twelve months after the date of grant or any longer period set by the Committee (the "Non-Exercise Period"). Employee Stock Options which may be exercised because of lapse or termination of the Non-Exercise Period are referred to in this section as "Exercisable Options" and Employee Stock Options that have not been held beyond the Non-Exercise Period are referred to in this section as "Non-Exercisable Options." No Stock Option may be exercised after its stated term.

    TERMINATION. If an Optionee dies while employed by the Company or any Subsidiary, such Optionee's Employee Stock Options, including otherwise Non-Exercisable Options, may be exercised in full during the remainder of the term of each such option. If an Optionee's employment terminates because of total and permanent disability (including a leave of absence as a result of a total or permanent disability), the Optionee's Non-Exercisable Options become exercisable when the Non-Exercise Period elapses or terminates and his or her Exercisable Options continue in effect. In either case, the Optionee has the right to exercise such Optionee's Employee Stock Options at any time during the remainder of the term of each such option.

    If an Optionee retires, the Optionee's Non-Exercisable Options terminate. If an Optionee retires at age 55 or older, the Optionee's Exercisable Options may be exercised in full at any time during the remainder of the term of each such option, unless such Optionee is employed by

PROXY STATEMENT
------------------------------------------------
------
 18

a competitor of the Company without the Company's consent, in which case all such Optionee's Exercisable Options terminate.

    Except as provided below, if an Optionee voluntarily terminates his or her employment with the Company or any Subsidiary, or the Company or any Subsidiary terminates the employment of an Optionee, all such Optionee's Employee Stock Options terminate. If the Company or any Subsidiary terminates the employment of an Optionee without cause, such Optionee's Exercisable Options may be exercised at any time during the twelve months after the date of termination of employment, unless such Optionee is employed by a competitor of the Company without the Company's consent, in which case all such Optionee's Exercisable Options terminate. If the Optionee dies within twelve months after termination without cause, all of such Optionee's Employee Stock Options which have not yet been terminated shall not terminate and may be exercised in full during the remainder of the term of such Stock Option. If the Optionee's employment is terminated a result of a transfer to an affiliate of the Company, the Committee has the authority to continue such Optionee's Employee Stock Options. If an Optionee is placed on leave of absence status, all of such Optionee's Employee Stock Options shall be suspended until the Optionee's employment is reinstated. If an employee is placed on lay off status, all such Optionee's Exercisable Options as of the date thereof shall be exercisable for a period of twelve months and are suspended thereafter; if the employee is returned to active status, all such Exercisable Options that were suspended shall be reinstated.

NON-EMPLOYEE STOCK OPTIONS

    AUTOMATIC GRANT OF NON-EMPLOYEE STOCK OPTIONS. On June 1, 1996 and on June 1 of each Plan Year after 1996 in which the 1996 Plan is in effect, each individual elected, re-elected or continuing as a Non-Employee Director will automatically receive a NSO covering 1,000 shares of Common Stock, subject to anti-dilution adjustments (a "Non-Employee Stock Option"). The exercise price of a Non-Employee Stock Option will be the Fair Market Value of the shares of Common Stock subject to such Stock Option on the date of grant.

    EXERCISABILITY. A Non-Employee Stock Option expires 10 years after the date of grant and may not be exercised prior to the date twelve months after the date of grant unless the participant retires after reaching age 65 (including failure to stand or be re-elected), dies or there is a Change of Control, in which case the Stock Options become immediately exercisable.

    TERMINATION. Generally, upon cessation of services as a Non-Employee Director (for reasons other than retirement after reaching the age of 65 or death) unexercisable Non-Employee Stock Options terminate and only those Non-Employee Stock Options immediately exercisable at the date of cessation of service will be exercisable by the Non-Employee Director. Such Non-Employee Stock Options must be exercised within 30 days after cessation of service (but in no event after the expiration of the Non-Employee Stock Option Period (as defined in the 1996 Plan)) or they will be forfeited. Upon retirement after reaching the age of 65 or death, all Non-Employee Stock Options previously granted to a Non-Employee Director will become or will continue to be exercisable in accordance with their terms.

PAYMENT

    Payment for shares of Common Stock purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the Company of shares of Common Stock owned by the participant valued at Fair Market Value on the date of transfer, any combination of those payment methods, or in such other manner as may be authorized by the Committee.

AMENDMENT OF THE 1996 PLAN

    Except as may be required for compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code, the Board or the Committee will have the right and power to amend the 1996 Plan at any time and from time to time; provided, however, only the Board may amend the provisions of the 1996 Plan relating to Non-Employee Stock Options and neither the Board nor the Committee may amend the 1996 Plan in a manner which would impair or adversely affect the rights of the holder of a Stock Option without the holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the 1996 Plan or any type of amendment thereto, then to the extent so required, stockholder approval will be obtained.

TERMINATION OF THE 1996 PLAN

    The 1996 Plan may be terminated at any time by the Board. Termination will not in any manner impair or adversely affect any Stock Option outstanding at the time of termination. Termination of the 1996 Plan will not impair or adversely affect a participant's right to any Stock Option granted prior to termination.

COMMITTEE'S RIGHT TO MODIFY BENEFITS

    Any Stock Option granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the 1996 Plan or applicable Stock Option certificate or with the consent of the participant to whom such Stock Option was granted. Subject to the limitations in the 1996 Plan, the Committee may grant Employee Stock Options on such terms and conditions, which may be different than those specified in the 1996 Plan, as it may deem desirable in order to comply with, or make available the benefits of, the laws of any foreign jurisdiction.

                                                                 PROXY STATEMENT
                                ------------------------------------------------
                                                                          ------
                                                                              19

CHANGE IN CONTROL

    Upon the occurrence of a Change in Control, each Stock Option outstanding on the date on which the Change in Control occurs will immediately become exercisable in full for the remainder of its term and each participant holding Stock Options will have the right, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, to have the Company purchase any or all such Stock Options for an immediate lump-sum cash payment equal to the product of (1) the excess, if any, of the higher of (i) the Fair Market Value on the date immediately prior to the date of payment, or if shares of Common Stock did not trade on such date, on the last previous day on which shares of Common Stock traded prior to such date, or (ii) the highest per share price for Common Stock actually paid in connection with the Change in Control, over the per share exercise price of each such Stock Option held, and (2) the number of shares of Common Stock covered by each such Stock Option.

    For purposes of the 1996 Plan, the term "Change of Control" is defined as
(i) any change in the person or group that possess, directly or indirectly, the power to direct or cause the direction of the management and the polices of the Company, whether through the ownership of voting securities, by contract or otherwise; (ii) the acquisition, directly or indirectly, of at least 20 percent of the outstanding securities of the Company (other than by the Company, or any employee benefit plan of the Company); (iii) certain mergers and consolidations involving the Company; (iv) the sale or other disposition of all or substantially all of the Company's assets; (v) a liquidation or dissolution of the Company approved by its stockholders; and (vi) a change in the majority of the Board in existence prior to the first public announcement relating to any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board of the Company), contested election or substantial stock accumulation.

ADJUSTMENTS

    If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock, the number and class of shares of Common Stock available for Stock Options, the number of shares of Common Stock to be automatically granted as Non-Employee Stock Options under the 1996 Plan and the number of shares of Common Stock subject to outstanding Stock Options, and the price of each of the foregoing, as applicable, will be appropriately adjusted by the Committee to provide participants with the same relative rights before and after such adjustment.

NEW PLAN BENEFITS

    As described above, the selection of the employees of the Company and its Subsidiaries who will receive grants under the 1996 Plan are to be determined by the Committee in its discretion. Therefore, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees nor to determine the amounts that would have been received or allocated for 1995 if the 1996 Plan had been in effect. Non-Employee Directors are the exception because, as stated above, their participation is limited to certain automatic grants of NSOs. If the 1996 Plan is approved, each of the thirteen Non-Employee Directors of the Company will receive grants of NSOs relating to 1,000 shares under the 1996 Plan on June 1, 1996. However, no dollar value is assigned to the NSOs because their exercise price will be the Fair Market Value of the underlying stock on the date of grant. As of March 14, 1996, the price of a Share was $53.88 as reported for the New York Stock Exchange Composite Transactions.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax consequences arising out of the grant or exercise of a Stock Option or the sale of Stock Option shares depends upon whether the Stock Option is an ISO or a NSO.

    INCENTIVE STOCK OPTIONS. An Optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the Optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Optionee: (1) has not disposed of the stock within two years after the date of the grant of the ISO, (2) has held the stock for at least one year after the date of exercise and (3) has continuously remained in the employ of the Company (or of an affiliate) from the date of grant until three months before exercise (expanded to 12 months if the employment has ceased as a result of total and permanent disability). The employment and holding period requirements are waived when an employee/optionee dies.

    The exercise of an ISO may, depending upon the number of ISOs exercised and upon other factors unique to the optionee's individual income tax situation, trigger liability for the alternative minimum tax.

    The Company does not receive a federal income tax deduction when an employee exercises an ISO or sells ISO stock if the employee: (1) has held the stock for at least one year after the date of exercise, and (2) has held the stock for at least two years after the date of the grant of the ISO.

    If an optionee makes a disqualifying disposition of ISO stock (i.e., sells ISO stock before having held it for at least one year after the date of exercise and two years after the date of grant), the optionee recognizes ordinary income to the extent of the lesser of (1) the gain realized upon the sale or (2) the difference between the option price and the fair market value of the stock on the date of exercise. Any additional gain is treated as long-term or

PROXY STATEMENT
------------------------------------------------
------
 20

short-term capital gain depending upon how long the optionee holds the ISO stock prior to disposing of it in a disqualifying disposition. In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income which the optionee recognizes as a result of the disqualifying disposition.

    NON-QUALIFIED STOCK OPTIONS. An Optionee does not realize taxable income upon the grant of an NSO, including a Non-Employee Stock Option. Upon the exercise of such a Stock Option, the participant recognizes ordinary income to the extent the fair market value of the Option Stock on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income which the participant recognizes upon the exercise of the Stock Options.

    If a participant sells shares of Common Stock received upon the exercise of such a Stock Option, the participant recognizes capital gain income to the extent the sales proceeds exceed the fair market value of the Option Stock on the date of exercise. The capital gains are long-term in nature if the optionee has held the Option Stock for at least one year and a day prior to selling it.

APPROVAL BY STOCKHOLDERS

    In order to be adopted, the 1996 Plan must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Under Delaware law, shares entitled to cast votes on this matter at the meeting which are withheld from this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE MOTOROLA SHARE OPTION PLAN OF 1996. UNLESS OTHERWISE INDICATED BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED FOR ADOPTION OF THE MOTOROLA SHARE OPTION PLAN OF 1996.

MISCELLANEOUS

OTHER MATTERS

    The Board of Directors of the Company knows of no other business to be transacted at the annual meeting of stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

MANNER AND COST OF PROXY SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, telegraph or personal interview. Also, the Company has retained D.
F. King & Co., Inc. to aid in the solicitation of proxies for which the Company will pay an estimated fee of $14,000, plus expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 1997 annual meeting of stockholders must be received at the Company's principal executive offices not later than November 22, 1996.

    The nominating committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors at the annual meeting of stockholders. A stockholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Company of his or her intention to make such a nomination. The notice of nomination must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice must be received not less than 60 days or more than 90 days prior to such annual meeting or within 10 days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. A nomination which does not comply with the above procedure will be disregarded.

    Such proposals or nominations should be addressed to Richard H. Weise, Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196.

                          By order of the Board of Directors
                          Richard H. Weise
                          SECRETARY

                                                                    MANAGEMENT'S
                                                         DISCUSSION AND ANALYSIS
                                ------------------------------------------------
                                                                          ------
                                                                             F-1

MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

    This commentary should be read in conjunction with the Consolidated Financial Statements and Notes, presented on pages F-13-F-28 of this Proxy Statement, for a full understanding of Motorola's financial position and results of operations.

    In accordance with Rule 14a-3(c) under the Securities Exchange Act of 1934 (the "Exchange Act"), as adapted to the "Summary Annual Report" procedure, the information contained in the following commentary and consolidated financial statements and notes are provided solely for the information of stockholders and of the Securities and Exchange Commission. Such information shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Exchange Act (except as provided in Rule 14a-3) or to the liabilities of Section 18 of the Exchange Act, unless, and only to the extent that, it is expressly incorporated by reference into the Form 10-K of Motorola, Inc. for its fiscal year ending December 31, 1995.

MOTOROLA, INC.
1995 COMPARED WITH 1994

    Sales increased 22% to $27.0 billion from $22.2 billion in 1994. International market sales, as measured by the locale of the end customer, represented 63% of total sales in 1995, compared with 56% in 1994. The highest regional growth rates were achieved in China, Asia-Pacific, Europe, Japan and Latin America. The Company expects relatively slower economic expansion in the United States and Europe. This could unfavorably affect the Company's businesses in these parts of the world.

    Segment operating profits were $3.2 billion in 1995 compared with $2.9 billion in 1994. During 1995, the Company's results were principally influenced by three trends: increasing worldwide price competition in the Company's wireless communications businesses; a moderating growth rate in the cellular subscriber base in the United States and to a lesser extent, in Europe; and costs and inefficiencies resulting from the Company's addition of major elements of new manufacturing capacity in its semiconductor business. The Company expects significant price competition in its wireless communication businesses to continue in 1996, resulting in continued pressure on average selling prices, and currently plans to continue with its strategy to remain price-competitive in the cellular telephone and paging industries worldwide, to influence the continuing growth of these markets, and to retain its established market share for the long term. The combined effect of these trends is reflected in the Company's lower manufacturing margins during 1995. These conditions may continue to result in lower sales growth and difficult earnings comparisons for the first few quarters of 1996.

    Additionally, the Company's major investments in technology and manufacturing capacity have had a negative impact on net earnings in 1995. While this trend is expected to continue, the Company believes that these investments are setting the stage for its long-term growth.

    During 1996, the Company will continue to experience a large number of transitions to major new technologies in the telecommunications equipment industry. At present, these technology transitions are expected to be important to the Company's long-term growth potential. These technologies include two-way and voice paging, code division multiple access (CDMA) for cellular and personal communication services (PCS), wireless local loop, telephony and high speed data for cable systems, and integrated dispatch radio. The Company does not currently expect to recognize significant amounts of revenue from any of these products until late 1996, at the earliest. It is expected that, as these new products enter the Company's revenue base, profits will be relatively lower until markets mature and manufacturing economies of scale develop to reduce unit costs.

    Net earnings in 1995 were $1.78 billion, or $2.93 per fully diluted common and common equivalent share, compared with $1.56 billion in 1994, or $2.65 per fully diluted common and common equivalent share. Net margin on sales was 6.6%, compared with 7.0% during 1994.

    Sales in the fourth quarter of 1995 were $7.3 billion, up 13% from $6.5 billion in the fourth quarter of 1994. Earnings in the fourth quarter were $432 million, or 72 cents per fully diluted common and common equivalent share compared with $515 million, or 86 cents per fully diluted common and common equivalent share during the fourth quarter of 1994.

    Motorola's selling, general and administrative expenses during 1995 were $4.6 billion or 17% of sales, compared with $4.4 billion, or 20% of sales in the same period a year ago. By comparison to 1994, expenses during 1995 included a significantly lower level of costs resulting from the Company's ongoing evaluation of its operations, organizational structure and asset valuations. During 1995, management continued its focus on holding the growth of the budgeted portion of selling, general, and adminstrative expenses excluding the impact of unusual items, for the Company overall, to a level less than the growth of sales, in anticipation of continuing pressure on gross margins.

    Property, plant and equipment, less accumulated depreciation, increased by $2.3 billion during 1995, primarily due to the expansion of the Company's semiconductor business. Depreciation expense increased 26% for 1995 compared with 1994 due to increased fixed asset expenditures, and is expected to increase significantly in 1996 over 1995 levels. Fixed asset expenditures for 1995 were $4.2 billion, compared with $3.3 billion in 1994. This increase was primarily from the expansion of manufacturing capacity, primarily in the Semiconductor Products segment.

MANAGEMENT'S
DISCUSSION AND ANALYSIS
------------------------------------------------
------
 F-2

    The effective tax rate for 1995 of 36% was unchanged from the 1994 rate and higher than the 1993 rate of 33%. The Company currently expects an effective tax rate of 35% during 1996.

    As of January 1, 1996, the Company adopted Statements on Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and No. 123, "Accounting for Stock-Based Compensation." Statement No. 121 establishes new accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. Statement No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. The standard covers all arrangements by which employees are eligible to receive shares of stock or other equity instruments of the employer. The impact of the adoption of these standards on the Company's financial position and results of operations is not expected to be material.

    In recent years, a large and increasing portion of the Company's net sales, operating profits and growth have come from its international operations. Because of the economic dynamics of international markets, particularly in emerging markets led by China, overall operating profits from all international operations, when measured by the locale of the end customer, were significantly higher than those when measured by the locale of the revenue-producing operations. As a result, the Company's business activities and its financial results could be significantly affected by the policies of foreign governments and prevailing social and economic conditions, such as unstable governments, inflation rates, monetary fluctuations, balance of payments, foreign exchange rates or trade restrictions and prohibitions.

1994 COMPARED WITH 1993

    Sales increased 31% to $22.2 billion from $17.0 billion in 1993. International market sales, as measured by the locale of the end customer, represented 56% of total sales in 1994, compared with 54% in 1993. The highest regional growth rates were achieved in Japan, Latin America, and Europe, followed by the rest of the Asia-Pacific region, China and Canada.

    Segment operating profits were $2.9 billion in 1994 compared with $1.9 billion in 1993. The Company's increased profitability during 1994 was primarily affected by significant volume increases combined with its efforts to contain costs.

    Motorola's selling, general and administrative expenses during 1994 were $4.4 billion or 20% of sales, compared with $3.8 billion or 22% of sales in 1993. By comparison with 1993, expenses during 1994 included a significantly lower level of costs resulting from the Company's ongoing evaluation of its operations, organizational structure and asset valuations.

    Net earnings in 1994 were $1.56 billion, or $2.65 per fully diluted common and common equivalent share, compared with $1.02 billion in 1993, or $1.78 per fully diluted common and common equivalent share. Net margin on sales was 7.0%, compared with 6.0% during 1993.

MOTOROLA, INC. SEGMENTS

    The following commentary should be read in conjunction with the 1995 financial results of each reporting segment as detailed in Note 7, "Information by Industry Segment and Geographic Region" of the Consolidated Financial Statements and Notes in this Proxy Statement. Beginning in 1995, the Company no longer reported the results of the Communications Products segment and instead reported separately the results of the Land Mobile Products segment and the Messaging, Information and Media segment.

GENERAL SYSTEMS PRODUCTS

    The General Systems Products segment primarily develops, manufactures, sells, installs, and services cellular infrastructure equipment and cellular telephone subscriber units. The Motorola Computer Group, within this segment, develops, manufactures, sells, and services multi-function computer systems and board level products, together with operating systems and system enablers. The segment also includes the Network Ventures Division, a joint venture partner in cellular and other operating systems throughout the world.

    Segment sales advanced 24% to $10.7 billion and orders rose 15%. Sales increased over 1994 due to increased unit volume, despite declining sales prices. Overall, sales were affected by a moderating growth rate in the cellular subscriber base in the United States and, to some extent, in Europe as well. The segment expects that the United States and European markets could continue to experience substantially lower growth rates than other regions of the world. Segment operating profits were higher.

    The segment's cellular subscriber sales and orders were slightly higher. Sales were significantly higher in Japan and Asia-Pacific including Greater China. Sales were higher in Europe, but significantly lower in Pan America. Pan America is composed of both the North and South American continents. Orders grew in Japan and Asia-Pacific, were flat in Europe, and were significantly lower in Pan America, where excess inventory accumulated in the United States distribution channels during late 1994. Inventories of cellular telephones in distribution channels appeared to remain in a normal range in the fourth quarter of 1995.

    The moderating growth of the cellular subscriber base is adversely affecting the results of other Motorola businesses, principally the Semiconductor Products segment and the Automotive, Energy and Controls Group, which supply products to the General Systems Products segment.

    The segment's Cellular Subscriber Group introduced the StarTAC-TM- wearable cellular telephone, the smallest and lightest product of its kind, shortly after the end of 1995. Availability of authentication-ready cellular phones

                                                                    MANAGEMENT'S
                                                         DISCUSSION AND ANALYSIS
                                ------------------------------------------------
                                                                          ------
                                                                             F-3

was announced. Authentication is the process by which information is exchanged between a cellular phone and the cellular network, confirming the identity of the phone and reducing the opportunity for fraud. Under an agreement with American Personal Communications (APC), a Sprint Telecommunications affiliate, the group will supply PCS1900 handsets for use in APC's network in the Washington-Baltimore area. MicroTAC-Registered Trademark- personal cellular telephones were produced at the group's interim manufacturing facility in Harvard, Illinois. Construction on the segment's Harvard, Illinois manufacturing facility is underway. Motorola invested in CellStar Corporation to facilitate expansion of CellStar's distribution business and expand growth of Motorola's wireless businesses.

    The segment's cellular infrastructure sales and orders were higher, and increased at greater rates than the segment as a whole. Demand in international markets during 1995 was strong. Order growth was strongest in Europe, Japan, and Asia-Pacific, including Greater China, while order growth was flat in Pan America. The segment's infrastructure sales and profit performance continues to be increasingly focused on large system orders, including those for new technologies, which increases the potential for volatility of revenues, profits and orders recognized during any particular period.

    The Cellular Infrastructure Group (CIG) solidified its position as the leading equipment provider of a new digital radio access technology, Code Division Multiple Access, or CDMA, by winning major contracts from PCS PrimeCo and GTE Mobilnet to provide cell site and switching equipment for their new Personal Communication Services (PCS) networks. In Hong Kong, the first cellular operator in the world to begin commercial cellular phone service using CDMA launched its network with Motorola infrastructure equipment. The group won contracts to provide digital Global System for Mobile Communications (GSM) cellular systems in India's largest cities-Bombay, Calcutta and Delhi. CIG also was awarded significant GSM contracts in Kuwait, Lithuania, the United Kingdom, Malaysia, Spain and the former Soviet state, Georgia. In Japan, three cellular operators awarded contracts to CIG worth about $70 million for new Personal Digital Cellular (PDC) systems. CIG also was awarded contracts valued at more than $80 million to expand one-year-old PDC systems in Tokyo and Tokai. CIG won contracts worth $150 million to expand the analog cellular systems in two eastern provinces in China and signed two supply contracts, worth more than $268 million, which enable China's Hangzhou Communications Equipment Factory to distribute analog and digital cellular infrastructure equipment. CIG also won a contract worth nearly $160 million to expand and upgrade analog cellular phone service in Thailand and a $270 million contract to replace a competitor's existing cellular equipment in the Philippines. CIG was awarded a $100 million contract to deploy its WiLL-Registered Trademark-, Wireless Local Loop system throughout Hungary. Contracts for WiLL systems were also awarded in the Central African Republic, Nigeria, Zambia, Sri Lanka and Colombia.

    The group announced the world's first true micro cell, plus twenty other compact GSM cell sites for personal communications services (PCS) and digital communication system (DCS1800) networks worldwide. Also announced was the new SC4800-TM-, the industry's first cell site equipment to support both Narrowband Advanced Mobile Phone Service (NAMPS) and CDMA, two of the leading technologies for PCS in the United States.

    The segment plans to continue to invest in the new digital radio access and personal communications technologies.

    The Motorola Computer Group expanded its line of PowerPC-TM- single board computers and PowerStack-TM- family of reduced instruction set (RISC) computers and expanded its offering of the AIX-TM- and Microsoft-Registered Trademark-WindowsNT-TM- operating environments with the addition of the Sunsoft Solaris-TM- operating system available on PowerStack systems and embedded single board computers. The group plans to manufacture the new PowerPC Hardware Reference Platform motherboards and systems during the second half of 1996. The Power PC-TM- platform will support a number of advanced 32-bit operating systems, in addition to those already licensed.

    In international markets, the group invested in, and continued its PowerPC development activities with, Groupe Bull in France, and formed a joint venture with Panda Consumer Electronics Group Company in Nanjing, China. The new company, Nanjing Power Computer, Ltd., will initially manufacture PowerPC microprocessor-based multimedia personal computers for Chinese and other Asian markets.

    World-wide price competition is continuing across all of the segment's businesses. Other competitive factors in the market for its products are service, delivery, technological capability, product quality and performance.

    The segment experienced a decline in its manufacturing margins, primarily as a result of continuing price pressures. Margins were also affected by a product mix shift towards digital telephone sales that realize lower margins, and reduced utilization of manufacturing capacity caused by relatively lower growth of demand for cellular phones.

SEMICONDUCTOR PRODUCTS

    The Semiconductor Products segment manufactures a broad line of semiconductor devices for both consumer and industrial applications. Segment sales advanced 23% to $8.5 billion. Orders rose 22% and operating profits were higher. Sales increased primarily through higher unit volumes and through sales of newly-introduced products.

    Device types include discrete products, as well as integrated circuits, with a 1995 sales mix of 18% discretes, 23% microcontrollers, 11% microprocessors, 33% logic and analog and 15% memories. Orders increased in all product categories in 1995 versus 1994, but were up significantly for memories and microprocessors.

    The end market sales mix in 1995 was 11% to the consumer electronics market, 12% to the automotive

MANAGEMENT'S
DISCUSSION AND ANALYSIS
------------------------------------------------
------
 F-4

market, 18% to the personal computer/workstation market, 9% to the computer market, 33% to the communications market, and 17% to the industrial market. Orders increased from all end markets, but were up significantly in the automotive, computer and industrial markets.

    The geographic sales mix in 1995 was 46% to the Pan-American region, 25% to the European Region, 19% to the Asia-Pacific region and 10% to Japan. Orders increased in all regions but were up signficantly in the European and Asia-Pacific regions.

    Compared with 1994, segment operating profits were higher, even though manufacturing and operating margins were lower. The segment continued, in general during 1995, to offset increases in the costs of labor, material and manufacturing expenses by improved yields and productivity and higher factory utilization rates. Manufacturing and operating margins declined primarily due to start-up costs, increased depreciation and inefficiencies related to the addition of new manufacturing capacity. The segment's results could continue to be adversely affected if these new plants or expansions are delayed, if the segment's plants are not operated at planned utilization levels, or by the loss of, or a reduction in purchases by a major customer.

    Segment results reflect its global focus on creating and delivering leadership technologies and market-driven products that are intended to enable the mutual success of the segment and its customers.

    In computing, the PowerPC architecture achieved a significant milestone with availability in June, 1995 of the Microsoft-Registered Trademark- Windows NT-TM-operating system and popular Microsoft software including Office, Word and Excel for PowerPC systems. The segment also announced specifications for the PowerPC Platform, an architecture to facilitate development of computers that run on multiple operating systems. The PowerPC 603-TM- architecture was expanded with the introduction of the PowerPC 603e-TM-, targeted for high performance, low-power needs of notebook, laptop and portable personal computers.

    The segment also announced two higher-speed versions of the Power PC 604-TM-microprocessor for desktop systems. The PowerPC 602-TM- microprocessor was introduced for consumer electronic products, and the MPC821microcontroller expanded PowerPC embedded control technology to enable systems manufacturers to build a wide range of PowerPC-based portable electronic devices. The MPC860 family was introduced to address the telecommunications networking and wireless infrastructure markets. The segment also played a key role as a leading supplier of Fast Static Random Access Memories (FSRAMs), of embedded microprocessors used in printers, and in the disc drive semiconductor market. For printers, the segment's first shipment of embedded controllers based on the new ColdFire-TM-architecture went to Hewlett-Packard for HP LaserJET-TM- printers.

    The segment also addressed a broad range of customer needs for microprocessors (MPUs) and microcontrollers (MCUs) used in embedded applications that span virtually every key market segment. According to Dataquest, Motorola has the No. 1 position in the global MCU market. The segment sold its one billionth 8-bit MCU based on the 68HC05 family, and continued to expand that line, with introduction of devices for embedded applications and infrared remote controls for computers and consumer products. The Dragonball-TM- MPU, used in digital consumer products, received the "1995 Component Design Award" by "EDN ASIA Magazine." In Smartcards, the segment developed a manufacturing process that enhances Smartcard security, and will participate with Visa and Schlumberger in a major Smartcard trial in conjunction with the 1996 Summer Olympics.

    Multimedia uses for a wide range of semiconductors are growing. The segment continued to expand its leadership with manufacturers of digital set-top boxes. Digital signal processors (DSPs) are among numerous devices required for the wireless and communication markets, in addition to multimedia markets.

    The segment continued to build on its leadership in wireless and wireline communications. Integrated solutions for the wireless data market included the debut of radio frequency circuit chip sets of gallium arsenide integrated circuits for Digital European Cordless Telephone (DECT) and for Japan Personal Handy System (JPHS) phones. Single-chip communications processors based on the 68000 family addressed low-power PC card applications. The segment enhanced its 68302 family of integrated communication controllers for low-cost portable and internetworking applications. Using BiCMOS (bipolar complementary metal-oxide semiconductor) technology, the segment integrated nearly all major cordless telephone functions on a single semiconductor for Universal Cordless Telephone handsets and bases. A highly integrated communications processor debuted which addresses opportunities in the V.34 modem market.

    As the leading semiconductor supplier to global automotive manufacturers, the segment has capitalized on the increasing semiconductor content in automobiles. Airbags, antilock brakes, navigation, entertainment, and environmental/pollution control systems continue to expand the use and application of semiconductors. The segment announced plans to integrate a Controller Area Network (CAN) module onto a 32-bit MCU to reduce system cost, power consumption and increase reliability.

    SMARTMOS-TM- (smart metal-oxide semiconductor) continues to be an integral part of the segment's combinational technologies thrust to meet systems requirements, whether they be for powertrain or safety/security functions. For use in air bags, the segment announced production quantity availability of SENSEON-TM- surface-micromachined acceleration sensors. Initiatives to expand sensor technology beyond automotive uses continued. The type of accelerometers first developed for crash detection can be applied to diverse applications such as predicting mechanical failure of bearings, virtual reality gear and disc drive protection. The segment is partnering with Keithley Instruments, Inc. to develop environmental monitoring systems, and announced a development pact with American Sensors Inc. for carbon monoxide sensors.

    For energy-saving and environmental applications, the segment introduced hybrid power modules such as an

                                                                    MANAGEMENT'S
                                                         DISCUSSION AND ANALYSIS
                                ------------------------------------------------
                                                                          ------
                                                                             F-5

integrated intelligent power module and a new technology platform for high voltage insulated gate bipolar transistors (IGBTs). The segment also debuted new variable speed motor controls, RF power transistors and the Greenline-TM-portfolio of small-signal devices.

    To help drive customers' success, the segment introduced the "Guarantee of a Lifetime." The program increases the standard warranty period of the segment's entire semiconductor product portfolio to match OEM and distributor customers' end product warranty, or to three years, whichever is greater.

    The segment experiences intense competition from numerous competitors. The competitive environment is changing as a result of increased alliances between competitors. Price, service, technology and product quality are important factors, in addition to the ability to develop new products to meet customers' requirements and delivery schedules.

    The investment in additional manufacturing facilities has somewhat eased the capacity constraints the segment has experienced. However, continuing high demand could result in instances where capacity limitations may restrict the segment's ability to produce adequate supplies of certain kinds of semiconductors used in other Motorola equipment businesses.

    The segment continues to make global investments in new capacity and advanced technologies to meet the world's growing demand for semiconductors. The segment believes that these investments are setting the stage for its long-term growth. Ground was broken for the submicron 8-inch wafer fab in Tianjin, China, where products based on SMARTMOS-TM- and BiCMOS technology will be produced. A major expansion in East Kilbride, Scotland, brought additional MCU capacity on line. The segment purchased land near Richmond, Virginia for future production of devices based upon 0.25 micron technology. A new facility in Austin, Texas, will begin volume production of 0.35 micron PowerPC-TM- devices in 1996. In Japan, land was purchased in Aizu for expanding an existing fab. The joint venture with Toshiba, Tohoku Semiconductor Corporation, completed a new 16-megabit DRAM manufacturing facility in Sendai, Japan. New research and development centers were opened in Scotland, France, the Czech Republic, Russia, Japan and the United States.

MESSAGING, INFORMATION
AND MEDIA PRODUCTS

    The Messaging, Information and Media segment businesses are composed of the Paging Products Group, the Wireless Data Group, the International Networks Division, (all formerly reported as part of the Communications Segment), the Information Systems Group (formerly reported as part of the Other Products segment), the newly-formed Multimedia Group, and the Lexicus Division. The Paging Products Group (PPG) represents a significant portion of the revenues of this segment.

    Segment sales rose 23 percent to $3.7 billion and orders increased 36 percent. Operating profits were higher as a result of the strong growth and performance of the Paging Products Group, as well as from net gains realized from the sale of investments in the International Networks Division.

    The segment designs, manufactures, and distributes paging subscriber, infrastructure, and related products. The segment also provides network services for paging and wireless data subscribers through wholly-owned and operated businesses, as well as domestic and international joint ventures. In addition, the segment designs, manufactures and distributes wireless data hardware and software products, infrastructure equipment and systems. It also manufactures and sells modems, analog and digital transmission devices, and similar products.

    The segment's Multimedia Group, formed in early 1995, is entering a new marketplace made possible by the development of technology and products that enable hybrid fiber coax networks to expand their capacity to carry telephony and high speed data traffic for residential and commercial marketplaces. Customers of the Multimedia Group are expected to be local exchange carriers (telephone companies) and cable television operators worldwide. The group's products are under development. The commercial deployment of some products is expected in late 1996.

    Growth in the Paging Products Group continued worldwide. Strong performance in the United States was fueled by the retail channel, while developing markets in South Asia and China led international growth. In Korea, character display service was introduced, and wide-area paging service increased. Paging services grew rapidly in India, while markets in Thailand, the Philippines and Indonesia posted steady growth. Continued success from "Calling Party Pays" service has expanded paging markets in Europe. Paging services targeted to consumers were launched in several European countries.

    The pager penetration rate in Singapore reached 31% of the population and continues to grow. This is the highest rate in the world, followed by Hong Kong.

    The group expanded efforts to develop the FLEX-TM- family which includes FLEX, ReFLEX-TM-, and InFLEXion-TM- technologies as a transport protocol standard. The FLEX protocol which offers high speed one-way messaging has now been adopted by seven of the world's ten largest paging markets and is operational in over ten countries including China and the United States. In addition, eleven of the thirteen narrowband Personal Communications Services
(PCS) licensees in the United States have either selected ReFLEX or InFLEXion or stated intentions for field trials. ReFLEX provides both data messaging and two-way wireless messaging, while the InFLEXion enables one-way voice capability as well as high speed data. The first ReFLEX-TM- two-way paging system became operational during the year in the United States.

    In an effort to make the FLEX technology widely available to the wireless marketplace, PPG also announced the FLEX chip set. It is planned that the chip set will be manufactured by several leading semiconductor companies.

MANAGEMENT'S
DISCUSSION AND ANALYSIS
------------------------------------------------
------
 F-6

    The Paging Products Group continued to introduce many new products throughout the year. New FLEX products offering many new features were introduced for markets around the world. In addition, the RSVP-TM- numeric pager, which is built into a cellular phone battery was introduced. The device enables users to screen calls, which extends the life of the phone battery, and the pager remains accessible even when the cellular phone is turned off.

    A line of fashion pagers in a mix of colors used in the Benetton clothes collection was introduced.

    The Wireless Data Group (WDG) introduced AIRMOBILE-TM- Wireless Software for Lotus-Registered Trademark- cc:Mail-TM- and AIRMOBILE-TM-Wireless Software for Lotus Notes-Registered Trademark-. The group also introduced the Personal Messenger-TM- 100D Wireless Modem Card in North America. It can be inserted into portable computers or personal digital assistants.

    WDG signed a contract with Modacom AG, Switzerland's first wireless data network operator, to provide a country-wide DataTAC-TM- system for two-way mobile data communications. WDG also provided the infrastructure for South Korea's first commercial wireless data service, operated by Dacom Corporation of Seoul. Sprint Cellular Network selected Motorola's CelTAC-TM- cellular digital packet data (CDPD) wireless data communications network.

    At the segment's Information Systems Group (ISG), strong new order growth was led by the Asia-Pacific region and Europe. Expansion into retail channels with modem products continued to be strong, with key retailers in Europe and the United States stocking ISG's products.

    ISG announced an agreement with Shiva Corporation to jointly develop remote access devices for corporate customers. ISG also announced Voice Relay-TM-technology, which allows customers to mix voice with data traffic when using frame relay networks. Voice Relay is offered on ISG's MPRouter-TM- (multimedia periphery router) product family. Other new products included the BitSURFR Pro-TM-, an enhanced version of the BitSURFR-TM- integrated services digital network terminal adapter; PC cards for frame relay access devices; and 28.8 kilobit-per-second analog modems that connect to cellular phones and pagers.

    The Multimedia Group's CableComm technology which enables voice, video and high speed data communications over cable networks was demonstrated in a 1995 cable telephony trial conducted with TCI Telephony Services Inc. and Teleport Communications Group in Arlington Heights, Illinois. As a result of the demonstration, TCI agreed to purchase 220,000 cable telephony units during the first year of a multi-year agreement.

    The group also entered into agreements in principle to provide 350,000 CyberSURFR-TM- cable modems and related infrastructure products to three leading cable operators, TCI, Time Warner Cable and Comcast Corporation. This will enable cable subscribers to access on-line services at speeds many times faster than conventional modems. Commercial deployment of these products is expected in 1996. The group also announced an agreement to deliver CableComm voice and data products to Shaw Communications of Canada.

    The Lexicus Division announced the Lexicus QuickPrint-TM- handwriting recognition package, which turns handwritten notes into typed messages. It can be used on handheld devices such as the Envoy-Registered Trademark- wireless communicator.

    The segment's 1995 revenue growth primarily resulted from volume increases and sales of new products. The segment experiences widespread, intense competition from numerous competitors ranging from some of the world's largest diversified companies, to foreign state-owned telecommunications companies, to many small, specialized firms. Competition is based primarily on price, quality, time-to-market, technology, company image, service, warranty, product features, and availability. Price competition affected revenues during 1995, but was more than offset by volume increases driven by strong demand for products of the Paging Products Group. At the end of 1995, order backlog for paging products was much higher than recent averages as a result of semiconductor shortages and selective factory capacity constraints brought about by stronger than expected demand for new products.

    The segment plans to continue to invest heavily in new multimedia and wireless communication technologies.

    Markets in the People's Republic of China were the source of a significant portion of the Paging Products Group's revenue during 1995 and 1994. As this market has matured, a seasonal pattern has developed in which orders have declined sequentially in the fourth and first quarters of the year. The segment also experienced a seasonal pattern in the United States, when demand for subscriber products increased during the fourth-quarter holiday season.

LAND MOBILE PRODUCTS

    The Land Mobile Products segment (formerly reported as part of the Communications segment) is composed of the Radio Products, Radio Parts and Services, Network Services and Business Strategies, Radio Network Solutions and iDEN, or Integrated Dispatch Enhanced Network Groups, and Emtek Health Care Systems, Inc. (formerly reported as part of the Other Products segment.) Emtek, a subsidiary of Motorola since 1985, provides point of care clinicial information systems for the health care market.

    The segment is a principal supplier of mobile and portable FM two-way radio products and systems. Its products provide voice and data communication between vehicles, persons and base stations. Its customers include many different types of business, institutional, and government organizations. The segment also manufactures and sells signaling and control systems, and communication control centers used in two-way radio operations.

    Competition for the segment's products is worldwide and includes price, product performance, product quality, service and systems quality and availability. No single

                                                                    MANAGEMENT'S
                                                         DISCUSSION AND ANALYSIS
                                ------------------------------------------------
                                                                          ------
                                                                             F-7

factor is dominant, although price competition has increased throughout 1995. In recent years, the business of the Land Mobile Products segment has become increasingly focused on large system orders and their associated subscriber equipment, including those for new technologies, which could increase the volatility of orders, revenues and profits recognized during any particular period.

    Segment sales rose 6 percent to $3.6 billion, orders increased 2 percent, and operating profits were higher. The segment posted strong order growth in its more traditional businesses, as demand increased for large, advanced two-way radio systems for large industrial, public safety and government market customers and for the portable and mobile two-way radios sold through dealers and distributors. The newer iDEN business, which continued to have order input delays because of customer merger completions, technology development, and other issues, experienced a significant decline in orders from a year ago. This decline adversely affected the segment's manufacturing margin, offsetting improved results in the segment's non-iDEN business.

    Orders for iDEN-TM- equipment were received from Movicom in Argentina, which will provide integrated two-way radio and telephone interconnect services for subscribers, and from Singapore Technologies Trunked Radio PTE, Ltd. for an iDEN-TM- dispatch system in Singapore. The iDEN-TM- communication systems in Japan and Israel were expanded. During the year, new orders for iDEN-TM-equipment were received from Clearnet Communications, Inc. for its systems in Canada and from Nextel Communications, Inc. for its United States network. Nextel is the largest customer for the segment's iDEN-TM- technology. The segment continued significant investments to improve system performance with software enhancements designed to improve the level of market acceptance for the technology used in the iDEN-TM- radio equipment. The segment also announced early in the year that it will license technically essential intellectual property rights of iDEN-TM- products.

    During the third quarter of 1995, Motorola completed a transaction with Nextel Communications, Inc. whereby Motorola contributed most of its 800 MHz Specialized Mobile Radio (SMR) licenses and assets in the continental United States to Nextel in exchange for 59.5 million shares of Nextel. On the same day, Digital Radio L. L. C., a company controlled by Craig O. McCaw invested $300 million in Nextel and received Nextel stock and options exercisable over a six-year period. Simultaneous with that investment, Motorola sold 4 million Nextel shares to Digital Radio L. L. C. and granted it options to purchase up to 9 million additional Nextel shares over a six-year period. However, the Company does not expect these agreements to favorably affect sales of iDEN equipment for a number of months. Nextel will require financing in addition to Motorola's vendor financing to complete its currently planned networks and acquisitions. Nextel's failure to obtain additional financing or to meet the conditions for any financing could adversely affect future sales and orders of the segment's iDEN-TM- equipment. There can be no assurance that such additional financing will be obtained or such conditions met. The segment has made and will continue to make significant investments in iDEN-TM- products and technology.

    In the segment's other businesses, order growth in 1995 was led by Asia and the United States. The segment received first-phase orders for several large, multi-year contracts awarded during the year for advanced communications systems, including a $92 million award from the Indonesia Ministry of Forestry for a two-way radio system that will be installed throughout seven of Indonesia's provinces.

    The segment was awarded a contract to supply an ASTRO-TM- SmartZone-TM-digital two-way communications system to the Korea High Speed Rail Construction Authority (KHRC). The system will provide voice and data radio communications along the entire 460 kilometers of the high speed rail route from Seoul to Pusan. The contract, which is expected to take five years to complete, is worth in excess of $80 million.

    In Brazil, the segment received the initial order for an ASTRO-TM- digital communications system from a mining company for communications along one of its railroad lines. Other key orders were received in South Africa for 5,000 portable two-way radios to be used by the national police; in Australia for a SmartZone-TM- trunking system to be used by the Department of Bushfire Services; in Thailand from a major distributor of portable two-way radios for the Royal Thai Police; in Lithuania from the Lithuanian Ministry of Information for advanced communications systems; from Romania Oil & Gas for 2,000 two-way radios; and from the Turkish National Police for compact
VISAR-Registered Trademark- portable radios.

    In the United States, a major award for a SmartZone-TM- communications system was received from the County of San Diego, California, which joined together with participating cities and fire districts within the county along with the State of California Department of Transportation to form this system. The first phase will provide an ASTRO-TM- dispatch system, followed by a data communications system throughout the county. Other major awards for ASTRO-TM-digital communications systems were received from Sarasota County, Florida, and from the City of Baltimore, to eventually serve all city public safety and public service agencies. A contract from the Los Angeles Police Department includes a two-way radio data communications system for accessing department records and the California Justice Information System for warrant checks and license plate verification.

    A major order was received from Jersey Central Power and Light Company for a sixteen site Smart Zone-TM- simulcast trunked two-way radio system, featuring twelve hundred mobiles, three hundred portables and the new Centracom Gold Series-TM- Console.

    New products ranged from new portable and mobile two-way radios to new software and control centers. The FORTE-TM- Wireless CommPad is a hand-held computer

MANAGEMENT'S
DISCUSSION AND ANALYSIS
------------------------------------------------
------
 F-8

designed to operate on Motorola's two-way radio communications networks for customers such as public safety, utilities and other industries with a highly mobile, information dependent workforce.

    The segment announced RadioWare-TM- Software Solutions, a new business designed to greatly enhance the capability of wireless communications systems through software. As part of its RadioWare offering, the segment introduced MagicPipe-TM- software to make it easier to integrate applications on a variety of computer operating systems, devices and wireless networks, and the WaveSoft-Fire-TM- application that can access both textual and graphical documents on a computer installed in an emergency vehicle.

    The Radius-Registered Trademark- SM-TM- series of two-way radios, which will be distributed through Motorola's dealer network in North and South America and Asia, is targeted at a variety of industrial and commercial applications, such as delivery services. The MCS 2000-TM- mobile radio is an advanced systems radio which meets a variety of global standards to serve the diverse needs of customers worldwide.

    The JT 1000-TM- portable two-way radio is a front-panel programmable handheld radio that users can program or re-program on-site, including the capability of a public safety agency to change the radio to work with other agencies' radios during an emergency. New portable radios specifically designed for amateur, light industrial and commercial markets in Asia also were introduced. The CENTRACOM Gold-TM- series of radio dispatch control centers allows dispatchers in a variety of markets, from public safety and utilities to transportation and health care, to communicate more effectively with field personnel.

    The segment completed development and initial testing of the radio communications network that will support the 1996 Centennial Olympic Games in Atlanta, Georgia. The ASTRO-TM- wide-area network is the largest two-way radio system ever created for a sporting event, and will link each venue at the Olympic Games next summer and support thousands of security, transportation and event management personnel. Before shipping the network to Atlanta, the segment completely assembled and tested the network in its 38,000 square foot Customer's Center for Systems Integration in its Schaumburg, Illinois, headquarters. The segment is also incorporating its iDEN technology to meet the wireless communications needs of the Olympic Family Transportation system, which will transport members of the international Olympic community.

OTHER PRODUCTS

    The Other Products Segment includes the Automotive, Energy and Controls Group (AECG), the Government and Space Technologies Group (GSTG) and New Enterprises.

AUTOMOTIVE, ENERGY AND
CONTROLS GROUP

    The Automotive, Energy and Controls Group (AECG) manufactures and sells products in three major categories: automotive and industrial electronics; energy storage products and systems, and ceramic and quartz electronic components. The moderating growth of the cellular subscriber base is adversely affecting the results of the Automotive, Energy and Controls Group, which supplies products to the General Systems Products segment.

    AECG sales were 15% higher and orders rose 11%. Operating profits were lower. AECG's performance was affected by a slowing of demand for automotive electronics and component and energy products for wireless communications equipment, including quartz, ceramic and printed circuit board components, batteries and chargers, as well as for electronic ballasts and radio frequency identification (RFID) cards, tags and readers. The group's performance in the automotive market continues to be led by the increased application of electronics in automobiles. Automotive orders included major new programs for engine control modules, body electronics and sensors for both new and existing customers.

    AECG announced a new Cellular Positioning and Emergency Messaging Unit, which allows drivers to talk to a service provider and simultaneously signal their position, emergency status or equipment failure information to auto clubs, security services or central dispatch services.

    The group expanded its customer base for energy and component products with orders from original equipment manufacturers in the portable communications and computing markets. The group also expanded operations for its component and energy products businesses in China and Singapore to meet the requirements of its increasingly global customers.

    In its component businesses, the group continued to experience good market acceptance of its recently introduced Tempest-TM- 3- Volt Temperature Compensated Crystal Oscillator (TCXO). The product offers a variety of performance features with industry-leading pricing, size and weight. Potential applications are increasing as customers in cellular telephone, two-way paging, wireless modem and cordless telephone markets move toward this leading-edge product configuration.

    AECG established a Flat Panel Display Division to develop the next generation of flat panel displays. The group joined an alliance of manufacturers to drive the development of displays based on Field Emission Display (FED) technology.

GOVERNMENT AND SPACE
TECHNOLOGY GROUP

    The Government and Space Technology Group (GSTG) is engaged in the design, development and production of electronic systems and products for United States Government projects. The group's Satellite Communications Division is developing the IRIDIUM-Registered Trademark- satellite-based communication system.

    GSTG sales rose 51% due to increased sales by the Satellite Communications Division to Iridium, Inc. Orders were 17 percent lower than a year ago. The group recorded an operating profit compared with a loss a year ago.

                                                                    MANAGEMENT'S
                                                         DISCUSSION AND ANALYSIS
                                ------------------------------------------------
                                                                          ------
                                                                             F-9

    GSTG was awarded an initial $71 million contract to develop the Common Ground Station module battlefield sensor and attack control system for the United States Army's Joint STARS (Surveillance, Target, Attack, Radar System) program. The total value of the program over eight years is $236 million.

    The Jet Propulsion Laboratory selected GSTG to develop the next-generation X-Band small deep space transponder for the National Aeronautics and Space Administration.

    GSTG will lead a team in developing a new radio communications system for the United States military, under a contract awarded by Rome Laboratory on behalf of the Department of Defense Advanced Research Projects Agency.

    GSTG won a contract to develop a network security management system for the United States government's National Information Highway network. The system includes software used by computer networks to grant or deny access to the highway. Contracts were received from Hong Kong and South Korea for air traffic communications products and systems.

    The group's revenues and profits continue to be adversely affected by the decrease in the United States federal defense budgets. The segment has traditionally competed on the basis of price, technology, and quality of product.

    Development of the Iridium global communications system continued on schedule, as Motorola met all contractual milestones during the year. The group is recording reserves in connection with the IRIDIUM-Registered Trademark-project so that, to date, minimal profit has been recognized under this contract. These reserves are reevaluated periodically.

    In February, 1996, the Company committed to purchase approximately $160 million of securities to be issued by Iridium, Inc. during 1996. Iridium, Inc. will require additional financing beginning in mid-1996 to continue to make payments to Motorola under a contract to construct its global communications system. Iridium, Inc. will require additional funding, and quite possibly, other financial support from various sources in order to complete the global communications system, which is expected to take place over the next three years. There can be no assurance that Motorola or any other person will provide such funding or financial support. Motorola is the largest investor in Iridium, Inc. and a failure of Iridium, Inc. to obtain additional funding would have a material adverse effect on Motorola's investment in Iridium, Inc. and in ancillary products being developed for the system. In addition, the Company will have significant contractual and financial obligations remaining under several subcontracts in the event that Iridium, Inc. is unable to obtain additional funding.

NEW ENTERPRISES

    The New Enterprises organization manages Motorola's entry into strategically relevant, emerging high-growth and high-technology global business opportunities. Examples include investments in Internet related services, energy, visual computing, education, environment, biotechnology and software, among others.

LIQUIDITY AND CAPITAL RESOURCES

    Net cash provided by operations reached a record $3.29 billion in 1995 compared with $2.55 billion in 1994 and $2.31 billion in 1993.

    The Company continues to experience a significant increase in its cash requirements because of higher fixed asset expenditures, especially for the Semiconductor Products segment.

    The number of weeks that accounts receivable were outstanding increased to
7.0 for 1995 compared to 6.8 for 1994. Accounts receivable weeks for 1993 were
6.1. The main reasons for the increase was a general shift towards large system orders, which tend to have higher balances and longer customer-approval processes, and the continuing shift of sales to international markets, where payment terms are generally longer. Inventory turns decreased to 4.7 in 1995 from 5.7 in 1994.

    The Company's ratio of net debt to net debt plus equity was 19.8% at December 31, 1995 compared with 12.1% in 1994 and 11.9% in 1993. The higher ratio for 1995 reflects the Company's increased need for financing during 1995, again mainly to fund semiconductor manufacturing expansion projects.

    During 1995, the Company and its finance subsidiary increased their one and five year revolving domestic credit agreements with a group of banks from $1.5 billion to $2.0 billion. These agreements contain various conditions, covenants and representations. At December 31, 1995, the Company's total domestic and foreign credit facilities aggregated $3.5 billion, of which $299 million were used and the remaining $3.2 billion were not drawn, but were available to back up outstanding commercial paper which totaled $1.4 billion at December 31, 1995.

    During 1994, the Company filed, and had declared effective, a universal shelf registration statement with the Securities and Exchange Commission covering up to $800 million of debt and equity securities. Under this registration, the Company issued on May 15, 1995 and September 1, 1995, $400 million each in debt securities, at 7.5% and 6.5%, respectively. These issues are due in the year 2025. The 6.5% debentures contain a holder's put option of 100% of the principal amount, plus accrued interest, exercisable in the year 2005. During the fourth quarter of 1995, the Company filed, and had declared effective, a universal shelf registration statement with the Securities and Exchange Commission covering up to $1 billion of debt and equity securities. No securities have been issued under this shelf registration.

    Capital expenditures required to support current and long-term growth increased to $4.2 billion from $3.3 billion in 1994. The 1993 expenditures totaled $2.2 billion. The Semiconductor Products segment continues to comprise the largest portion of fixed asset expenditures, with more than 50% of all such investments in 1995.

MANAGEMENT'S
DISCUSSION AND ANALYSIS
------------------------------------------------
------
 F-10

    A discussion of the Company's commitments and contingencies is detailed in
Note 6 to the Consolidated Financial Statements and Notes in this Proxy
Statement.

    IRIDIUM-REGISTERED TRADEMARK- IS A REGISTERED TRADEMARK OF IRIDIUM, INC. POWERPC-TM- IS A TRADEMARK OF IBM CORPORATION. ALL OTHER BRAND NAMES MENTIONED ARE REGISTERED TRADEMARKS OR TRADEMARKS OF THEIR RESPECTIVE HOLDERS, AND ARE HEREIN ACKNOWLEDGED.

OTHER MATTERS

    ENVIRONMENTAL MATTERS: Regulating agencies are proposing regulations and interpreting legislation in a manner that allows retroactive imposition of remedial requirements. A discussion of the Company's environmental matters is detailed in Note 6 to the Consolidated Financial Statements and Notes in this Proxy Statement.

    RESEARCH AND DEVELOPMENT: Expenditures increased to $2.20 billion in 1995, up from $1.86 billion in 1994 and $1.52 billion in 1993. Over the past three years, the Company has invested 8 to 9% of every sales dollar in product development and technological advances, and continues to believe that a strong commitment to research and development is required to drive long-term growth.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    With the exception of historical matters, the matters discussed in this commentary are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements under the following headings: (i) under "Motorola, Inc., 1995 Compared with 1994" statements about expected relatively slower economic expansion in the United States and Europe, expected significant price competition in the wireless communications businesses, expected effects of the Company's continuing major investments in technology and manufacturing capacity, expected importance of new technology transitions and their effects on the Company's results as they enter the revenue base, and the expected effective tax rate for 1996 (ii) under "General Systems Products" statements about expected growth rate, expected investment in technology, manufacturing plans, new products performance, expected effect of competition and all statements regarding the impact of new contracts for cellular infrastructure products: (iii) under "Semiconductor Products," statements about planned technology, expected effects of competition, new plants and plant expansions, the loss of or reduction in purchases by customers, expected utilization of plants, and capacity limitations; (iv) under "Messaging, Information and Media," statements about expected deployment of new technology and products and their use and performance, expected customers, the success of "Calling Party Pays," the impact of new contracts, and planned investments; (v) under "Land Mobile Products," statements about planned licensing of intellectual property rights, expected completion dates of contracts, use for, and performance of new products, expected effect of growth rate, expected impact of new contracts, and expected investment in technology;
(vi) under "Automotive, Energy and Controls Group," statements about expected performance and applications of products; and (vii) under "Government and Space Technology Group," statements about the impact of new contracts, expected effect of decreased government spending and the impact of the Company's investment in Iridium, Inc..

    Motorola wishes to caution readers that the following important factors, and those important factors described elsewhere in this commentary, or in other Securities and Exchange Commission filings, among others, in some cases have affected, and in the future could affect, Motorola's actual results and could cause Motorola's actual consolidated results during 1996, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Motorola:

    - A moderating growth rate in the cellular subscriber base in the United States and, to some extent, in Europe and a relatively low growth rate (compared with other Motorola business units) in the two-way radio business subscriber base; changes in the growth of the Company's equipment businesses, such as the cellular, two-way radio and paging businesses, with effects on the results of other Motorola businesses, principally the Semiconductor Products Segment and the Automotive, Energy and Controls Group; difficulties in Motorola's Integrated Dispatch Enhanced Network business related to the level of market acceptance of the technology and to the difficulties experienced by some current customers; general or specific economic conditions, including weak economic conditions that may negatively affect sales; the ability and willingness of purchasers to substitute other products for Motorola products, the perceived absolute or relative overall value of these products by the purchasers, including the features, quality and pricing compared with other competitive products, the level of availability of Motorola products and substitutes and the ability and willingness of purchasers to acquire newer or more advanced models, such as cellular subscriber products, which could, among other factors, affect sales and margins; and pricing, purchasing, financing, operational, advertising and promotional decisions by intermediaries in the distribution channels, such as those distributing cellular telephones and pagers or services, which could affect their supply of, or end user demand for, Motorola products;

    - Underutilization of Motorola's plants and factories, or of any plant expansions or new plants, including, but not limited to, those in the Semiconductor Products Segment, resulting in production inefficiencies and higher costs; start-up expenses and inefficiencies and delays and increased depreciation costs in connection with the start of production in new plants and expansions, including but not limited to, those in the Semiconductor Products and General Systems Products segments;

                                                                    MANAGEMENT'S
                                                         DISCUSSION AND ANALYSIS
                                ------------------------------------------------
                                                                          ------
                                                                            F-11

    - The amount of, and rate of growth in, Motorola's selling, general and administrative expenses, and the occurrences which could affect the Company's ability to reduce, or limit the increase in, such expenses, and the impact of unusual items resulting from Motorola's ongoing evaluation of its business strategies, asset valuations and organizational structures;

    - Continued or increased pressure to reduce the selling prices of Motorola's cellular, iDEN-TM- and other two-way radio products, paging, semiconductors and other products, and the resulting effects on margins; Motorola's actions in connection with continued and increasing competition in many product areas, including, but not limited to, cellular subscriber products and including price competition; the provision of financing or other financial incentives by Motorola under or related to major infrastructure contracts, which could result in increased bad debt or other expenses or fluctuation of profit margins from period to period; fluctuating demand for certain products in certain seasons, such as paging and cellular subscriber products, as more products are sold to the consumer market; and the focus by some of Motorola's businesses--in particular, the cellular infrastructure and land mobile products businesses--on large system orders, which could result in fluctuating results from quarter to quarter;

    - Difficulties in obtaining raw materials, supplies, power and natural resources and any other items needed for the production of semiconductors and other products, and capacity constraints which could limit the amounts of orders the Semiconductor Products Segment and other segments can accept for certain products, causing effects on Motorola's ability to ship paging products, cellular phones and other products;

    - Difficulties or delays in the development, production, testing and marketing of products, including, but not limited to, a failure to ship new products and technologies when anticipated, including, but not limited to, two-way and voice paging, CDMA for cellular and PCS systems, wireless local loop, telephony and high-speed data for cable and integrated dispatch radio, the failure of customers to accept these products or technologies when planned, any defects in products and a failure of manufacturing economies to develop when planned;

    - Risks related to the IRIDIUM-Registered Trademark- project, including any software, technological or market acceptance issues, performance failures or other difficulties by a party to any IRIDIUM-Registered Trademark-related contracts or subcontracts, including any failure of Iridium, Inc. to receive additional financing needed for Iridium, Inc. to continue to make payments, or any events which would require Motorola, Inc. to provide additional financial support for Iridium, Inc. as well as the amount of reserves related to the Iridium project, and changes to those reserves;

    - The loss of, or significant reductions in purchases by, significant customers in any of the Company's business segments: General Systems Products, Semiconductor Products, Messaging, Information and Media Products, Land Mobile Products, and Automotive, Energy and Controls and Government Space and Technology Groups;

    - The acquisition of fixed assets and other assets, including inventories and receivables, and the making or incurring of any expenditures and expenses, including, but not limited to, depreciation and research and development expenses, any revaluation of assets or related expenses and the amount of, and any changes to, tax rates;

    - Occurrences affecting the slope or speed of decline of the life cycle pricing curve for many Motorola products, or affecting Motorola's ability to reduce product and other costs, and to increase productivity;

    - The effects of, and changes in, trade, monetary and fiscal policies, laws and regulations, other activities of governments, agencies and similar organizations, and social and economic conditions, including, but not limited to, those affecting trade with China and other emerging nations, such as trade restrictions or prohibitions, inflation and monetary fluctuations, import and other charges or taxes, the ability or inability of Motorola to obtain, or hedge against, foreign currency, foreign exchange rates and fluctuations in those rates, nationalizations and unstable governments and legal systems, and intergovernmental disputes, as well as actions affecting frequency, use and availability of spectrum authorizations and licensing;

    - The costs and other effects of legal and administrative cases and proceedings (whether civil, such as environmental and product-related, or criminal), settlements and investigations, claims, and changes in those items, developments or assertions by or against Motorola relating to intellectual property rights and intellectual property licenses, adoptions of new, or changes in, accounting policies and practices and the application of such policies and practices, including but not limited to, Statements on Accounting Standards Numbers 121 and 123; and

    - The effects of changes within Motorola's organization or in compensation and benefit plans, any activities of parties with which Motorola has an agreement or understanding, including any issues affecting any investment or joint venture in which Motorola has an investment, the amount, type and cost of the financing which Motorola has, and any changes to that financing.

FINANCIAL HIGHLIGHTS
------------------------------------------------
------
 F-12

FINANCIAL HIGHLIGHTS
(IN MILLIONS, EXCEPT AS NOTED)      Motorola, Inc. and Consolidated Subsidiaries

--------------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31                                                                            1995       1994
--------------------------------------------------------------------------------------------------------------
Net sales                                                                                     $  27,037  $  22,245
Earnings before income taxes                                                                      2,782      2,437
% to sales                                                                                         10.3%      11.0%
Net earnings                                                                                      1,781      1,560
% to sales                                                                                          6.6%       7.0%
Primary net earnings per common and common equivalent share (in dollars)                           2.93       2.66
Fully diluted net earnings per common and common equivalent share (in dollars)                     2.93       2.65
Research and development expenditures                                                             2,197      1,860
Fixed asset expenditures                                                                          4,225      3,322
Working capital                                                                                   2,717      3,008
Current ratio                                                                                      1.35       1.51
Return on average invested capital (1)                                                             14.7%      17.5%
% of net debt to net debt plus equity (2)                                                          19.8%      12.1%
Book value per common share (in dollars)                                                          18.68      15.47
Year-end employment (in thousands)                                                                  142        132
--------------------------------------------------------------------------------------------------------------

(1) Average invested capital is defined as stockholders' equity plus long and short-term debt less short-term investments (includes short-term investments categorized as cash equivalents).

(2) Includes short-term investments categorized as cash equivalents.

                                               CONSOLIDATED FINANCIAL STATEMENTS
                                ------------------------------------------------
                                                                          ------
                                                                            F-13

                        MANAGEMENT'S RESPONSIBILITY FOR
                              FINANCIAL STATEMENTS

    Management is responsible for the preparation, integrity and objectivity of the consolidated financial statements and other financial information presented in this report. The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles, applying certain estimates and judgments as required.

    Motorola's internal controls are designed to provide reasonable assurance as to the integrity and reliability of the financial statements and to adequately safeguard, verify and maintain accountability of assets. Such controls are based on established written policies and procedures, are implemented by trained, skilled personnel with an appropriate segregation of duties and are monitored through a comprehensive internal audit program. These policies and procedures prescribe that the Company and all its employees are to maintain the highest ethical standards and that its business practices throughout the world are to be conducted in a manner which is above reproach.

    KPMG Peat Marwick LLP, independent auditors, are retained to audit Motorola's financial statements. Their accompanying report is based on audits conducted in accordance with generally accepted auditing standards, which includes the consideration of the Company's internal controls to establish a basis for reliance thereon in determining the nature, timing and extent of audit tests to be applied.

    The Board of Directors exercises its responsibility for these financial statements through its Audit Committee, which consists entirely of independent non-management Board members. The Audit Committee meets periodically with the independent auditors and with the Company's internal auditors, both privately and with management present, to review accounting, auditing, internal controls and financial reporting matters.

Gary L. Tooker              Carl F. Koenemann
Vice Chairman and           Executive Vice President
                            and Chief Financial
Chief Executive Officer     Officer

                          INDEPENDENT AUDITORS' REPORT

    The Board of Directors and Stockholders of Motorola, Inc.:

    We have audited the accompanying consolidated balance sheets of Motorola, Inc. and consolidated subsidiaries as of December 31, 1995 and 1994, and the related statements of consolidated earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Motorola, Inc. and consolidated subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP
Chicago, Illinois
January 9, 1996, except for Note 6, which is as of February 16, 1996.

CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------
------
 F-14

                  MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
                      STATEMENTS OF CONSOLIDATED EARNINGS

                                                                                        YEARS ENDED DECEMBER 31
                                                                                    -------------------------------
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                                                  1995       1994       1993
--------------------------------------------------------------------------------------------------------------
NET SALES                                                                           $  27,037  $  22,245  $  16,963
--------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
  Manufacturing and other costs of sales                                               17,545     13,760     10,351
  Selling, general and administrative expenses                                          4,642      4,381      3,776
  Depreciation expense                                                                  1,919      1,525      1,170
  Interest expense, net                                                                   149        142        141
--------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                                                               24,255     19,808     15,438
--------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES                                                            2,782      2,437      1,525
--------------------------------------------------------------------------------------------------------------
INCOME TAXES PROVIDED ON EARNINGS                                                       1,001        877        503
--------------------------------------------------------------------------------------------------------------
NET EARNINGS                                                                        $   1,781  $   1,560  $   1,022
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
FULLY DILUTED NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE (1, 2)            $    2.93  $    2.65  $    1.78
--------------------------------------------------------------------------------------------------------------
FULLY DILUTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (1, 2)            609.8      592.7      583.7
--------------------------------------------------------------------------------------------------------------

(1) Primary earnings per common and common equivalent share were the same as fully diluted for all years shown, except in 1994 when they were one cent higher than fully diluted. Average primary common and common equivalent shares outstanding for 1995, 1994 and 1993 were 609.7, 591.7 and 582.6, respectively (which includes the dilutive effects of the convertible zero coupon notes and the outstanding stock options).

(2) Includes adjustments for the 1994 two-for-one stock split effected in the form of a 100 percent stock dividend.

                  MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
                STATEMENTS OF CONSOLIDATED STOCKHOLDERS' EQUITY

                                                                      COMMON STOCK
                                                                     AND ADDITIONAL
                                                                   PAID-IN CAPITAL (1)               RETAINED EARNINGS
                                                             -------------------------------  -------------------------------
                                                                                 YEARS ENDED DECEMBER 31
                                                             ----------------------------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                           1995       1994       1993       1995       1994       1993

--------------------------------------------------------------------------------------------------------------
Balances at January 1                                        $   3,179  $   1,875  $   1,510  $   5,917  $   4,534  $   3,634
Net earnings                                                        --         --         --      1,781      1,560      1,022
Conversion of zero coupon notes                                     23        251        216         --         --         --
Stock issuance (2)                                                  --        973         --         --         --         --
Unrealized net gain (loss) on certain investments                  328         (8)        --         --         --         --
Stock options exercised and other                                   57         88        149         --         --         --
Dividends declared ($.40 per share in 1995, $.31 in 1994
 and $.22 in 1993)                                                  --         --         --       (237)      (177)      (122)
                                                             -------------------------------------------------
Balances at December 31                                      $   3,587  $   3,179  $   1,875  $   7,461  $   5,917  $   4,534
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) 1994 Stock Split: An amount equal to the par value of the additional shares issued has been transferred from additional paid-in capital to common stock due to the two-for-one stock split effected in the form of a 100 percent stock dividend. All references to shares outstanding, dividends and per share amounts during 1994 and 1993 have been adjusted on a retroactive basis.

(2) During November 1994, the Company completed a public equity offering of 17.1 million shares of common stock.

See accompanying notes to consolidated financial statements.

                                               CONSOLIDATED FINANCIAL STATEMENTS
                                ------------------------------------------------
                                                                          ------
                                                                            F-15

                  MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                                  DECEMBER 31
                                                                                              --------------------
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                                                            1995       1994
--------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                                     $     725  $     741
Short-term investments                                                                              350        318
Accounts receivable, less allowance for doubtful accounts (1995, $123; 1994, $118)                4,081      3,421
Inventories                                                                                       3,528      2,670
Future income tax benefits                                                                        1,222        928
Other current assets                                                                                604        847
                                                                                              ----------------
Total current assets                                                                             10,510      8,925
                                                                                              ----------------
Property, plant and equipment, net                                                                9,356      7,073
Other assets                                                                                      2,935      1,538
                                                                                              ----------------
TOTAL ASSETS                                                                                  $  22,801  $  17,536
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable and current portion of long-term debt                                           $   1,605  $     916
Accounts payable                                                                                  2,018      1,678
Accrued liabilities                                                                               4,170      3,323
                                                                                              ----------------
Total current liabilities                                                                         7,793      5,917
                                                                                              ----------------
Long-term debt                                                                                    1,949      1,127
Deferred income taxes                                                                               968        509
Other liabilities                                                                                 1,043        887
                                                                                              ----------------
STOCKHOLDERS' EQUITY
Common stock, $3 par value
  Authorized shares: 1995 and 1994, 1,400
   Issued and outstanding shares: 1995, 591.4; 1994, 588.0                                        1,774      1,764
Preferred stock, $100 par value issuable in series
  Authorized shares: 0.5 (none issued)                                                               --         --
Additional paid-in capital                                                                        1,813      1,415
Retained earnings                                                                                 7,461      5,917
                                                                                              ----------------
Total stockholders' equity                                                                       11,048      9,096
                                                                                              ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                    $  22,801  $  17,536
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------
------
 F-16

                  MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                                           YEARS ENDED DECEMBER 31
                                                                                       -------------------------------
(IN MILLIONS)                                                                               1995       1994       1993
--------------------------------------------------------------------------------------------------------------
OPERATING
Net earnings                                                                           $   1,781  $   1,560  $   1,022
Add (deduct) non-cash items
  Depreciation                                                                             1,919      1,525      1,170
  Deferred income taxes                                                                      (55)      (177)        50
  Amortization of debt discount and issue costs                                               12         22         26
Gain on disposition of investments in affiliated companies                                  (111)        (9)        (9)
Change in assets and liabilities, net of effects of acquisitions and dispositions
  Accounts receivable, net                                                                  (653)      (945)      (439)
  Inventories                                                                               (856)      (806)      (539)
  Other current assets                                                                      (100)      (328)       (44)
  Accounts payable and accrued liabilities                                                 1,172      1,134        927
  Other assets                                                                                30        595        (95)
  Other liabilities                                                                          148        (19)       245
                                                                                       -----------------------
Net cash provided by operations                                                            3,287      2,552      2,314
--------------------------------------------------------------------------------------------------------------
INVESTING
Acquisitions and advances to affiliated companies                                           (563)      (894)      (408)
Dispositions of investments in affiliated companies                                          252         23         67
Payments for property, plant and equipment                                                (4,225)    (3,320)    (2,187)
Other changes to property, plant and equipment, net                                          (11)       183        126
(Increase) decrease in short-term investments                                                (32)        40       (105)
                                                                                       -----------------------
Net cash used for investing activities                                                    (4,579)    (3,968)    (2,507)
--------------------------------------------------------------------------------------------------------------
FINANCING
Net increase (decrease) in commercial paper and short-term borrowings less than 90
 days                                                                                        686        517        (38)
Proceeds from issuance of debt                                                               851         32        521
Repayment of debt                                                                            (74)      (190)       (74)
Issuance of common stock                                                                      49      1,061        113
Payment of dividends                                                                        (236)      (149)      (120)
                                                                                       -----------------------
Net cash provided by financing activities                                                  1,276      1,271        402
--------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   $     (16) $    (145) $     209
--------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                           $     741  $     886  $     677
--------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                 $     725  $     741  $     886
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                  MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
                       SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                           YEARS ENDED DECEMBER 31
                                                                                       -------------------------------
(IN MILLIONS)                                                                               1995       1994       1993
--------------------------------------------------------------------------------------------------------------
NON-CASH ACTIVITIES
Conversion of zero coupon notes                                                        $      23  $     251  $     216
Unrealized net gain (loss) on certain investments                                      $     336  $      (8)        --
Issuance of common stock for investment acquisition                                           --         --  $      36
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
(In millions, except as noted)                 CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------
                                ------------------------------------------------
                                                                          ------
                                                                            F-17

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CONSOLIDATION: The consolidated financial statements include the accounts of the Company and those majority-owned subsidiaries where the Company has control. All significant intercompany accounts and transactions are eliminated in consolidation.

    CASH EQUIVALENTS: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    MARKETABLE SECURITIES: Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that the carrying value of certain investments be adjusted to their fair value. As of December 31, 1995, the Company recorded an increase to stockholders' equity, other assets and deferred taxes of $328 million, $543 million and $215 million, respectively, primarily due to the fair value recognition of the Nextel investment which was completed during July of 1995. As of December 31, 1994, the effects of SFAS No. 115 were immaterial.

    REVENUE RECOGNITION: The Company uses the percentage-of-completion method to recognize revenues and costs associated with most long-term contracts. For contracts involving certain technologies, revenues and profits or parts thereof, are deferred until technological feasibility is established and customer acceptance is obtained. For other product sales, revenue is recognized at the time of shipment, and reserves are established for price protection and cooperative marketing programs with distributors.

    INVENTORIES: Inventories are valued at the lower of average cost (which approximates computation on a first-in, first-out basis) or market (i.e., net realizable value or replacement cost), less progress payments on certain long-term contracts.

    PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is recorded principally using the declining-balance method, based on the estimated useful lives of the assets (buildings and building equipment, 5-50 years; machinery and equipment, 2-12 years).

    FOREIGN CURRENCY TRANSLATION: The Company's European and Japanese operations use the respective local currencies, instead of the U.S. dollar, as the functional currency. For all other operations, the Company uses the U.S. dollar as the functional currency. The effects of translating the financial position and results of operations of local functional currency operations are included in stockholders' equity. The effects of foreign currency transactions are included in the statement of earnings.

    The Company uses financial instruments to hedge, and therefore attempt to reduce, its overall exposure to the effects of currency fluctuations on cash flows of foreign operations and investments in foreign countries. The Company's strategy is to offset the gains or losses of the financial instruments against losses or gains on the underlying operational cash flows or investments based on the operating business units' assessment of risk. Gains and losses on hedges of existing assets or liabilities are marked to market on a monthly basis. Other gains or losses on financial instruments that do not qualify as hedges are recognized immediately as income or expense. Gains and losses on financial instruments which hedge firm future commitments are deferred until such time as the underlying transactions are recognized or immediately when the transaction is no longer expected to occur. The Company does not speculate in these financial instruments for profit on the exchange rate price fluctuation alone. The Company does not trade in currencies for which there are no underlying exposures, nor enter into trades for any currency to intentionally increase the underlying exposure.

    Many of the Company's non-functional currency receivables and payables denominated in major currencies which can be traded on open markets are hedged. Some of the Company's exposure is to currencies which are not traded on open markets, such as those in Latin America and China, and these are addressed, to the extent reasonably possible, through managing net asset positions, product pricing, and other means, such as component sourcing. Currently, the Company primarily hedges firm commitments. The Company expects that there could be hedges of anticipated transactions in the future.

    STOCK OPTIONS: The Company has evaluated the effects of the recent accounting pronouncement, SFAS No. 123, "Accounting for Stock-Based Compensation," which will be effective for the Company's fiscal year-end 1996. Based on an initial evaluation, the effects are not expected to have a material effect on the Company's consolidated financial position, liquidity or results of operations.

    DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and concentrations in products, sources of supply and markets which could affect the financial statements and future operations of the Company.

    RECLASSIFICATIONS: Certain amounts in prior years' financial statements and related notes have been reclassified to conform to the 1995 presentation.

2. INCOME TAXES

COMPONENTS OF EARNINGS BEFORE INCOME TAXES

                                   1995       1994       1993
-----------------------------------------------------
United States                 $     907  $   1,140  $     360
Other nations                     1,875      1,297      1,165
                              -----------------------
Total                         $   2,782  $   2,437  $   1,525
-----------------------------------------------------

                                    MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS                 (In millions, except as noted)
------------------------------------------------
----------------------------------------------------------
------
 F-18

COMPONENTS OF INCOME TAXES PROVIDED ON EARNINGS

                                    1995       1994       1993
-----------------------------------------------------
Current:
  United States                $     400  $     728  $     197
  Other nations                      386        254        234
  State income taxes (U.S.)           50         72         22
                               ---------------------
                                     836      1,054        453
Deferred                             165       (177)        50
                               ---------------------
Income taxes                   $   1,001  $     877  $     503
-----------------------------------------------------

    Income tax payments were $947 million in 1995, $962 million in 1994 and $286 million in 1993.

    Except for certain earnings that Motorola, Inc. intends to reinvest indefinitely, provisions have been made for the cumulative estimated U.S. federal income tax liabilities applicable to undistributed earnings of affiliates and associated companies. Undistributed earnings for which no U.S. income tax has been provided aggregated $3.5 billion and $2.9 billion at December 31, 1995 and 1994, respectively. Should these earnings be distributed, foreign tax credits would reduce the additional U.S. income tax which would be payable. In cases where taxes are provided on such undistributed earnings, those taxes have been included in U.S. income taxes.

    At December 31, 1995, certain non-U.S. subsidiaries had loss carryforwards for income tax reporting purposes of $18.7 million, with expiration dates starting in 1996.

DIFFERENCES BETWEEN INCOME TAX EXPENSE COMPUTED AT THE U.S. FEDERAL STATUTORY TAX RATE OF 35% FOR 1995, 1994 AND 1993 AND INCOME TAXES PROVIDED ON EARNINGS

                                      1995       1994    1993
-----------------------------------------------------
Income tax expense at statutory
 rate                            $     974  $     853  $     534
Taxes on non-U.S. earnings              47         13        (21)
State income taxes                      30         46         14
Foreign Sales Corporation              (45)       (46)       (29)
Tax credits                             (8)        (6)        (4)
Other                                    3         17          9
                                 --------------------
Income taxes                     $   1,001  $     877  $     503
-----------------------------------------------------

SIGNIFICANT DEFERRED TAX ASSETS (LIABILITIES)

DECEMBER 31                                  1995       1994
-----------------------------------------------------
Depreciation                            $    (197) $    (135)
Deferred taxes on non-U.S. earnings          (382)      (165)
Inventory reserves                            345        255
Employee benefits                             286        248
Capitalized items                              89         91
Other deferred income taxes                   113        125
                                        ------------
Net deferred tax asset                  $     254  $     419
-----------------------------------------------------

    Gross deferred tax assets were $1,753 million and $1,320 million at December 31, 1995 and 1994, respectively. Gross deferred tax liabilities were $1,499 million and $901 million at December 31, 1995 and 1994, respectively.

    The deferred tax assets are considered realizable considering past income and estimates of future income. These include, but are not limited to, carrybacks, earnings trends and tax planning strategies.

    The Internal Revenue Service (IRS) has examined the federal income tax returns for Motorola, Inc. through 1987 and has settled the respective returns through 1985. The IRS has completed its field audit of the years 1986 and 1987. In connection with these audits, the IRS has proposed adjustments to the Company's income and tax credits for those years which would result in additional tax. The Company disagrees with most of the proposed adjustments and is contesting them. In the opinion of the Company's management, the final disposition of these matters, and proposed adjustments from other tax authorities, will not have a material adverse effect on the consolidated financial position, liquidity or results of operations of the Company.
                           -----------------------------------------------------
3. DEBT AND CREDIT FACILITIES

LONG-TERM DEBT

DECEMBER 31                                 1995       1994
-----------------------------------------------------
7.5% debentures due 2025               $     397  $      --
6.5% debentures due 2025 (redeemable
 at the holders' option in 2005)             397         --
7.6% notes due 2007                          300        300
6.5% debentures due 2008                     199        199
Zero coupon notes due 2009                    34         55
Zero coupon notes due 2013                   325        316
6.75% industrial revenue bonds due
 2014                                         20         20
8.4% debentures due 2031 (redeemable
 at the holders' option in 2001)             200        200
Other long-term debt                          90         48
                                       --------------
                                           1,962      1,138
Less current maturities                       13         11
                                       --------------
Long-term debt                         $   1,949  $   1,127
-----------------------------------------------------

SHORT-TERM DEBT

DECEMBER 31                                 1995       1994
-----------------------------------------------------
Notes to banks                         $     212  $     147
Commercial paper                           1,375        745
Other short-term debt                          5         13
                                       --------------
                                           1,592        905
Add current maturities                        13         11
                                       --------------
Notes payable and current portion of
 long-term debt                        $   1,605  $     916
-----------------------------------------------------

WEIGHTED AVERAGE INTEREST RATES ON SHORT-TERM BORROWINGS

-----------------------------------------------------
Commercial paper                            5.9%       4.6%
Other short-term debt                       6.8%       7.5%
-----------------------------------------------------

    As of December 31, 1995, the outstanding zero coupon notes due 2009, referred to as Liquid Yield Option-TM- Notes (LYONs-TM-), had a face value at maturity of $76 million. The 2009 LYONs were priced at a 6% yield to maturity and are now convertible into 18.268 shares of Motorola common stock for each $1,000 note. During

MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
(In millions, except as noted)                 CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------
                                ------------------------------------------------
                                                                          ------
                                                                            F-19

1995, various holders of the 2009 LYONs exercised conversion rights for approximately 54,000 notes ($54 million face value; $23 million net carrying value).

    At December 31, 1995, the LYONs due 2013 had a face value of approximately $480 million at maturity. The 2013 LYONs were priced to yield 2.25% to maturity and are convertible into 11.178 shares of Motorola common stock for each $1,000 note.

    Both LYONs issues are subordinated to all existing and future senior indebtedness of the Company, rank on a parity with each other, and may be put back to the Company by the holders on specific dates prior to the stated maturities.

    During December 1995, the Company's universal shelf registration totaling $1.0 billion of debt and equity securities was declared effective by the Securities and Exchange Commission. As of December 31, 1995, no securities had been issued under this universal shelf statement.

    In 1994, the Company's universal shelf registration statement for $800 million of debt and equity securities was declared effective by the Securities and Exchange Commission. As of December 31, 1995, the Company had issued under this universal shelf registration $400 million in aggregate principal amount of 7.5% debentures due May 2025 and an additional $400 million in aggregate principal amount of 6.5% debentures due September 2025 (which may be put back to the Company in 2005 at 100% of the principal amount, plus accrued interest).

    Aggregate requirements for long-term debt maturities, in millions, during the next five years are as follows: 1996, $13; 1997, $23; 1998, $21; 1999, $23;
2000, $5.

    During 1995, the Company and its finance subsidiary increased its one and five year revolving domestic credit agreements with a group of banks from $1.5 billion to $2.0 billion. These revolving domestic credit agreements contain various conditions, covenants and representations. At December 31, 1995, the Company's total domestic and foreign credit facilities aggregated $3.5 billion, of which $299 million were used and the remaining $3.2 billion were not drawn, but were available to back up outstanding commercial paper which totaled $1,375 million at December 31, 1995.

    Outstanding letters of credit aggregated approximately $285 million and $426 million at December 31, 1995 and 1994, respectively.
                           -----------------------------------------------------
4. OTHER FINANCIAL DATA

INCOME STATEMENT AND BALANCE SHEET INFORMATION

INCOME STATEMENT INFORMATION

                                   1995       1994       1993
-----------------------------------------------------
Research and development      $   2,197  $   1,860  $   1,521
                              -----------------------
Maintenance and repairs             343        276        267
                              -----------------------
Foreign currency losses               4         25         18
                              -----------------------
Interest expense, net:
  Interest expense                  213        192        182
  Interest income                   (64)       (50)       (41)
                              -----------------------
    Interest expense, net     $     149  $     142  $     141
-----------------------------------------------------

    The Company's cash payments for interest expense were $193 million in 1995, $209 million in 1994 and $126 million in 1993.

BALANCE SHEET INFORMATION

DECEMBER 31                              1995       1994
-----------------------------------------------------
Inventories:
  Finished goods                    $   1,026  $     699
  W.I.P. and production materials       2,502      1,971
                                    ----------------
    Total                           $   3,528  $   2,670
                                    ----------------
Property, plant and equipment:
  Land                              $     201  $     169
  Buildings                             4,754      3,504
  Machinery                            12,511     10,057
                                    ----------------
                                       17,466     13,730
  Less accumulated depreciation         8,110      6,657
                                    ----------------
    Total                           $   9,356  $   7,073
                                    ----------------
Other assets:
  Investments in non-consolidated
   subsidiaries                     $   1,438  $     739
  Fair value adjustment of
   qualified SFAS No. 115
   investments                            543        (13)
  Other                                   954        812
                                    ----------------
    Total                           $   2,935  $   1,538
                                    ----------------
Accrued liabilities:
  Compensation                      $     682  $     613
  Deferred revenue                        287        219
  Accrued warranties                      309        283
  Taxes other than income                 162        162
  Income taxes payable                    125         76
  Contribution to employees'
   profit sharing funds                   194        176
  Dividends payable                        59         59
  Other                                 2,352      1,735
                                    ----------------
    Total                           $   4,170  $   3,323
-----------------------------------------------------

DERIVATIVE FINANCIAL INSTRUMENTS

    As of December 31, 1995 and 1994, the Company had net outstanding foreign exchange contracts totaling $1.2 billion for both years. Most of the hedge contracts, which are over-the-counter instruments, mature within three months with the longest maturity extending out

LYONS IS A TRADEMARK OF MERRILL LYNCH & CO., INC.

                                    MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS                 (In millions, except as noted)
------------------------------------------------
----------------------------------------------------------
------
 F-20

twenty-seven months. Management believes that these forward contracts should not subject the Company to undue risk due to foreign exchange movements because gains and losses on these contracts should offset losses and gains on the assets, liabilities and transactions being hedged. At December 31, 1995, deferred gains totaled $1.5 million and deferred losses totaled $0.5 million. At December 31, 1994, deferred gains totaled $1.2 million and deferred losses totaled $0.2 million. The following schedule shows the five largest net foreign exchange hedge positions as of December 31, 1995:

FOREIGN EXCHANGE NET HEDGE POSITIONS AT DECEMBER 31

IN MILLIONS OF U.S. DOLLARS
Buy (Sell)                               1995       1994
-----------------------------------------------------
Japanese Yen                        $    (373) $    (578)
British Pound Sterling                   (226)      (227)
Spanish Peseta                            (98)       (30)
Singapore Dollar                           83          2
German Deutsche Mark                      (45)      (162)
-----------------------------------------------------

    The Company is exposed to credit-related losses if counterparties to financial instruments fail to perform their obligations. However, it does not expect any counterparties, which presently have high credit ratings, to fail to meet their obligations.

    The Company's finance subsidiary had at December 31, 1995, $25 million of an outstanding floating to fixed interest rate commercial paper swap, which will mature in November 1996. Amounts receivable and payable under swap agreements and gains and losses realized on swaps are recognized as yield adjustments over the life of the related debt which were immaterial during 1995.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include accounts receivable, short-term investments, long-term receivables, accounts payable, notes payable, long-term debt, foreign currency contracts and other financing commitments. The fair values of such financial instruments have been determined based on quoted market prices and market interest rates, as of December 31, 1995.

    At December 31, 1995, the fair value of the convertible zero coupon notes due 2009 and 2013 were $79 million and $368 million compared to the carrying values of $34 million and $325 million, respectively. The convertible zero coupon notes due 2009 are callable by the Company at the carrying value at any time and the convertible zero coupon notes due 2013 will be callable by the Company commencing September 1998. The fair values of all other financial instruments were not materially different than their carrying (or contract) values.

FINANCE SUBSIDIARY

    The Company's finance subsidiary purchases customer obligations under long-term contracts from the Company at net carrying value.

    The finance subsidiary's interest revenue is included in the Company's consolidated net sales. Interest expense totaled $15 million in 1995 and 1994, and $12 million in 1993 and is included in manufacturing and other costs of sales. In addition, long-term finance receivables of $290 million in 1995 and $257 million in 1994 are included in other assets.

FINANCIAL DATA OF CONSOLIDATED FINANCE SUBSIDIARY

                                     1995       1994       1993
-----------------------------------------------------
Total revenue                   $      34  $      40  $      37
                                --------------------
Net earnings                           11         16         16
                                --------------------
Total assets                          369        339        361
                                --------------------
Total liabilities                    (304)      (285)      (298)
                                --------------------
Stockholder's investments and
 advances                       $      65  $      54  $      63
-----------------------------------------------------

LEASES

    The Company owns most of its major facilities, but does lease certain office, factory and warehouse space, land, and data processing and other equipment under principally noncancelable operating leases. Rental expense, net of sublease income, was $222 million in 1995, $185 million in 1994 and $152 million in 1993. At December 31, 1995, future minimum lease obligations, net of minimum sublease rentals, for the next five years and beyond are as follows:
1996, $148; 1997, $103; 1998, $77; 1999, $59; 2000, $45; beyond, $135.
                           -----------------------------------------------------
5. EMPLOYEE BENEFIT AND INCENTIVE PLANS

PENSION BENEFITS

    The Company's noncontributory pension plan covers most U.S. employees after one year of service. The benefit formula is dependent upon employee earnings and years of service. The Company's policy is to fund the accrued pension cost or the amount allowable based on the full funding limitations of the Internal Revenue Code, if less. The Company has a noncontributory supplemental retirement benefit plan for its elected officers. The plan contains provisions for funding the participants' expected retirement benefits when the participants meet the minimum age and years of service requirements.

    Certain non-U.S. subsidiaries have varying types of retirement plans providing benefits for substantially all of their employees. Amounts charged to earnings for all non-U.S. plans were $82 million in 1995, $68 million in 1994 and $41 million in 1993.

    The Company uses a three-year, market-related asset value method of amortizing asset-related gains and losses. Net transition amounts and prior service costs are being amortized over periods ranging from 10 to 15 years.

MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
(In millions, except as noted)                 CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------
                                ------------------------------------------------
                                                                          ------
                                                                            F-21

    Benefits under all U.S. pension plans are valued based upon the projected unit credit cost method. The assumptions used to develop the projected benefit obligations for the plans for 1995 and 1994 were as follows:

                                              1995        1994
-----------------------------------------------------
Discount rate for obligations                7.75%       8.50%
Future compensation increase rate            4.50%       5.50%
Investment return assumption (regular)       9.00%       9.00%
Investment return assumption (elected
 officers)                                   6.50%       7.75%
-----------------------------------------------------

    Accounting literature requires discount rates to be established based on prevailing market rates for high-quality fixed-income instruments that, if the pension benefit obligation was settled at the measurement date, would provide the necessary future cash flows to pay the benefit obligation when due. The Company has decreased the discount rate in determining the pension obligation from 8.50% to 7.75% to comply with these guidelines. As of December 31, 1995, the investment portfolio was predominantly equity investments, which have historically realized annual returns at or significantly above the assumed investment return rate. The Company believes that discount rate fluctuations are short-term in nature and should not adversely affect the Company's long-term obligation.

COMPONENTS OF NET U.S. PENSION EXPENSE FOR THE REGULAR PENSION PLAN

                                      1995       1994         1993
-----------------------------------------------------
Service costs                    $     126  $     119   $      92
Interest cost on projected
 obligation                            107         83          67
Actual return on plan assets          (334)         7         (80)
Net amortization and deferral          213       (113)        (11)
                                 --------------------
Net pension expense              $     112  $      96   $      68
-----------------------------------------------------

    The net U.S. pension expense for the elected officers' supplemental retirement benefit plan was $31 million in 1995, $27 million in 1994 and $19 million in 1993. The net U.S. pension expense for the Motorola Supplemental Pension Plan was $2 million in 1995.

U.S. FUNDED PENSION PLANS

                                                                                                            1994
                                                                                                  ------------------------
                                                                                  1995                             ELECTED
                                                                        ------------------------              OFFICERS AND
DECEMBER 31                                                                 REGULAR                 REGULAR      OTHER (1)
----------------------------------------------------------------------                   ELECTED
                                                                                        OFFICERS
                                                                                       AND OTHER
                                                                                             (1)
--------------------------------------------------------------------------------------------------------------
Actuarial present value of:
  Vested benefit obligation                                              $  (1,110)   $     (55)  $    (831)   $     (40)
                                                                        --------------------------------------------------
  Accumulated benefit obligation                                            (1,193)         (96)       (904)         (76)
                                                                        --------------------------------------------------
  Projected benefit obligation for service rendered to date                 (1,585)        (113)     (1,239)         (96)
Plan assets at fair value, primarily bonds, stocks and cash
 equivalents                                                                 1,537           74       1,090           56
                                                                        --------------------------------------------------
Plan assets less than the projected benefit obligation                         (48)         (39)       (149)         (40)
Unrecognized net loss                                                           41           26         127           28
Unrecognized prior service cost                                                  1           32           1           33
Unrecognized net transition (asset) liability                                  (35)           6         (46)           7
Adjustment required to recognize minimum liability                              --          (47)         --          (47)
                                                                        --------------------------------------------------
Pension liability recognized in balance sheet                            $     (41)   $     (22)  $     (67)   $     (19)
--------------------------------------------------------------------------------------------------------------

(1) Includes the Motorola Supplemental Pension Plan which became effective January 1, 1994. The Plan was established and will be maintained by Motorola, Inc. for the purpose of providing supplemental benefits in excess of the limitation imposed by the Internal Revenue Code on defined benefit plans for certain of its employees (excluding elected officers) who participate in the Motorola, Inc. Pension Plan.

POSTRETIREMENT HEALTH CARE BENEFITS

    In addition to providing pension benefits, the Company provides certain health care benefits to its retired employees. The majority of its domestic employees may become eligible for these benefits if they reach normal retirement age while working for the Company. The Company's policy is to fund the maximum amount allowable based on funding limitations of the Internal Revenue Code.

    The assumptions used to develop the accumulated postretirement benefit obligation for the retiree health care plan for 1995 and 1994 were as follows:

                                              1995        1994
-----------------------------------------------------
Discount rate for obligations                7.75%       8.50%
Investment return assumption                 9.00%       9.00%
-----------------------------------------------------

    Net retiree health care expenses recognized in 1995 were $29 million, $26 million in 1994 and $23 million in 1993.

                                    MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS                 (In millions, except as noted)
------------------------------------------------
----------------------------------------------------------
------
 F-22

U.S. FUNDED RETIREE HEALTH CARE PLAN

DECEMBER 31                                  1995       1994
-----------------------------------------------------
Actuarial present value of accumulated
 postretirement benefit obligation      $    (342) $    (281)
Plan assets at fair value, primarily
 listed stocks, bonds and cash
 equivalents                                  121         64
Unrecognized prior service cost                 2          2
Unrecognized net loss                          66         47
                                        ------------
Retiree health care liability
 recognized in balance sheet            $    (153) $    (168)
-----------------------------------------------------

    The health care trend rate used to determine the pre-age 65 accumulated postretirement benefit obligation was 8.78% for 1995, decreasing to 6% by the year 2000 and beyond. A flat 5% rate per year is used for the post-age 65 obligation. Increasing the health care trend rate by one percentage point would increase the accumulated postretirement benefit obligation by $42 million as of December 31, 1995 and would increase the 1995 net retiree health care expense by $5 million. There are no significant postretirement health care benefit plans outside of the United States.

OTHER BENEFITS

    PROFIT SHARING PLANS: The Company and certain subsidiaries have profit sharing plans, principally contributory, in which all eligible employees participate. The Company makes contributions to profit sharing funds in the United States and other nations, which are generally based upon percentages of pretax earnings, as defined, from those operations. Company contributions to all profit sharing plans totaled $194 million, $176 million and $107 million in 1995, 1994 and 1993, respectively.

    MOTOROLA EXECUTIVE INCENTIVE PLAN: The Company may provide up to 7% of its annual consolidated pretax earnings, as defined in the Motorola Executive Incentive Plan, for the payment of cash incentive awards to key employees. During 1995, $137 million was provided for incentive awards, as compared to $129 million and $78 million in 1994 and 1993, respectively.

    LONG RANGE INCENTIVE PLAN: The Company maintains a Long Range Incentive Plan (LRIPL) to reward participating elected officers for the Company's achieving outstanding long-range performance, based on four preestablished performance objectives measured over four year cycles. These objectives are benchmarked and evaluated against companies with industries similar to Motorola, and to Motorola's internal objectives. The maximum amount to be awarded to an individual participant under this plan during any cycle can not exceed the lesser of $5 million or 200 percent of each participants' respective base salary. Payouts under the LRIPL will occur subsequent to 1997 at which time the current Long Range Incentive Program (LRIPR) will terminate. During 1995, $51 million was provided for the long range incentive awards and $13 million was disbursed to qualifying participants. In 1994, when the LRIPL was approved and adopted, $12 million was provided and no disbursements were made.

    RONA INCENTIVE PROGRAM: The RONA (Return On Net Assets employed) Incentive Program is available to eligible employees who are not participating in the Motorola Executive Incentive Plan. RONA awards are earned and paid semiannually to participants and depend, first, on the Company and, in most cases, the major business unit for which the participant works, exceeding a minimum RONA percentage (as determined by the Company) during the six-month period and, second, the extent to which such minimum percentage was exceeded. During 1995, $234 million was provided for RONA awards, as compared to $269 million and $205 million in 1994 and 1993, respectively.

    STOCK OPTIONS: Under the Company's employee stock option plans, shares of common stock have been made available for grant to key employees. The exercise price of each option granted is 100% of market value on the date of the grant.

    Options exercised during 1995 were at per share prices ranging from $7.79 to $57.69. Options outstanding at December 31, 1995 were at per share prices ranging from $8.83 to $79.31. There are approximately 11,400 total current stock option holders. All 1994 and 1993 share amounts and prices have been adjusted to reflect the 1994 two-for-one stock split.

SHARES SUBJECT TO OPTIONS

(IN THOUSANDS, EXCEPT
EMPLOYEE DATA)                     1995       1994       1993
-----------------------------------------------------
Options outstanding at
 January 1                       24,104     22,906     26,018
Additional options granted        4,931      3,972      3,530
Options exercised                (2,535)    (2,654)    (6,326)
Options terminated,
 cancelled or expired              (115)      (120)      (316)
                              -----------------------
  Options outstanding at
   December 31                   26,385     24,104     22,906
Shares reserved for future
 option grants                    8,786     13,602     17,454
                              -----------------------
  Total shares reserved          35,171     37,706     40,360
                              -----------------------
  Total options exercisable      21,455     20,137     19,376
-----------------------------------------------------
Approximate number of
 employees granted options       10,000      7,300      5,100
-----------------------------------------------------

MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
(In millions, except as noted)                 CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------
                                ------------------------------------------------
                                                                          ------
                                                                            F-23

                           -----------------------------------------------------
6. COMMITMENTS AND CONTINGENCIES

    FINANCIAL: In July 1995, the Company completed the sale of its 800 megahertz Specialized Mobile Radio businesses, systems and licenses in the continental United States to Nextel Communications, Inc. for approximately 59 million shares of Nextel stock. The transaction was accounted for as an exchange of production assets with no gain realized in the Statement of Consolidated Earnings. Nextel agreed to purchase, subject to specified conditions, substantial quantities of equipment from Motorola over a five-year period which began in 1994 for use on its specialized mobile radio systems. Motorola has agreed to provide up to $685 million of secured vendor financing for such equipment and related services to Nextel and certain of its subsidiaries, subject to certain lending conditions. As of December 31, 1995, Nextel had drawn $225 million of such financing commitment. Nextel will require financing in addition to Motorola's vendor financing to complete its currently planned networks and acquisitions. Nextel's failure to obtain additional financing or to meet the conditions for any financing could adversely affect future sales and orders of the Company's iDEN-Registered Trademark- equipment. There can be no assurance that such additional financing will be obtained or such conditions met.

    The Company further advanced its strategic investment in the IRIDIUM-Registered Trademark- global communications system. At December 31, 1995, the Company's equity investment in and commitments to make equity investments in Iridium, Inc. was approximately $400 million; additionally, it has committed, subject to action by the Iridium, Inc. Board of Directors, to additional equity investments totaling approximately $60 million. In February 1996, the Company committed to purchase approximately $160 million of securities to be issued by Iridium, Inc. during 1996. Iridium, Inc. will require additional funding and, quite possibly, other financial support from various sources in order to complete the global communications system, which is expected to take place over the next three years. There can be no assurance that Motorola or any other person will provide such funding or financial support. Motorola is the largest investor in Iridium, Inc. and a failure of Iridium, Inc. to obtain additional funding or financial support would materially adversely affect Motorola's investment in Iridium, Inc. and in ancillary products. The Company's investment in Iridium, Inc. is included in the Consolidated Balance Sheet category "Other Assets."

    The Company has executed three contracts with Iridium, Inc. for the construction and operation of the global communications system, providing for approximately $6.5 billion in payments by Iridium, Inc. over a ten-year period which began in 1993. The Company has in turn entered into significant subcontracts for portions of the system, for which it will generally remain obligated even if Iridium, Inc. is unable to satisfy the terms of the contracts with the Company, including funding. Separately, the Company is making significant investments to produce ancillary products for the system, such as subscriber units. The Federal Communications Commission (FCC) has issued a license to a Motorola subsidiary to construct, operate and launch the IRIDIUM system. However, other authorizations are still required for the IRIDIUM system to begin commercial service in the U.S. and in other countries in which service will be provided. Except as noted above, the Company had no significant concentrations of credit risk as of December 31, 1995.

    The Company has entered into arrangements with non-consolidated affiliates whereby the Company may increase, for an amount up to approximately $250 million, its percentage interest in these affiliates at the option of each respective affiliate or Motorola at various dates which are not to extend beyond June 1997.

    Other off-balance-sheet commitments to extend or guarantee financing and recourse obligations under receivable sales arrangements which represent firm obligations at December 31, 1995 and 1994, aggregated approximately $173 million and $273 million, respectively. Commitments to extend or guarantee financing include commitments for customer financing and for the financing of non-consolidated affiliates. Customer financing commitments require the customer to meet certain conditions established in the financing arrangements. Commitments represent the maximum amounts available under these arrangements and may not be completely utilized.

    ENVIRONMENTAL AND LEGAL: Under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (CERCLA, or Superfund), the Company has been designated as a potentially responsible party by the United States Environmental Protection Agency with respect to certain waste sites with which the Company may have had direct or indirect involvement. Such designations are made regardless of the extent of the Company's involvement. These claims are in various stages of administrative or judicial proceedings. They include demands for recovery of past governmental costs and for future investigations or remedial actions. In many cases, the dollar amounts of the claims have not been specified, and have been asserted against a number of other entities for the same cost recovery or other relief as was asserted against the Company. The Company accrues costs associated with environmental matters when they become probable and reasonably estimable, which totaled $86 million and $70 million as of December 31, 1995 and 1994, respectively. The amount of such charges to earnings was $24 million, $20 million and $36 million in 1995, 1994 and 1993, respectively. However, due to their uncertain nature, the amounts accrued could differ, perhaps significantly, from the actual costs that will be incurred. These amounts assume no substantial recovery of costs from any insurer. The remedial efforts include environmental cleanup costs and communication programs. These liabilities represent only the Company's share of any possible costs incurred in environmental cleanup sites, since in most cases, potentially responsible parties other than the Company may exist.

    The Company is a defendant in various suits, including environmental and product-related suits, and is subject to various claims which arise in the normal course of

                                    MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS                 (In millions, except as noted)
------------------------------------------------
----------------------------------------------------------
------
 F-24

business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the consolidated financial position, liquidity or results of operations of the Company.

IRIDIUM-REGISTERED TRADEMARK- IS A REGISTERED TRADEMARK AND SERVICE MARK OF IRIDIUM, INC.
                           -----------------------------------------------------
7. INFORMATION BY INDUSTRY SEGMENT AND
   GEOGRAPHIC REGION

    The Company operates predominantly in the wireless communication, semiconductor technology and advanced electronic industries. Operations involve the design, manu-facture and sale of a diversified line of products, which include, but are not limited to, cellular phones and systems; semiconductors, including discrete semiconductors and integrated circuits; two-way radios, pagers, data communication, personal communications equipment and systems; automotive, defense and space electronic products; and computer equipment. As of December 31, 1995, manufacturing and distribution operations in any one foreign country did not account for more than 10% of consolidated net sales or total assets.

    Sales and operating profits by geographical area are measured by the locale of the revenue-producing operations. Operating profits (revenues less operating expenses) exclude general corporate expenses, net interest and income taxes. Intersegment and intergeographic transfers are accounted for on an arm's length pricing basis.

    Identifiable assets (excluding intersegment receivables) are the Company's assets that are identified with classes of similar products or operations in each geographic area. Corporate assets primarily include cash, marketable securities, equity investments and the administrative headquarters of the Company.

    In 1995, no single customer or group under common control represented 10% or more of the Company's sales. The equity in net assets of non-U.S. subsidiaries amounted to $5.5 billion at December 31, 1995 and $4.2 billion at December 31, 1994.

    Information for 1994 and 1993 has been reclassified to reflect the realignment of various business units. Messaging, Information and Media Products segment includes the Paging Products and Wireless Data groups (formerly reported as part of the Communications segment) and the Information Systems Group (formerly reported as part of the Other Products segment). Land Mobile Products (formerly reported as part of the Communications segment) is a separate reportable segment. The Government and Space Technology Group is reported as part of the Other Products segment.

MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
(In millions, except as noted)                 CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------
                                ------------------------------------------------
                                                                          ------
                                                                            F-25

--------------------------------------------------------------------------------

INDUSTRY SEGMENT INFORMATION

                                            NET SALES                                OPERATING PROFIT
                                 -------------------------------  -------------------------------------------------------
YEARS ENDED DECEMBER 31               1995       1994       1993          1995                   1994             1993
--------------------------------------------------------------------------------------------------------------
General Systems Products         $  10,660  $   8,613  $   5,236  $   1,266        11.9% $   1,214       14.1%  $     718
Semiconductor Products               8,539      6,936      5,707      1,218        14.3%       996       14.4%        801
Messaging, Information and
 Media Product                       3,681      2,981      2,574        310         8.4%       282        9.5%        219
Land Mobile Products                 3,598      3,399      2,882        324         9.0%       311        9.1%        150
Other Products                       3,346      2,660      2,009        131         3.9%        97        3.6%         63
Adjustments and eliminations        (2,787)    (2,344)    (1,445)       (48)        --         (29)      --           (11)
                                 --------------------------       -----                  ------                 ------
  Industry segment totals        $  27,037  $  22,245  $  16,963      3,201        11.8%     2,871       12.9 %     1,940
                                 --------------------------
General corporate expenses                                             (270)                  (292)                  (274)
Interest expense, net                                                  (149)                  (142)                  (141)
                                                                  -----                  ------                 ------
  Earnings before income taxes                                    $   2,782        10.3% $   2,437       11.0 % $   1,525
--------------------------------------------------------------------------------------------------------------


YEARS ENDED DECEMBER 31
-------------------------------
General Systems Products              13.7%
Semiconductor Products                14.0%
Messaging, Information and
 Media Product                         8.5%
Land Mobile Products                   5.2%
Other Products                         3.1%
Adjustments and eliminations            --

  Industry segment totals             11.4 %

General corporate expenses
Interest expense, net

  Earnings before income taxes         9.0 %
-------------------------------

                                           ASSETS                  FIXED ASSET EXPENDITURES           DEPRECIATION EXPENSE
                               -------------------------------  -------------------------------  -------------------------------
YEAR ENDED DECEMBER 31              1995       1994       1993       1995       1994       1993       1995       1994       1993
--------------------------------------------------------------------------------------------------------------
General Systems Products       $   6,181  $   4,740  $   3,223  $     762  $     621  $     453  $     450  $     327  $     227
Semiconductor Products             7,938      5,886      4,507      2,530      1,640      1,120        909        683        529
Messaging, Information and
 Media Products                    2,527      2,087        985        357        270        237        204        167         72
Land Mobile Products               2,097      2,232      2,673        169        217        141        155        142        225
Other Products                     1,839      1,470        805        285        320        136        154        143         63
Adjustments and eliminations        (224)       (72)       (24)        --         --         --         --         --         --
                               --------------------------       -----------------------          -----------------------
  Industry segment totals         20,358     16,343     12,169      4,103      3,068      2,087      1,872      1,462      1,116
General corporate                  2,443      1,193      1,329        122        254        100         47         63         54
                               --------------------------       -----------------------          -----------------------
  Consolidated totals          $  22,801  $  17,536  $  13,498  $   4,225  $   3,322  $   2,187  $   1,919  $   1,525  $   1,170
--------------------------------------------------------------------------------------------------------------

GEOGRAPHIC AREA INFORMATION (1)

                                            NET SALES                                OPERATING PROFIT
                                 -------------------------------  -------------------------------------------------------
YEARS ENDED DECEMBER 31               1995       1994       1993          1995                   1994             1993
--------------------------------------------------------------------------------------------------------------
United States                    $  19,187  $  16,297  $  12,924  $   1,681         8.8% $   1,932       11.9%  $     970
Other nations                       16,954     12,758     10,066      1,901        11.2%     1,292       10.1%      1,164
Adjustments and eliminations        (9,104)    (6,810)    (6,027)      (381)        --        (353)      --          (194)
                                 --------------------------       -----                  ------                 ------
  Geographic totals              $  27,037  $  22,245  $  16,963      3,201        11.8%     2,871       12.9 %     1,940
                                 --------------------------
General corporate expenses                                             (270)                  (292)                  (274)
Interest expense, net                                                  (149)                  (142)                  (141)
                                                                  -----                  ------                 ------
  Earnings before income taxes                                    $   2,782        10.3% $   2,437       11.0 % $   1,525
--------------------------------------------------------------------------------------------------------------


YEARS ENDED DECEMBER 31
-------------------------------
United States                          7.5%
Other nations                         11.6%
Adjustments and eliminations            --

  Geographic totals                   11.4 %

General corporate expenses
Interest expense, net

  Earnings before income taxes         9.0 %
-------------------------------

                                                                                                ASSETS
                                                                                    -------------------------------
DECEMBER 31                                                                           1995       1994       1993
--------------------------------------------------------------------------------------------------------------
United States                                                                       $  12,552  $  10,750  $   7,731
Other nations                                                                           8,260      5,943      4,674
Adjustments and eliminations                                                             (454)      (350)      (236)
                                                                                    --------------------------
  Geographic totals                                                                    20,358     16,343     12,169
General corporate assets                                                                2,443      1,193      1,329
                                                                                    --------------------------
  Consolidated totals                                                               $  22,801  $  17,536  $  13,498
--------------------------------------------------------------------------------------------------------------

(1) As measured by the locale of the revenue-producing operations.

1994 and 1993 have been reclassified to reflect the realignment of various business units.

                                    MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS                 (In millions, except as noted)
------------------------------------------------
----------------------------------------------------------
------
 F-26

--------------------------------------------------------------------------------

8. STOCKHOLDER RIGHTS PLAN

    Each outstanding share of common stock carries with it one-quarter of a preferred share purchase right. Each right becomes exercisable for $150 (subject to adjustment) for one-thousandth share of junior participating preferred stock, if a person or group acquires 20% or more of the outstanding common stock or announces an offer for 30% or more of the outstanding common stock. If a person or group acquires 20% or more of the outstanding common stock and in certain other circumstances, each right (except, in some cases, those held by an acquiror) becomes exercisable for common stock (or that of the acquiror) with a market value of twice the exercise price. In some cases, the Board of Directors may exchange rights for shares of common stock (or the equivalent) and may suspend the rights' exercisability. The rights have no voting power, expire in November 1998, and may be redeemed for $.05 per right prior to a public announcement that 20% or more of the outstanding common stock has been accumulated by a person or group.

--------------------------------------------------------------------------------

                                                     FIVE YEAR FINANCIAL SUMMARY
                                ------------------------------------------------
                                                                          ------
                                                                            F-27

FIVE YEAR FINANCIAL SUMMARY

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND OTHER DATA)                     MOTOROLA, INC. AND CONSOLIDATED
SUBSIDIARIES
--------------------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31                                             1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------
OPERATING   Net sales                                            $27,037    $22,245    $16,963    $13,303    $11,341
RESULTS     Manufacturing and other costs of sales                17,545     13,760     10,351      8,395      7,134
            Selling, general and administrative expenses           4,642      4,381      3,776      2,951      2,579
            Depreciation expense                                   1,919      1,525      1,170      1,000        886
            Interest expense, net                                    149        142        141        157        129
            Total costs and expenses                              24,255     19,808     15,438     12,503     10,728
            Earnings before income taxes and cumulative
             effect of change in accounting principle              2,782      2,437      1,525        800        613
            Income taxes provided on earnings                      1,001        877        503        224        159
            Net earnings before cumulative effect of change
             in accounting principle                              $1,781     $1,560     $1,022       $576       $454
            Net earnings                                          $1,781     $1,560     $1,022       $453       $454
            Net earnings before cumulative effect of change
             in accounting principle as a percent of sales           6.6%       7.0%       6.0%       4.3%       4.0%
            Net earnings as a percent of sales                       6.6%       7.0%       6.0%       3.4%       4.0%
--------------------------------------------------------------------------------------------------------------
PER SHARE   Fully diluted
            Net earnings before cumulative effect of change
DATA (1,2)   in
(IN
DOLLARS)    accounting principle                                   $2.93      $2.65      $1.78      $1.05      $0.84
            Cumulative effect of change in accounting
               principle                                              --         --         --      (0.22)        --
            Net earnings                                           $2.93      $2.65      $1.78      $0.83      $0.84
            Average common and common equivalent shares
               outstanding                                         609.8      592.7      583.7      567.1      558.5
            Dividends declared                                    $0.400     $0.310     $0.220     $0.198     $0.190
--------------------------------------------------------------------------------------------------------------
BALANCE     Total assets                                         $22,801    $17,536    $13,498    $10,629     $9,375
SHEET       Working capital                                        2,717      3,008      2,324      1,883      1,424
            Long-term debt                                         1,949      1,127      1,360      1,258        954
            Total debt                                             3,554      2,043      1,915      1,695      1,806
            Total stockholders' equity                           $11,048     $9,096     $6,409     $5,144     $4,630
--------------------------------------------------------------------------------------------------------------
OTHER DATA  Current ratio                                           1.35       1.51       1.53       1.56       1.46
            Return on average invested capital before
             cumulative effect of change in accounting
             principle                                              14.7%      17.5%      15.3%       9.4%       7.8%
            Return on average invested capital                      14.7%      17.5%      15.3%       7.5%       7.8%
            Return on average stockholders' equity before
             cumulative effect of change in accounting
             principle                                              17.7%      21.0%      17.8%      11.7%      10.2%
            Return on average stockholders' equity                  17.7%      21.0%      17.8%       9.4%      10.2%
            Fixed asset expenditures                              $4,225     $3,322     $2,187     $1,442     $1,387
            % to sales                                              15.6%      14.9%      12.9%      10.8%      12.2%
            Research and development expenditures                 $2,197     $1,860     $1,521     $1,306     $1,133
            % to sales                                               8.1%       8.4%       9.0%       9.8%      10.0%
            Year-end employment (in thousands)                       142        132        120        107        102
--------------------------------------------------------------------------------------------------------------

(1) All earnings per share, dividends and outstanding shares data have been restated to reflect the 1994 and 1992 two-for-one stock splits.

(2) Primary earnings per common and common equivalent share were the same as fully diluted for all years shown except in 1994 and 1991 when primary earnings per share were one cent higher than fully diluted. Average primary common and common equivalent shares outstanding for 1995, 1994, 1993, 1992 and 1991 were 609.7, 591.7, 582.6, 565.6 and 555.6, respectively.

QUARTERLY AND OTHER FINANCIAL DATA
------------------------------------------------
------
 F-28

QUARTERLY AND OTHER FINANCIAL DATA

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)                         MOTOROLA, INC. AND CONSOLIDATED SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------------
                                                               1995                             1994
QUARTERLY                                         1ST        2ND        3RD        4TH        1ST        2ND        3RD        4TH
--------------------------------------------------------------------------------------------------------------
OPERATING   Net sales                          $6,011     $6,877     $6,851     $7,298     $4,693     $5,439     $5,660     $6,453
RESULTS     Gross profit                        2,133      2,483      2,463      2,413      1,785      2,060      2,121      2,519
            Net earnings                          372        481        496        432        298        367        380        515
            Net earnings as a percent of
             sales                                6.2%       7.0%       7.2%       5.9%       6.4%       6.7%       6.7%       8.0%
--------------------------------------------------------------------------------------------------------------
PER SHARE   Primary net earnings per
DATA        common and common
(IN
DOLLARS)    equivalent share                    $0.61      $0.80      $0.81      $0.72      $0.51      $0.63      $0.65      $0.87
            Fully diluted net earnings per
             common and common equivalent
             share                              $0.61      $0.79      $0.81      $0.72      $0.51      $0.63      $0.65      $0.86
            --------------------------------------------------------------------------------------------------
            Dividends declared                 $0.100     $0.100     $0.100     $0.100     $0.070     $0.070     $0.070     $0.100
            Dividends paid                     $0.100     $0.100     $0.100     $0.100     $0.055     $0.070     $0.070     $0.070
            Stock prices
            High                               $64.75     $67.88     $82.50     $77.38     $54.83     $54.00     $55.75     $61.13
            Low                                $53.00     $51.50     $66.75     $56.00     $43.25     $42.13     $43.38     $49.00
--------------------------------------------------------------------------------------------------------------

The number of stockholders of record of Motorola common stock on January 31, 1996 was 60,983.

                    MOTOROLA SHARE OPTION PLAN OF 1996


     1.   NAME AND PURPOSE

     1.1 NAME. The name of this plan is the Motorola Share Option Plan of 1996 (the "Plan").

     1.2 PURPOSE. Motorola has established the Plan to promote the interests of Motorola and its stockholders by providing full and part-time employees of Motorola or its Subsidiaries and members of Motorola's Board who are not employees of Motorola or any of its Subsidiaries (each a "Non-Employee Director") with additional incentive to increase their efforts on Motorola's behalf and to remain in the employ or service of Motorola or its Subsidiaries and with the opportunity, through stock ownership, to increase their proprietary interest in Motorola and their personal interest in its continued success and progress.

     2.   DEFINITIONS

     2.1 GENERAL DEFINITIONS. The following words and phrases, when used herein, unless otherwise specifically defined or unless the context clearly indicates otherwise, shall have the following meanings:

          (a) AFFILIATE. Any corporation, partnership, joint venture or other business entity in which Motorola or a Subsidiary holds an ownership interest.

          (b)  BOARD.  The Board of Directors of Motorola.

          (c)  CHANGE IN CONTROL.  The events described in Section 11.2.

          (d) CODE. The Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.

          (e)  COMMITTEE.  The Compensation Committee of the Board.

          (f) COMMON STOCK. Motorola's common stock, $3 par value per Share.

          (g)  DIRECTORS.  Members of the Board of Motorola.

          (h) DISINTERESTED PERSON. A person described in Rule 16b-3(c)(2) or any successor definition adopted by the SEC.

          (i) EFFECTIVE DATE. The date that the Plan is approved by both the directors of Motorola and the stockholders of Motorola, and if not approved by both on the same day, the date of the last approval.

          (j) EMPLOYEE. Any person employed by Motorola or a Subsidiary on a full or part-time basis.

          (k) EMPLOYEE STOCK OPTIONS. Stock Options granted to an Employee under Article 4 of the Plan, including both NSOs and ISOs.

          (l) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

          (m) FAIR MARKET VALUE. The average of the high and low sale prices of Shares as reported for the New York Stock Exchange - Composite Transactions on a given date, or, in the absence of sales on a given date, the average of the high and low sale prices (as so reported) for the New York Stock Exchange - Composite Transactions on the last previous day on which a sale occurred prior to such date. With respect to an ISO, as defined below, if such method of determining Fair Market Value shall not be consistent with the then current regulations of the U.S. Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations.

          (n) ISO. An incentive stock option that meets the requirements of Section 422 (or any successor section) of the Code.

          (o)  MOTOROLA.  Motorola, Inc. or any successor.

          (p)  NSO.  A Stock Option that does not qualify as an ISO.

          (q)  NON-EMPLOYEE DIRECTOR.  Is defined in Section 1.2.

          (r)  NON-EMPLOYEE STOCK OPTION PERIOD.  Is defined in Section 5.3.

          (s)  NON-EMPLOYEE STOCK OPTION.  Is defined in Section 5.1.

          (t) NON-EXERCISE PERIOD. The period, for each Employee Stock Option, ending twelve (12) months from the date of its grant, or any longer period or periods determined by the Committee and set forth in, or incorporated by reference into, the Employee Stock Option.

          (u) OPTIONEE. An Employee who has been granted an Employee Stock Option under the Plan.

          (v) PARTICIPANT. An individual who is granted a Stock Option under in the Plan.

          (w) PLAN. The Motorola Share Option Plan of 1996 and all amendments and supplements thereto.

          (x)  PLAN YEAR.  The calendar year.

          (y) RULE 16B-3. Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

          (z)  SEC.  The Securities and Exchange Commission.

          (aa) SHARE.  A share of Common Stock.

          (bb) STOCK OPTIONS. Employee Stock Options and Non-Employee Stock Options.

          (cc) SUBSIDIARY; SUBSIDIARIES. Any corporation or other entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly owned by Motorola or by one or more Subsidiaries or by Motorola and one or more Subsidiaries, except that: (i) with respect to ISOs, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code, and (ii) with respect to Directors and any elected officer of Motorola or a Subsidiary subject to Section 16 of the Exchange Act, the terms "Subsidiary" or "Subsidiaries" mean and include any corporation or other entity at least a majority of the outstanding voting shares of which (other than directors' qualifying shares) is, at the time, directly or indirectly owned by Motorola or by one or more Subsidiaries or by Motorola and one or more Subsidiaries.

          (dd) SUCCESSOR-IN-INTEREST.  Is defined in Section 4.5(a)(ii).

          (ee) TOTAL AND PERMANENT DISABILITY.  Is defined in Section
     4.5(a)(i).

     2.2 OTHER DEFINITIONS. In addition to the above definitions, certain words and phrases used in the Plan and any Stock Option certificate may be defined elsewhere in the Plan or in such Stock Option certificate.

     3.   SHARES SUBJECT TO PLAN

     3.1 NUMBER OF SHARES. The number of Shares for which Stock Options may be granted under the Plan shall be (i) 29,000,000 Shares, plus (ii) the total number of Shares with respect to which no options have been granted under Motorola's Share Option Plan of 1991 on the Effective Date, plus
(iii) the number of Shares as to which options granted under Motorola's
Share Option Plan of 1991 terminate or expire without being fully exercised, subject, in each case, to Sections 3.2 and 3.3. Shares issued under the Plan may be either authorized and unissued Shares or issued

Shares reacquired by Motorola. No Employee may receive Stock Options relating to more than 300,000 Shares in any Plan Year (as adjusted pursuant to Section 3.3).

     3.2 REUSAGE. If a Stock Option expires or is terminated, surrendered or canceled without having been fully exercised, the Shares covered by such Option shall again be available for use under the Plan.

     3.3 ADJUSTMENTS. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number and class of Shares available for Stock Options the number of Shares to be automatically granted under Section 5.1 hereof and the number of Shares subject to outstanding Stock Options and the price of each of the foregoing, as applicable, shall be appropriately adjusted by the Committee to provide Participants with the same relative rights before and after such adjustment.

     4.   EMPLOYEE STOCK OPTIONS

     4.1 GRANT OF EMPLOYEE STOCK OPTIONS. The Committee shall have authority to grant Stock Options (ISOs or NSOs) to Employees. The Committee shall determine the number of Shares subject to each Employee Stock Option, the purchase price per Share, the term of the Employee Stock Option, the time or times at which the Employee Stock Option may be exercised, and all other terms and conditions of the Employee Stock Option. The Option exercise price per Share of an Employee Stock Option may not be less than the Fair Market Value of a Share on the date of grant. The Committee may accelerate the exercisability of any Employee Stock Option, including the waiver or modification of any installment exercise provisions. The Committee may in its discretion, delegate to members of the Committee and/or one or more elected officers of Motorola the authority to grant Stock Options to Employees who are not subject to Section 16 of the Exchange Act.

     4.2   NSOS AND ISOS.

          (a) The Stock Option exercise price of any Stock Option may not be less than the Fair Market Value on the date of grant of the Shares of the Common Stock subject to the Stock Option.

          (b) ISOS. The following additional terms and conditions shall apply to ISOs:

               (i) No ISO shall be granted to any Participant who, at the time the Employee Stock Option is granted, would own (within the meaning of Section 422(b) of the Code) stock possessing more than ten percent

          (10%) of the total combined voting power of all classes of stock of Motorola.

               (ii) The aggregate Fair Market Value (determined as of the time the Employee Stock Option is granted) of the Shares of Common Stock with respect to which one or more ISO's are exercisable for the first time by any individual Optionee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.00.

               (iii) Each ISO, by its terms, shall (1) not be exercisable after the expiration often (10) years after the date it is granted and(2) not be transferrable by the Optionee otherwise than by will or the applicable laws of descent and distribution or by operation of a death beneficiary designation made by the Optionee in accordance with rules established by the Committee and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative if the Optionee is legally incompetent.

     4.3  EXERCISE OF EMPLOYEE STOCK OPTIONS; PAYMENT.

          (a) An Employee Stock Option may be exercised by the Optionee submitting to Motorola such form(s) as are prescribed for such purpose. Motorola may require the surrender of the Employee Stock Option certificate if one has been issued. No Employee Stock Option shall be exercisable for less than a minimum of fifty (50) Shares except in cases where the number of Shares represented by the Employee Stock Option being exercised is less than fifty (50), in which case, the Employee Stock Option shall not be exercisable for less than all shares represented by such Option.

          (b) Payment for Shares purchased upon exercise of an Employee Stock Option shall be paid in full as permitted by Section 13 for all Shares purchased at the time of purchase. No fractional Shares may be purchased.

     4.4 NON-EXERCISE PERIOD. Except as provided herein for Optionees who die while in the employ of Motorola or any Subsidiary or for a Change in Control, no Employee Stock Option granted under the Plan may be exercised prior to the expiration of the Non-Exercise Period. No Employee Stock Option may be exercised after expiration of its stated term.

     4.5  EFFECT OF TERMINATION OF EMPLOYMENT ON EMPLOYEE STOCK OPTIONS:

          (a)  TERMINATION OF EMPLOYMENT DURING THE NON-EXERCISE PERIOD.

               (i) Except for a Change in Control and except for a disability leave of absence as provided in Section 4.5(a)(iii) hereof, if, during the Non-

          Exercise Period, the Optionee's employment with Motorola and its Subsidiaries shall terminate for any reason (including retirement) other than death, transfer to an Affiliate and other than Total and Permanent Disability (as that term is defined in the Motorola Profit Sharing and Investment Plan) of the Optionee, as determined by the Committee or its designee, the Optionee's right to exercise the Employee Stock Option shall terminate and all rights thereunder shall cease; provided, however, if the Optionee's employment terminates by reason of the transfer of such Optionee to an Affiliate, the Committee shall have the power and authority, in its discretion, to determine whether or not any or all of the Employee Stock Options held by the Optionee shall terminate or shall continue in effect (in which case such Options shall be subject to all of the conditions of the Plan, including this
          Section 4.5, and such other conditions as the Committee may impose, with "termination of employment," "employment is terminated" or "employment shall have been terminated" or words of like import or intent meaning termination of employment with the Affiliate.)

               (ii) If, during the Non-Exercise Period, an Optionee dies while in the employ of Motorola or any Subsidiary, the deceased Optionee's Successor-in-Interest shall have the right to exercise, in whole or in part, at any time during the remainder of the term of such Employee Stock Option, the entire amount of the Shares subject to such Employee Stock Option (without regard to any installment limitation on the exercise of the Employee Stock Option). For purposes of the Plan, the term "Successor-in-Interest" shall mean the deceased Optionee's death beneficiary, personal representative, or any person who acquired the right to exercise such Employee Stock Option by bequest or inheritance or by reason of the laws of descent and distribution.

               (iii) If, during the Non-Exercise Period, an Optionee's employment with Motorola and its Subsidiaries shall terminate because of the Total and Permanent Disability of the Optionee or if the Optionee shall be put on disability leave of absence status because of the Total and Permanent Disability of the Optionee, each Employee Stock Option held by such an Optionee which has a Non-Exercise Period in effect at the time of termination of employment or commencement of the disability leave of absence shall become exercisable at the time the applicable Non-Exercise Period elapses or terminates, and the Optionee shall then have the right to exercise, in whole or in part, each such Employee Stock Option for the entire amount of Shares subject to each such Employee Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option) at any time during the remainder of the term of the Employee Stock Option.
          The unexercised portion of each

          Employee Stock Option shall terminate upon expiration of the term of such Stock Option, and any unexercised portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without written consent of the Committee.

          (b)  TERMINATION OF EMPLOYMENT AFTER THE NON-EXERCISE PERIOD.

               (i)    BY TERMINATION OF EMPLOYMENT WITHOUT CAUSE.

               If the Non-Exercise Period shall have elapsed or terminated and the Optionee's employment with Motorola and its Subsidiaries shall have been terminated thereafter by Motorola or any Subsidiary without cause, the Optionee shall have the right to exercise the then presently exercisable unexercised portion of the Employee Stock Option at any time during a period of twelve (12) months after the date of termination of employment. The unexercised portion of the Employee Stock Option may be exercised, in whole or in part, for the number of Shares which were or would have become exercisable to the extent the Optionee could have exercised such Employee Stock Option had the Optionee remained in the employ of Motorola or any Subsidiary during the twelve (12) month period immediately following the date of termination of employment.
          Except as otherwise provided in Section 4.5(b)(vii) hereof, the unexercised and/or unexercisable portion of each Employee Stock Option shall terminate twelve (12) months after an Optionee's employment with Motorola and its Subsidiaries shall have been so terminated, and any unexercised and/or unexercisable portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without the written consent of the Committee.

               (ii)   BY TERMINATION OF EMPLOYMENT FOR CAUSE.

               If the Non-Exercise Period shall have elapsed or terminated and the Optionee's employment is terminated by Motorola or any Subsidiary for cause, any unexercised portion of any Employee Stock Option granted to the Optionee shall terminate with the Optionee's termination of employment. As used herein, the term "cause" means (a) the failure of the Optionee to carry out the duties assigned to the Optionee as a result of incompetence or willful neglect, as determined by the Committee, or (b) such other reasons, including the existence of a conflict of interest, as the Committee may determine.

               (iii)  BY VOLUNTARY TERMINATION OF EMPLOYMENT.

               If the Non-Exercise Period shall have elapsed or terminated and the Optionee voluntarily terminates employment with Motorola or any Subsidiary for reasons other than the retirement of the Optionee, any unexercised portion of the Optionee's Employee Stock Option shall terminate with the Optionee's termination of employment.

               (iv)   BY RETIREMENT.

               If the Non-Exercise Period shall have elapsed or terminated and the Optionee's employment with Motorola or any Subsidiary shall have been terminated because of the retirement of the Optionee from Motorola or any Subsidiary at age 55 or older, the Optionee shall have the right to exercise, in whole or in part, the unexercised portion of any Employee Stock Option held by such Optionee for the entire amount of Shares subject to such Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option) at any time during the remainder of the term of such Stock Option. The unexercised portion of each Employee Stock Option shall terminate upon expiration of the term applicable to each such Employee Stock Option, and any unexercised portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without the written consent of the Committee.

               For purposes of this Section 4.5, if the Optionee is a participant in Motorola's pension plan or the pension plan of any Subsidiary, the term "retirement" shall mean the Optionee's retirement as provided for in the applicable pension plan. If the Optionee is not a participant in Motorola's pension plan or the pension plan of any Subsidiary, "retirement" of an Optionee shall be determined by the Committee. In no event can retirement take place prior to age 55 even if permitted under the applicable pension plan.

               (v)    BY TOTAL AND PERMANENT DISABILITY.

               If the Non-Exercise Period shall have elapsed or terminated, and the Optionee's employment with Motorola and its Subsidiaries shall have been terminated because of the Total and Permanent Disability of the Optionee or if the Optionee shall be put on disability leave of absence status because of the Total and Permanent Disability of the Optionee, the Optionee shall have the right to exercise, in whole or in part, the unexercised portion of any Employee Stock Option held by such Optionee for the entire amount of Shares subject to such Employee

          Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option) at any time during the remainder of the term of the Employee Stock Option. The unexercised portion of each Employee Stock Option shall terminate upon expiration of the term of each such Employee Stock Option, and any unexercised portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without the written consent of the Committee.

               (vi)    BY DEATH.

               If the Non-Exercise Period shall have elapsed or terminated and the Optionee dies while in the employ of Motorola or any Subsidiary, the unexercised portion of the Employee Stock Option may be exercised, in whole or in part, at any time during the remainder of the term of the Employee Stock Option by the Optionee's Successor-in-Interest, for the entire number of Shares subject to the Employee Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option).

              (vii) EFFECT OF DEATH AFTER TERMINATION OF EMPLOYMENT WITHOUT CAUSE OR RETIREMENT.

               If the Non-Exercise Period shall have elapsed or terminated and the Optionee dies during the twelve (12) month period immediately following the Optionee's termination of employment by Motorola or any Subsidiary without cause and at the time of death such Optionee is not employed by a competitor of Motorola or any Subsidiary (or while employed by a competitor of Motorola or any Subsidiary with the written consent of the Committee), the unexercised portion of the Employee Stock Option may be exercised by the Optionee's Successor-in-Interest at any time during the remainder of the term of the Employee Stock Option, in whole or in part, for the number of Shares which were or would have become exercisable had the Optionee survived for the remainder of the term of the Employee Stock Option, without regard to the requirement of exercise within twelve (12) months after termination of employment without cause.

               If the Non-Exercise Period shall have elapsed or terminated and the Optionee dies after retirement prior to the expiration of the term of the Employee Stock Option, and, if at the time of death such Optionee is not employed by a competitor of Motorola or any Subsidiary (or while employed by a competitor of Motorola or any Subsidiary with the written consent of the Committee), the unexercised portion of the Employee

          Stock Option may be exercised for the entire number of Shares subject to such Employee Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option), by the Optionee's Successor-in-Interest at any time during the remainder of the term of the Employee Stock Option.

               (viii)  BY TRANSFER OF OPTIONEE TO AN AFFILIATE.

                If the Non-Exercise Period shall have elapsed or terminated and the Optionee's employment with Motorola and its Subsidiaries shall terminate by reason of the transfer of such Optionee to an Affiliate, the Committee shall have the power and authority, in its discretion, to determine whether or not any or all of the Employee Stock Options held by the Optionee shall continue in effect for the remainder of the term of such Employee Stock Option or for the period otherwise applicable under the provisions of the Plan. Any Employee Stock Option which the Committee permits to continue in effect beyond the period otherwise applicable under the Plan shall be subject to all of the terms and conditions of the Plan, including this Section 4.5 and such other conditions as the Committee may impose (with "termination of employment", "employment shall terminate", "terminates employment", "employment is terminated" or "employment shall have been terminated" or words of like import or intent meaning termination of employment with the Affiliate).

          (c)  PROCEDURE ON DEATH.

          No transfer of an Employee Stock Option pursuant to Section 4.5
     (a)(ii), (b)(vi) and (b)(vii) above, by will or by the laws of descent and distribution, shall be effective unless Motorola shall have been furnished with written notice thereof and a copy of the will, if any, and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the Successor-in-interest or Successors-in-interest of the terms and conditions of the Employee Stock Option, and under no circumstances shall the right of any such Successor-in-Interest to exercise any such Employee Stock Option extend beyond the applicable period specified in sub-paragraph (a)(ii), (b)(vi) or (b)(vii) above, or beyond the expiration of the term of such Employee Stock Option.

          (d)  LEAVES OF ABSENCE AND LAY-OFFS.

          If an Optionee is placed on leave of absence status (except as provided in Section 4.5 (a)(iii) or (b)(v) above) by Motorola or any Subsidiary, each Employee Stock Option then held by the optionee, whether exercisable or non-exercisable, shall be suspended at such time, but the period of time during which the Optionee is on leave of absence shall be counted in determining when the Non-Exercise Period elapses. If an Optionee is placed on lay-off status by Motorola or any Subsidiary, any then non-exercisable Employee Stock Option shall terminate and any then exercisable Employee Stock Option may be exercised during the period of twelve (12) months from the date the Optionee is placed on lay-off status and shall be suspended thereafter to the extent not exercised. In any case, the unexercised portion of each suspended Employe Stock Option shall either (i) terminate upon the Optionee's termination of employment with Motorola and its Subsidiaries or (ii) be reinstated upon such Optionee returning from leave of absence or lay-off status to active employment status with Motorola or any Subsidiary.

          (e)  MEANING OF TERMINATION OF EMPLOYMENT.

          Wherever in this Article or elsewhere in the Plan the words "termination of employment, employment is terminated, employment shall terminate or employment shall have been terminated" or words of like import or intent are used, they shall mean the last day worked by the Participant rather than the last day the Participant is on the payroll of Motorola or any Subsidiary.

     5.   NON-EMPLOYEE STOCK OPTIONS

     5.1 AUTOMATIC GRANT OF NON-EMPLOYEE STOCK OPTIONS. On June 1, 1996 and on June 1 of each Plan Year after 1996 in which the Plan is in effect, each individual elected, re-elected or continuing as a Non-Employee Director shall automatically receive a NSO covering 1,000 Shares (a "Non-Employee Stock Option"). Notwithstanding the foregoing, if, on that day, the General Counsel of Motorola determines, in his or her sole discretion, that Motorola is in possession of material, undisclosed information about Motorola, then the annual grant of NSO's to Non-Employee Directors shall be suspended until the second day after public dissemination of such information and the price, exercisability date and Non-Employee Stock Option Period shall then be determined by reference to such later date. If Common Stock is not reported as traded on the New York Stock Exchange - Composite Transactions on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.

     5.2 PRICE. The Stock Option exercise price of a Non-Employee Stock Option shall be the Fair Market Value of the Shares subject to such Stock Option on the date of grant.

     5.3 EXERCISABILITY. A Non-Employee Stock Option granted under the Plan shall become exercisable twelve months after the date of grant (except as otherwise provided in Section 5.6 for retirement and Section 5.7 for death which occurs during such period and in Article 11 if a Change in Control occurs during such period) and shall expire, except as otherwise provided herein, 10 years after the date of grant ("Non-Employee Stock Option Period").

     5.4 PAYMENT. The Non-Employee Stock Option exercise price shall be paid in full as permitted by Section 13 for all Shares purchased at the time the Non-Employee Stock Option is exercised. No fractional Shares may be purchased. Motorola may require the surrender of the Non-Employee Stock Option certificate if one has been issued, and no Non-Employee Stock Option may be exercised for less than fifty (50) Shares, except in cases where the number of shares represented by the Non-Employee Stock Option being exercised is less than fifty (50), in which case the Non-Employee Stock Option shall not be exercisable for less than all Shares represented by such Stock Option.

     5.5 TERMINATION. Upon cessation of services as a Non-Employee Director (for reasons other than retirement as defined in Section 5.6 hereof or death) only those Non-Employee Stock Options immediately exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such Non-Employee Stock Options must be exercised within 30 days after cessation of service (but in no event after the expiration of the Non-Employee Stock Option Period) or they shall be forfeited. If, however, the Non-Employee Director during or after his or her service on the Board, engages, directly or indirectly, in any activity which is in competition with any activity of Motorola or any Subsidiary or in any action or conduct which is in any manner adverse or in any way contrary to the interests of Motorola, or any Subsidiary, any unexercised portion of such Non-Employee Stock Options shall immediately terminate, unless otherwise determined by the Chief Executive Officer of Motorola. The determination of whether a Director is or has engaged in any competitive activity or in any action or conduct which is adverse or contrary to the interests of Motorola or any of its Subsidiaries shall be made by the Chief Executive Officer of Motorola, and such determination shall be conclusive and binding upon all parties.

     5.6 RETIREMENT. As used in this Article 5, the term "retirement" shall mean, for Non-Employee Directors, resignation at or after age 65, failure to stand for re-election at or after age 65 or failure to be re-elected at or after age 65. Upon retirement, all Non-Employee Stock Options previously granted to a Non-Employee Director shall become or continue to be exercisable, except as otherwise provided herein. Such Non-Employee Stock Options must be exercised prior to the expiration of the Non-Employee Stock Option Period or they shall be forfeited.

     5.7 DEATH. Upon the death of a Non-Employee Director, all Non-Employee Stock Options previously granted to the Non-Employee Director shall become exercisable by his or her Successor-in-Interest, except as otherwise provided herein. Such Non-Employee Stock Options can be exercised during the remainder of the Non-Employee Stock Option Period.

     5.8 AMENDMENTS. An amendment of this Article 5 amending provisions of the kind described in Rule 16b-3(c)(2)(ii)(A) under the Exchange Act shall not be made more frequently than once every six months unless necessary to comply with the Code. No amendment may revoke or alter in a manner unfavorable to a Non-Employee Director holding Non-Employee Stock Options any Non-Employee Stock Options then outstanding, without such Non-Employee Director's approval.

     5.9 INTERPRETATION. The Chief Executive Officer of Motorola shall administer, construe and interpret this Article 5, whose decisions shall be conclusive and binding on all parties. The Chief Executive Officer of Motorola is authorized, subject to the provisions of this Article 5, from time to time to establish such rules and regulations as he or she may deem appropriate for the proper administration or operation of this Article 5. Non-Employee Stock Options may be evidenced by certificates at the option of the Chief Executive Officer of Motorola.

     6.   ELIGIBILITY

     The Participants shall be determined by the Committee, except for Non-Employee Stock Options which shall be automatically granted to Non-Employee Directors under Article 5 and except to the extent authority has been delegated under Section 7.1 hereof. In making its determinations, the Committee shall consider past, present and expected future contributions of Employees to Motorola and its Subsidiaries.

     7.   ADMINISTRATION

     7.1 COMMITTEE. The Plan (except for Article 5 and the Non-Employee Stock Options automatically granted thereunder) shall be administered by the Committee; provided, however, if at any time Rule 16b-3 and Section 162(m) of the Code, and any implementing regulations (and any successor provisions thereof), so permit without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3 and the exemption from the limitations on the deductibility of certain executive compensation provided by Section 162(m), the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board where appropriate. The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 and Section 162(m). No member of the Committee shall have within one year prior to his appointment received awards under the Plan or under any other plan, program or arrangement of the Company or any of its affiliates if such receipt would cause such member to cease to be a "disinterested person" under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may cease to be a "disinterested person."

     7.2 AUTHORITY. Subject to the terms of the Plan, and except for the Non-Employee Stock Options granted under Article 5 (over which the Committee shall have no discretion), the Committee shall have complete power and authority to:

          (a) determine the individuals to whom Employee Stock Options are granted, the type and amounts to be granted and the time of all such grants;

          (b) determine the terms, conditions and provisions of, and restrictions relating to, each Employee Stock Option granted;

          (c) administer, interpret and construe the Plan and the Employee Stock Options;

          (d) prescribe, amend and revoke rules and regulations relating to the Plan;
          (e)  maintain accounts, records and ledgers relating to the Plan;

          (f)  maintain records concerning its decisions and proceedings;

          (g) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

          (h) take, at any time, any action permitted by Section 11.1 irrespective of whether any Change in Control has occurred or is imminent; and

          (i) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

     7.3 DETERMINATIONS. All determinations of the Committee shall be final, binding and conclusive upon all persons, including Motorola and its Subsidiaries and Participants and their respective legal representatives, Successors-in Interest and permitted assigns and upon all other persons claiming by, through, under or against any of them.

     8.   AMENDMENT

      Except as hereinafter provided, and except as may be required for compliance with Rule 16b-3 and Section 162(m) of the Code, the Board or the Committee shall have the right and power to amend the Plan at any time and from time to time. Only the Board may amend Article 5 of the Plan, subject to such Article and subject to compliance with Rule 16b-3. Neither the Board nor the Committee may amend the Plan in a manner which would impair or adversely affect the rights of the holder of a Stock Option without the holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the Plan or any type of Plan amendment, then to the extent so required, stockholder approval shall be obtained.

     9.   TERM AND TERMINATION

     9.1 TERM. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those in Section 14.7 requiring stockholder approval for implementation or limiting the period over which ISOs may be granted, shall continue in full force and effect until five (5) years from the Effective Date, unless sooner terminated by the Board.

     9.2 TERMINATION. The Plan may be terminated at any time by the Board. Termination shall not in any manner impair or adversely affect any Stock Option outstanding at the time of termination.

     10.  MODIFICATION OR TERMINATION

     10.1 GENERAL. Subject to the provisions of Section 10.2, the amendment or termination of the Plan shall not impair or adversely affect a Participant's right to any Stock Option granted prior to such amendment or termination.

     10.2 COMMITTEE'S RIGHT. Any Stock Option granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Stock Option certificate or with the consent of the Participant to whom such Stock Option was granted. Subject to the limitations in the Plan, the Committee may grant Stock Options on such terms and conditions, which may be different than those specified in the Plan, as it may deem desirable in order to comply with, or make available the benefits of, the laws of any foreign jurisdiction.

     11.  CHANGE IN CONTROL

     11.1 STOCK OPTION VESTING AND PAYMENT. Upon the occurrence of a Change in Control, each Stock Option outstanding on the date on which the Change in Control occurs shall immediately become exercisable in full for the remainder of its term and each Participant holding Stock Options shall have the right, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, to have Motorola purchase any or all such Stock Options for an immediate lump-sum cash payment equal to the product of (1) the excess, if any, of the higher of (i) the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange - Composite Transactions on the date immediately prior to the date of payment, or if Shares did not trade on such date, on the last previous day on which Shares traded prior to such date, or (ii) the highest per Share price for Common Stock actually paid in connection with the Change in Control, over the per Share exercise price of each such Stock Option held, and (2) the number of Shares covered by each such Stock Option.

     11.2 CHANGE IN CONTROL.  A Change in Control shall mean:

     A Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not Motorola is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Motorola representing 20% or more of the combined voting power of Motorola's then outstanding securities (other than Motorola or any employee benefit plan of Motorola; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of Motorola's securities by either of the foregoing), (B) there shall be consummated (i) any consolidation or merger of Motorola in which Motorola is not the surviving or continuing corporation or pursuant to which Shares of Common Stock would be converted into cash, securities or other property, other than a merger of Motorola in which the holders of Common Stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Motorola, (C) the stockholders of Motorola approve any plan or proposal for the liquidation or dissolution of Motorola, or (D) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

     12.  CERTIFICATES AND TRANSFER OF STOCK OPTIONS

     12.1 PROVISIONS OF STOCK OPTION CERTIFICATES. ISOs may be evidenced by Incentive Stock Option certificates and NSOs may be evidenced by Non-Qualified Stock Option certificates. Each certificate may include, but shall not be limited to, the following: description of the type of Stock Option; the Stock Option's duration; its transferability; the exercise price; the exercise period; the Non-Exercise Period; the person or persons who may exercise the Stock Option; the effect upon such Stock

Option of the Participant's death or other termination of employment; and the Stock Option's conditions.

     12.2 TRANSFER OF STOCK OPTIONS. Except as set forth in the next sentence of this Section 12.2, a Stock Option shall not be transferable by a Participant other than by operation of a death beneficiary designation made by the Participant in accordance with rules established by the Committee, or the Chief Executive Officer of Motorola, as appropriate, by will or the applicable laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him or her or his or her guardian or legal representative if the Participant is legally incompetent. Notwithstanding the foregoing, except to the extent that it would cause the Plan to fail to meet the conditions required to be met under Rule 16b-3, the Chief Executive Officer of Motorola, in the case of Non-Employee Stock Options, and the Committee, in the case of Employee Stock Options, shall have the power and authority to provide, as a term of any NSO, that such NSO may be transferred without consideration by the Non-Employee Director or the Optionee, as applicable, to a member or members of his or her immediate family (i.e., a child, children, grandchild, grandchildren, or spouse) and/or to a trust or trusts for the benefit of an immediate family member or family members.

     13.  PAYMENT

     Upon the exercise of a Stock Option, the amount due Motorola is to be paid:

          (a)  in cash;

          (b) by the transfer to Motorola of Shares owned by the Participant valued at Fair Market Value on the date of transfer;

          (c) by any combination of the payment methods specified in (a) and (b) above; or

          (d) such other manner as may be authorized from time to time by the Committee.

Notwithstanding the foregoing, any method of payment other than (a) and (b) may be used only with the approval of the Committee or if and to the extent so provided in the applicable Stock Option certificate.

     14.  GENERAL

     14.1 TAX WITHHOLDING. At the time Motorola is required to withhold any Federal Insurance Contribution Act ("FICA") tax and/or any federal, state or local tax of any kind with respect to the exercise of any Stock Option, the Participant shall pay to Motorola the amount of any such FICA, federal, state or local tax or taxes required to be withheld. The obligations of Motorola under the Plan shall be conditional on payment of all withholding taxes, and Motorola shall have the right to deduct any such taxes from any payment of any kind under the Plan or otherwise due to the Participant. With the consent of Motorola, withholding tax obligations may be settled, in whole or in part, with Common Stock. At any time when a Participant is required to pay to Motorola an amount required to be withheld under applicable tax laws upon exercise of a Stock Option, the Participant may, with the consent of Motorola, satisfy this obligation in whole or in part by transfer to Motorola of Shares previously owned by the Participant, by electing (the "Election") to have Motorola withhold from the distribution Shares of Common Stock having a value equal (as near as possible) to the amount required to be withheld or by a combination of such means, provided, however, that the amount of federal, state and local income taxes that may be paid by transfer or withholding of Shares shall not exceed the statutory minimum withholding requirements. The amount of any withholding tax not paid by transfer or withholding of Shares shall be paid to Motorola in cash. The value of the Shares transferred or to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date") or if Shares did not trade on the New York Stock Exchange on the Tax Date, as of the last previous date Shares did so trade. Each Election must be made on or prior to the Tax Date. The Committee may disapprove of any Election or may suspend, condition, restrict or terminate the right to make Elections. An Election is irrevocable, unless revocation is approved by the Committee.

     14.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Anything in the Plan to the contrary notwithstanding: (a) Motorola may, if it shall determine it necessary or desirable for any reason, at the time of award of any Stock Option or the issuance of any Shares of Common Stock, require the recipient of the Stock Option, as a condition to the receipt thereof or to the receipt of Shares of Common Stock issued pursuant thereto, to deliver to Motorola a written representation of present intention to acquire the Stock Option or the Shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time Motorola further determines that the listing, registration or qualification (or any updating of any such document) of any Stock Option or the Shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Stock Option, the issuance of Shares of Common Stock pursuant thereto, such Stock Option shall not be granted or such Shares of Common Stock shall not be issued, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Motorola. In addition, the Company may terminate any Stock Option or terminate, condition, restrict or limit the issuance or delivery of any Shares of Common Stock if it determines that such Stock Option or delivery violates any applicable laws, regulations or rules, including but not limited to, those of any stock exchange or Rule 16b-3.

     14.3 INDEMNIFICATION AND EXCULPATION. Each person, who is or shall have been a member of the Board or of the Committee, shall be indemnified and held harmless by Motorola against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with Motorola's written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of such person's bad faith, subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give Motorola an opportunity, at its own expense, to participate in, and to the extent it may wish, to assume the defense thereof before such person undertakes to handle it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law, under the Delaware General Corporation Law, the Restated Certificate of Incorporation or By-Laws of Motorola or otherwise, or any power that Motorola may have to indemnify such person or hold such person harmless. Each member of the Board or of the Committee, and each officer and employee of Motorola shall be fully justified in relying or acting upon any information furnished on behalf of Motorola by any person or persons other than himself or herself in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of Motorola, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action taken (including the furnishing of information) or any failure to act, if in good faith.

     14.4 HEADINGS. The headings of the sections and subsections of the Plan are for convenience of reference only and shall not be used to construe any provision of the Plan.

     14.5 GOVERNING LAW. The Plan shall be governed by, and construed and administered in accordance with, the laws of the State of Illinois except to the extent that any federal law otherwise controls.

     14.6 EMPLOYMENT RIGHTS. Nothing in the Plan or in any grant of any Employee Stock Option shall restrict the right of Motorola or any Subsidiary to terminate the employment of any Participant at any time, with or without cause, or to increase or decrease the compensation of any Participant.

     14.7 APPROVAL BY STOCKHOLDERS. The Plan has been approved by the Board of Directors and is subject to approval by the affirmative votes of the holders of a majority of the Shares present, or represented, and entitled to vote at the meeting of stockholders at which the Plan is submitted.

     14.8 IMPLEMENTATION OF THE PLAN AND GRANT OF EMPLOYEE STOCK OPTIONS UNDER 1991 PLAN. If the Plan is implemented pursuant to Section 14.7, except as herein provided, no further options will be granted under the Share Option Plan of 1991. If the Board of Directors terminates this Plan after it has been implemented, stock options may be granted under the Share Option Plan of 1991, but not as to any Shares issued or subject to Stock Options under this Plan.

                             TABLE OF CONTENTS


1.   NAME AND PURPOSE1

     1.1  NAME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

     2.1  GENERAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .  1
     2.2  OTHER DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .  3

3.   SHARES SUBJECT TO PLAN  . . . . . . . . . . . . . . . . . . . . . . . .  3

     3.1  NUMBER OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.2  REUSAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     3.3  ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

4.   EMPLOYEE STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . .  4

     4.1  GRANT OF EMPLOYEE STOCK OPTIONS  . . . . . . . . . . . . . . . . .  4
     4.2  NSOS AND ISOS  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     4.3  EXERCISE OF EMPLOYEE STOCK OPTIONS; PAYMENT  . . . . . . . . . . .  5
     4.4  NON-EXERCISE PERIOD  . . . . . . . . . . . . . . . . . . . . . . .  5
     4.5  EFFECT OF TERMINATION OF EMPLOYMENT ON EMPLOYEE STOCK
          OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

5.   NON-EMPLOYEE STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . . . 11

     5.1  AUTOMATIC GRANT OF NON-EMPLOYEE STOCK OPTIONS  . . . . . . . . . . 11
     5.2  PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.3  EXERCISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.4  PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.5  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.6  RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.7  DEATH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.8  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.9  INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . 13

6.   ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

7.   ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     7.1  COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     7.2  AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.3  DETERMINATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 14

8.   AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

9.   TERM AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . 15

     9.1  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     9.2  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

10.  MODIFICATION OR TERMINATION . . . . . . . . . . . . . . . . . . . . . . 15

     10.1 GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1    0.2  COMMITTEE'S RIGHT  . . . . . . . . . . . . . . . . . . . . . . . . 15

11.  CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     11.1 STOCK OPTION VESTING AND PAYMENT . . . . . . . . . . . . . . . . . 15
     11.2 CHANGE IN CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . 16

12.  CERTIFICATES AND TRANSFER OF STOCK OPTIONS  . . . . . . . . . . . . . . 16

     12.1 PROVISIONS OF STOCK OPTION CERTIFICATES  . . . . . . . . . . . . . 16
     12.2 TRANSFER OF STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . 17

13.  PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

14.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     14.1 TAX WITHHOLDING  . . . . . . . . . . . . . . . . . . . . . . . . . 17
     14.2 COMPLIANCE WITH LEGAL REQUIREMENTS . . . . . . . . . . . . . . . . 18
     14.3 INDEMNIFICATION AND EXCULPATION  . . . . . . . . . . . . . . . . . 19
     14.4 HEADINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     14.5 GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     14.6 EMPLOYMENT RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . 19
     14.7 APPROVAL BY STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . 20
     14.8 IMPLEMENTATION OF THE PLAN AND GRANT OF EMPLOYEE STOCK OPTIONS
          UNDER 1991 PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . 20

1996
PROXY

                                  [LOGO] MOTOROLA

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1996

     The undersigned hereby appoints Gary L. Tooker, Carl F. Koenemann, Garth
L. Milne and Kenneth J. Johnson, and each of them, as the undersigned's Proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola, Inc., which the undersigned would be entitled to vote, at the annual meeting of stockholders of Motorola, Inc. to be held May 7, 1996 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

     In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR PROPOSAL 2.

    IMPORTANT--This Proxy must be signed and dated on the reverse side.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

YOUR PIN NUMBER
                                                                      For All
                                                   For    Withheld    Except

1.  ELECTION OF DIRECTORS --                       / /       / /        / /
    NOMINEES: H. Fuller, C. Galvin, R. Galvin,
    A. Jones, D. Jones, J. Lewent, W. Massey,
    J. Mitchell, T. Murrin, N. Negroponte,
    J. Pepper, Jr., S. Scott III, G. Tooker,
    W. Weisz, B. West, J. White.

---------------------------------
(Except nominee(s) written above)

                                                          For  Against  Abstain

2.  ADOPTION OF THE MOTOROLA SHARE OPTION PLAN OF 1996.   / /    / /      / /



-----------------------------------------------------
Signature                    Date


-----------------------------------------------------
Signature if jointly held    Date

Please vote, date, sign and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.


IF YOU WISH TO VOTE BY TELEPHONE PLEASE SEE ENCLOSED INSTRUCTION CARD YOUR PIN NUMBER IS ABOVE

                         TELEPHONE VOTING INSTRUCTIONS
Dear Stockholders:

    Your vote is important to us. We have provided an automated telephone voting option which you may access 24 hours a day by dialing THIS TOLL FREE NUMBER:
1-800-842-7629 on a touch tone telephone and keying in your PERSONAL IDENTIFICATION (PIN) NUMBER which is located above the directors' proposal on the enclosed Proxy Card.

    After dialing 1-800-842-7629, you will hear the following instructions:

       Please enter your 6-digit Personal Identification Number:__ __ __ __ __
       __
       Please press 1 if you wish to vote for the recommendations of the Board of Directors.
       Please press 9 if you do NOT wish to vote for the recommendations of the Board of Directors.

    Once this is completed, the telephone voting option will automatically hang up and your vote will be cast as you directed. THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

    HOWEVER, If you wish to withhold authority to vote or vote against some but not all of the recommendations of the Board of Directors, you must do so by signing the enclosed Proxy and returning it in the envelope provided.

    Thank you for voting.

            Stockholders have the option of returning the proxy card
                         or using the telephone voting